DISCLAIMER

The appraisal report appearing below is addressed to NationsBank of Texas, N.A. ("NationsBank"). NationsBank does not represent that the presumptions or conclusions in the appraisals are relevant or accurate and does not endorse the conclusions set forth in the appraisal. Any value, presumption, or conclusion regarding the property or properties appraised in the report must be verified independently of NationsBank. This appraisal has not been approved by NationsBank and is being transmitted without representation and warranty of NationsBank.

--------------------------------------------------------------------------------

                                APPRAISAL REPORT

                             Laurel Tree Apartments
                               1185 Monroe Street
                            Salinas, California 93906
                                       and
                             Harding Park Townhomes
                                1019 Polk Street
                            Salinas, California 93906


                 Effective Date of Appraisal: September 28, 1996


                                 APPRAISED FOR:

                           NationsBank of Texas, N.A.
                           Real Estate Risk Assessment
                           901 Main Street, 51st Floor
                            Dallas, Texas 75202-3714


                                  APPRAISED BY:


                            ROBERT SAIA & ASSOCIATES
                                313 Avalon Avenue
                          Santa Cruz, California 95060

--------------------------------------------------------------------------------

                          ROBERT SAIA, MAI & ASSOCIATES
                        Property Appraisers & Consultants
--------------------------------------------------------------------------------

September 28, 1996

Mr. Gary D. Long
Real Estate Risk Assessment
NationsBank of Texas, N.A.
901 Main Street, 51st Floor
Dallas, Texas 75202-3714

Dear Mr. Long:

As requested, Robert Saia & Associates has completed a market value "as is" appraisal of both the 157-unit apartment complex known as "Laurel Tree Apartments" located at 1185 Monroe Street and the 36-unit PUD development known as "Harding Park Townhomes" located at 1019 Polk Street in Salinas, California. Although the 36 units are designed and capable of being individually owned and have separate assessor parcel numbers assigned by Monterey County, the PUD process was not completed and therefore these units cannot be sold separately. These units are valued simply as multi-family residential units. As instructed, both the Laurel Tree Apartments and Harding Park Townhomes have been appraised together as one complex (i.e., 193 units).

The property rights appraised are those of the leased fee interest. Many of the units are on short-term leases (less than one year), thus there is no leasehold or leased fee bonus values to consider. In other words, the fee simple and leased fee values are the same.

The function of this appraisal is to aid in proper underwriting, loan classification and/or disposition of the subject property in conjunction with a pending multi-property portfolio purchase that includes the subject property. The effective date of the appraisal is September 28, 1996, the first inspection date of the property.

This report was prepared as a Complete Appraisal, Summary Report following generally accepted and established appraisal practices that comply with the Uniform Standards of Professional Appraisal Practice (USPAP) and also in accordance with the NationsBank Appraisal/Evaluation Guidelines for Appraisers. As instructed, the cost approach has been omitted. Although the cost approach has very little relevancy in the appraisal of apartment complexes in this area, its omission may be considered by some to invoke the Departure Provision.

The Limiting Conditions and Assumptions contained at the conclusion of this report are a vital part of the appraisal. There are no extraordinary assumptions that affects the appraisal.


    Robert Saia & Associates 313 Avalon Avenue Santa Cruz, CA (408) 458-9095

Page 2
Mr. Gary Long

The market value estimate is based on an exposure time of four months. Based on our analysis and investigation, as discussed in the attached summary appraisal report, the Market Value "As Is" of the Laurel Tree Apartments and the Harding Park Townhomes, as of September 28, 1996, is as follows:

--------------------------------------------------------------------------------
                   EIGHT MILLION FIVE HUNDRED THOUSAND DOLLARS
                                   $8,500,000
--------------------------------------------------------------------------------

The above is the value of the real estate only. Personal property value is nominal, and plays no significant role in the operation of the apartments. If you should have any questions, please contact our office.

Respectfully Submitted,


Robert Saia, MAI
OREA Cert. #AG003191 (exp. 12/7/96)


    Robert Saia & Associates 313 Avalon Avenue Santa Cruz, CA (408) 458-9095

TABLE OF CONTENTS

Summary of Salient Facts ..................................................    1
Purpose of the Appraisal ..................................................    3
Function of the Report ....................................................    3
Valuation Date ............................................................    3
Property Right Appraised ..................................................    4
Location and Property Identification ......................................    4
Property History & Ownership ..............................................    4
Project Overview ..........................................................    4
The Extent of the Appraisal Process .......................................    5
Competency Statement ......................................................    7
Regional Description ......................................................    8
City of Salinas ...........................................................   19
Salinas Apartment Market ..................................................   22
Neighborhood Description ..................................................   23
Site Analysis .............................................................   24
Current Taxes & Assessments ...............................................   25
Improvement Description ...................................................   28
Highest and Best Use Analysis .............................................   30
The Appraisal Process .....................................................   33
Income Capitalization Approach ............................................   34
Sales Comparison Approach .................................................   54
Reconciliation of the Value Estimates .....................................   64
Marketing Period Estimate .................................................   65
Exposure Period Estimate ..................................................   65
Allocation of F,F&E .......................................................   66
Assumptions and Limiting Conditions .......................................   67
Certification of Appraisal ................................................   70

ADDENDA
Photographs of the Subject Property
Maps
Floor Plans
Apartment Building Sales Sheets
Rent Roll and Operating Statements
Qualifications


    Robert Saia & Associates 313 Avalon Avenue Santa Cruz, CA (408) 458-9095

                            SUMMARY OF SALIENT FACTS
--------------------------------------------------------------------------------

CLIENT:                       NationsBank

PROJECT NAME:                 Laurel Tree Apartments/Harding Park Townhomes

NO. OF UNITS:                 193-net rentable (36 units are in Harding Park)

ADDRESS:                      1185 Monroe Street & 1019 Polk Street, Salinas, CA

LOCATION:                     North Salinas

A.P.N.:                       261-591-008 & 003-534-023- 058 & 059-common area

THOMAS BROS. MAP:             T.B. 225 A-1 (Monterey County)

CENSUS TRACT NO.:             105.00

ZONING:                       R-H-2.3 (High Density Residential District)

RENT CONTROL:                 None (No pending)

HIGHEST & BEST USE:
     - As improved            existing apartments
     - As vacant              high density residential development

PROPERTY RIGHTS APPRAISED:    Leased Fee Interest

SALE HISTORY OVER
  PAST 5 YEARS:               None

CURRENT OWNERSHIP:            Betty 0. Thysen Trust

UTILITIES:                    Municipal services (water, electricity and sewer)
                              are available and connected.

LAND AREA:                    7.762 acres plus 36 PUD lots & common area

SITE DENSITY:                 20.23 units per net acre

FLOOD ZONE:                   Zone B per Panel #060202-0001 D (11/4/81)

TOTAL # RENTABLE UNITS        193; Laurel Tree Apartments = 157 and Harding Park
                              Townhomes = 36; a 1br/1ba unit in Laurel Tree is used as the on-site property manager.

YEAR BUILT:                   1977/1984

NET RENTABLE BUILDING
  AREA (sf):                  80,862 + 41,292 = 122,154

COMMON AREA AMENITIES:        Security gated entrances, lawn areas, asphalt
                              drives, concrete walks; Laurel Tree Apartments has one swimming pool, 1 Jacuzzi, 1 exercise room, 1 tennis court, & 1 laundry room. Harding Park
                              Townhomes has 1 playground area.

OCCUPANCY CHARACTERISTICS:
No. of Vacant Units:          0
No. of Pending Evictions:     0


Robert Saia & Associates 313 Avalon Avenue Santa Cruz, CA (408) 458-9095       1

PROJECTED AVERAGE OCCUPANCY
  for the YEAR ENDING 1996:   96-97.0%

GROSS ACTUAL REVENUE
  as reported for 1995:       $1,223,817 (includes "other" income)

ACTUAL MONTHLY RENTAL INCOME
  as reported as of 9/28-96:  $107,520

STABILIZED NET INCOME EST.
as of APPRAISAL DATE:         $671,963

EST. EXPOSURE and
  MARKETING TIME:             2-6 months marketing/4 month exposure

CONDITIONS TO APPRAISAL:      No unusual conditions. Reference is made to
                              Assumptions & Limiting Conditions in Addenda

================================================================================

                        MARKET VALUE "as is":  $8,500,000
                  September 28, 1996 (4 month exposure period)

================================================================================


Robert Saia & Associates 313 Avalon Avenue Santa Cruz, CA (408) 458-9095       2

PURPOSE OF THE APPRAISAL
--------------------------------------------------------------------------------

The purpose of this appraisal is to estimate the market value "as is" of the fee interest for the real estate only.

"Market Value," as used in this appraisal, is defined as "the most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller, each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

      o     Buyer and seller are typically motivated;

      o Both parties are well informed or well advised, each acting in what he considers his own best interests;

      o     A reasonable time is allowed for exposure in the open market;

      o Payment is made in terms of cash in U.S. dollars, or in terms of financial arrangement comparable thereto; and,

      o The price represents the normal consideration for the property sold unaffected by special or creative financing or sale concessions granted by anyone associated with the sale."

      (*Source: Office of the Comptroller under 12 CFR, Part 34, Subpart Appraisals, 34.42 Definitions [f])

"Market value `as is'" means an estimate of the market value of a property in the condition observed upon inspection and as it physically and legally exists without hypothetical conditions, assumptions, or qualifications as of the date of inspection."

FUNCTION OF THE APPRAISAL
--------------------------------------------------------------------------------

The function of this appraisal is for the exclusive use of NationsBank, its subsidiaries, and/or affiliates, for loan underwriting purposes in conjunction with a portfolio purchase that includes this property. It may be used in connection with the acquisition, disposition and financing of the sale of the property.

VALUATION DATE
--------------------------------------------------------------------------------

The date of valuation is September 28, 1996. This is the date of the last property inspection.


Robert Saia & Associates 313 Avalon Avenue Santa Cruz, CA (408) 458-9095       3

PROPERTY RIGHTS APPRAISED and DEFINED
--------------------------------------------------------------------------------

The unencumbered fee simple estate of the property has been valued. This ownership interest is defined as:

"Absolute Ownership Unencumbered by any other interest or estate; subject only to the limitations of eminent domain, escheat, police power, and taxation".

Leases of seven to twelve months are considered short in duration and do not create any favorable leaseholds by the tenants. Technically speaking, the leased fee interest is being valued, although a percentage of the rental units are on a month-to-month basis. Because of the nature of a short term lease, as well as a strong correlation between contract and market rent, the value estimated for the subject property is essentially reflective of the fee simple interest.

IDENTIFICATION and LOCATION OF SUBJECT PROPERTY
--------------------------------------------------------------------------------

The subject property in this appraisal consists of both the Laurel Tree Apartments and the Harding Park Townhomes, both of which are considered in the North central section of the city of Salinas. "The Laurel Tree Apartments" are located approximately one block south of West Laurel Drive and immediately east of the U.S. 101 Freeway. The mailing address is 1185 Monroe Street, Salinas, California, 93906. The Monterey County Assessor Parcel Number is 261-591-008. The "Harding Park Townhomes" are located at a security gate entrance at Polk Street just opposite Harding Street. The mailing address is 1019 Polk Street, Salinas, California, 93906. The Monterey County Assessor Parcel Number consists of 36 parcels from 003-534-023 to 003-534-058, plus 003-534-059. A legal description is included in the preliminary title report which is made a part of this appraisal.

PROPERTY HISTORY and OWNERSHIP
--------------------------------------------------------------------------------

Title to the property is vested in:       Paul M. Thysen & Betty 0. Thysen Trust

The property has not transferred over the required reporting period. It is currently in escrow as part of a multi property portfolio sale.

THE LAUREL TREE APARTMENTS & HARDING PARK TOWNHOMES-OVERVIEW
--------------------------------------------------------------------------------

Laurel Tree Apartments is a 157-unit apartment complex located on a 7.762 acre site configured in ten (10) 2-story buildings. An additional 1br/1ba unit is presently occupied by the on-site manager. The Laurel Tree Apartments is located directly south of the Laurel Inn Motel, which is located on a three acre site fronting to West Laurel Drive. and directly across from 1165 Monroe Street, a professional office center known as Laurel Park. Laurel Tree is accessed from two asphalt driveway entrances wit security gates. The property was developed in 1977. There is a good mix of units in Laurel Tree represented by studios, lofts, one bedroom, two bedroom, and three bedroom floorplans.


Robert Saia & Associates 313 Avalon Avenue Santa Cruz, CA (408) 458-9095       4

There are 155 carport spaces and 99 open parking spaces. The Harding Park Townhomes is a 36-unit planned unit development located immediately west of Polk Street behind a security gated entrance opposite Harding Street. This is the only access point. The project was completed in 1984. The PUD process, however, was not completed and therefore the 36 units cannot be sold individually and separately. Harding Park Townhomes has twenty (20) 2 bedroom floorplans and sixteen (16) three bedroom floorplans. The project is physically separated by a noise abatement wall from Freeway 101. There are ten (10) clusters of attached units. There are 36 attached 1-car garage enclosures and 45 open parking spaces.

Amenities offered by the Laurel Tree Apartments include lawn-greenbelt areas, one swimming pool, one Jacuzzi, one exercise room, one tennis courts, and one laundry room. The Harding Park Townhomes have a children's playground are in the northerly section of the development. Utilities provided by the landlord include water, trash removal, sewer, and basic cable television.

Both the Laurel Tree Apartments and Harding Park Townhomes are served by a manager's office located in Laurel Tree fronting to Monroe Street. The office is a former one bedroom floorplan.

In conclusion, the overall exterior appearance of the subject property (both the Laurel Tree Apartments and the Harding Park Townhomes) is considered above average to good and reflective of other more recently constructed and competing high density residential developments within the North Salinas area.

The reader is directed to the Improvement Description of this report for further comments regarding the individual units and their respective interior improvements.

THE EXTENT of THE APPRAISAL PROCESS
--------------------------------------------------------------------------------

The extent of the appraisal process encompasses the necessary research and analysis to prepare a report in accordance with the intended use, the Uniform Standards of Professional Appraisal Practice as set forth by the Appraisal Foundation, and the Standards of Professional Practice of the Appraisal Institute.

With regard to the valuation of the subject property, the following steps were involved:

      1. The property was last inspected and photographed on September 28, 1996. This date is considered the "effective date" of this appraisal.

      2. The overall exterior sites (The Laurel Tree Apartments and Harding Park Townhomes) were personally inspected by the appraiser. The on-site office manager provided interior access to each of the various unit types within the developments. The appraiser was able


Robert Saia & Associates 313 Avalon Avenue Santa Cruz, CA (408) 458-9095       5
            to physically measure a representative unit of each different floorplan. Management did indicate the existence of one (1) three bedroom floorplan only; interior access was not provided (in the case of Laurel Tree Apartments).

      3. Regional, county, city, and neighborhood data were based on information taken from a variety of sources, including, but not limited to, City of Salinas Planning Department, Monterey County Tax Assessor's Office, City of Salinas Public Works Department, City of Salinas Building Department, the Association of Monterey Bay Area Governments, Salinas Chamber of Commerce, independent private studies, newspaper articles and my own files.

      4. Research and investigation of current market conditions for apartment properties in the city of Salinas.

      5. Interviews with brokers, appraisers, property owners and/or managers and lenders, as well as the relevant public agencies as described above.

      6. The highest and best use was formed by information gathered in the previous steps.

      7. After assembling and analyzing information defined in this extent of the appraisal process, final estimates of market value by each applicable valuation method were made.

      8. And, finally, a single value estimate from within the concluded value by each approach was made. Greatest weight was given to those approaches felt to have the most influence on the purchasing decision.

Unless otherwise stated in the report, the existence of hazardous materials, which may or may not be present on the property, was not observed by the appraiser. The appraiser has no knowledge of the existence of such materials on or in the property. The appraiser is not qualified, however, to detect such substances. The presence of toxic or caustic substances or other potentially hazardous materials may affect the value of the property. The value estimate is predicated on the assumption that there are not such materials on or in the property that would cause a loss in value. Any such findings which would indicate otherwise could result in a decrease in value.


Robert Saia & Associates 313 Avalon Avenue Santa Cruz, CA (408) 458-9095       6

COMPETENCY STATEMENT
--------------------------------------------------------------------------------

In accordance with the competency provision in the USPAP, the appraiser certifies that his education, experience and knowledge is sufficient to appraise the type of property being valued (apartment complex) and that no appraiser has provided significant professional assistance to the person inspecting the subject property in the completion of the analysis other than those mentioned in the Certification of Appraisal (see Addenda).

Robert Saia, MAI has appraised this property type in the past and has the knowledge and experience necessary to complete this appraisal assignment. See Appraiser's Qualifications in the Addenda for additional information.

The appraiser's analyses, opinions and conclusions were developed and this report has been prepared in conformity with the Uniform Standards of Professional Appraisal Practice (USPAP) Standards 1-3, and NationsBank appraisal policy. This appraisal assignment was not based on a requested minimum valuation, a specific valuation or the approval of a loan.

The Departure Provision in the USPAP was not utilized in the preparation of this report.

The appraiser's compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimated, the attainment of a stipulated result or the occurrence of a subsequent event.

--------------------------------------------------------------------------------


Robert Saia & Associates 313 Avalon Avenue Santa Cruz, CA (408) 458-9095       7

REGIONAL ANALYSIS
--------------------------------------------------------------------------------

Market value is affected by a number of externalities; e.g., geographic, economic and environmental, governmental forces, utility, supply & demand and effective purchasing power. Real estate is affected by externalities more than any other economic good, service, or commodity. It is imperative that an appraiser observe and analyze external influences in order to identify patterns and trends, and how they relate to the subject property. Trends such as population shifts, declining apartment occupancy rates, or increased housing sales in an area are relevant in order to understand the real estate marketplace. Thus the Regional Description & Analysis is important in this appraisal because it establishes the basis for determining the highest & best use of a property as well as information used in applying the three approaches to value. The scope of this regional analysis relates to the type of property being appraised, its complexity and the approaches used to estimate value.

Monterey County is located in a portion of California that is often referred to as the "Central Coast," which encompasses the area known as the "Monterey Peninsula." The county is oriented northwest to southwest, and runs parallel to the Pacific Ocean. The county has a relatively long and narrow shape, with an average of only 30 miles; elevations range from sea level to 5,844 feet atop Junipero Sierra Peak, located 12 miles inland in the Santa Lucia Range.

Monterey County is bounded by the Pacific Ocean on the west, Santa Cruz County to the north, San Luis Obispo county to the south, and San Benito, Kings and Fresno counties to the east. The area is located approximately 125 miles south of San Francisco and 350 miles north of Los Angeles. Approximately 105 miles of California's 840 miles of coastline lie along the westerly boundary of Monterey County.

On the whole, Monterey County has a rural orientation, with substantial tracts of land devoted to agriculture and open space uses. The county encompasses 3,784 square miles, or approximately 2,127,400 acres of land area. An interesting statistic is that nearly 27 percent of this total county area is government-owned. Twenty-five percent is owned by the federal government with major holdings such as Fort Hunter Liggett, Fort Ord, Los Padres National Forest and Camp Roberts. The remaining two percent is controlled by the state and county.

Geographical location and features exhibit strong influences on the county's climate. The Pacific Ocean is responsible for the county's Mediterranean climate, characterized by year round moderate temperatures, cool, dry summers, and short, rainy seasons. Pacific winter storms are blocked by the Santa Lucia Range, allowing considerably less rain to fall on the Salinas Valley. Temperature and rainfall have important implications for the county's two major economic staples, agriculture and tourism. Mild temperatures allow for exceptionally long growing seasons for farming. Rainfall patterns, while following predictably dry weather, require reservoir and ground water storage to meet year round irrigation needs.

Population

Approximately one half of the county's population lives within the seven incorporated cities and adjoining unincorporated areas of the Monterey Peninsula. The eight principal cities are


Robert Saia & Associates 313 Avalon Avenue Santa Cruz, CA (408) 458-9095       8

Monterey, Marina, Seaside, Sand City, Del Rey Oaks, Pacific Grove, Carmel-by-the Sea and Salinas. The incorporated areas consist of 31.5 square miles, or about one percent of the county's total land area. The major factor for the high population density of the Monterey Peninsula vis-a-vis the rest of the county, is the unsurpassed natural beauty of the area -- especially the coastline and beaches.

Based on the most recent U.S. Census (January 1, 1990), the population of Monterey County grew by approximately 24 percent during the last decade. This growth has helped push the county's total population up to approximately 382,547 in 1994. For reference, the county's growth rate over the preceding decade was just under the state's overall gain of 26 percent. In the previous census period (1970-1980) the county's total population grew 17 percent, from 247,450 to 290,444.

While county's growth has been strong, the level varies from area to area. As shown below, the population of Salinas, the largest city and the county seat, increased by 35.2 percent between 1980 - `90. The growth in Salinas constitutes approximately 43 percent of the county's total population increase during that period. In contrast, the population of the city of Monterey increased by a more modest 16 percent over that census period. As shown, not all communities in the county experienced tremendous population growth. Population growth was much steadier in the cities of Seaside, Pacific Grove and Del Rey. In large part, growth in these communities is limited due to a lack of developable land.

MONTEREY COUNTY: Population Growth 1980 - `90
(1990 U.S. Census)
--------------------------------------------------------------------------------
City/Area                           1980        1990        Total No.   % Change
---------                           ----        ----        ---------   --------
Salinas                            80,479      108,777       28,248       +35.2%
Seaside                            36,567       38,901        2,334       +6.4%
Monterey                           27,558       31,954        4,396       +16.0%
Marina                             20,647       26,436        5,789       +28.0%
Pacific Grove                      15,755       16,117          362       +2.3%
King City                           5,495        7,634        2,139       +38.9%
Greenfield                          4,181        7,464        3,283       +78.5%
Soledad                             5,928        7,146        1,218       +20.5%
Gonzales                            2,891        4,660        1,769       +61.2%
Carmel-by-the-Sea                   4,707        4,239         (468)      -9.9%
Del Rey Oaks                        1,557        1,861          104       +6.7%
Unincorporated Areas               84,679      105,252       20,573       +24.3%
--------------------------------------------------------------------------------

The most recent population estimates show that the population of Monterey County, based on the January 1, 1995 estimates for California cities and counties prepared by the State of California Department of Finance, was 382,547. Recent trends show most of the increase occurring in the Salinas Valley cities rather than on the Monterey Peninsula. For example, in 1993, the fastest growing city in the county was Soledad (+6.1%), with nearby Greenfield (+5.3%) and Sand City tying for second place. Population growth in Soledad is largely attributable to an expansion of the state Correctional Facility and the development of two large residential subdivisions. Greenfield's city manager reported that population growth has been spurred by reasonable prices for single family detached housing but that future growth is limited due to a lack of land.


Robert Saia & Associates 313 Avalon Avenue Santa Cruz, CA (408) 458-9095       9

Based on projections by the State Finance Department, released in April 1993, Monterey County is projected to post a 15.6 percent gain in population by the year 2000 -- representing an increase to approximately 414,000 people. In contrast, San Benito's population is projected to increase by 37 percent by the year 2000; Santa Clara County's by 13.4%; 14.4% for Santa Cruz County; and, 21.6% statewide.

Below are the Finance Department's projections by county through the year 2030.

PROJECTED POPULATION GROWTH
(Calif. Dept. of Finance)
--------------------------------------------------------------------------------
   County          1990         2000         2010          2020          2030
   ------          ----         ----         ----          ----          ----
Monterey          356,000       414,000      485,300       574,100       670,900
San Benito         37,000        50,700       66,500        83,200       100,900
Santa Clara     1,502,200     1,703,900    1,839,700     1,958,600     2,064,100
Santa Cruz        230,800       264,000      294,800       322,300       354,100
Statewide      29,976,000    36,444,000   42,406,000    48,977,000    56,100,000
--------------------------------------------------------------------------------

Transportation

The major passenger transportation system in the county is via private automobile. The freeway system consists of Highways 101, 1 and 183; and, State Routes 156 and 68. Highway 101 runs north and south from San Francisco, along the West Bay, and through San Jose toward Los Angeles. Highway 1, the Coast Highway, runs north and south from the coastal region of San Francisco and through Santa Cruz toward San Luis Obispo County. Highway 68, the Salinas-Monterey Highway, intersects with Highway 1 and connects the Monterey Peninsula with the Salinas Valley to the south and Highway 101 to the north. There are 1,300 miles of county roads and approximately 500 miles of city streets for a total of 2,000 road miles in the county.

In Monterey County, AMTRAK provides rail passenger service, and the Southern Pacific Transportation Company provides rail freight service. Salinas is the only city in the county that now has rail passenger service. SPRR is the main line between Los Angeles and San Francisco.

The Monterey Peninsula Airport provides air freight and passenger service in and out of the county. Over the past 20 years, the airport has shown a moderate growth pattern. In 1970, the number of passengers totaled 411,497. In comparison, the number of passengers had grown to 523,040 by 1989 (+1.4% per annum). Today, passenger service is provided by United, Wings West, Pacific Coast Air and West Air. The cities of Salinas and King City both have municipal airports. And with the closure of Fort Ord, Marina has discussed plans to convert Fritzsche Army Airfield into its own municipal airport.

There are harbors at Monterey and Moss Landing (4 miles from the subject) which have boating facilities with a reported 2,000 small crafts launching from its ramps every month. Approximately 1,800 transient crafts visit the harbors annually. Monterey Bay and Monterey harbor areas attract a significant portion of the tourism industry that provides jobs and an economic base for the Monterey Peninsula area and the county as a whole.


Robert Saia & Associates 313 Avalon Avenue Santa Cruz, CA (408) 458-9095      10

Fort Ord and the Military Influence

With its various military installations located throughout the Monterey Peninsula area, including control of approximately 27 percent of all of the land in the county, the influence of the military on Monterey County has been significant. This influence has had a considerable financial impact, including military and civilian payrolls, local purchase and contracts, construction in the area, as well as the increase in government aid to local schools due to the military population in the area. The local housing market has also been significantly effected by the presence of the military. This impact, however, has been primarily on the apartment rental market in the communities of Marina and Seaside. In addition, it has had some minor negative impact on mobile home parks in the general area. Being approximately 20 miles northeast of Fort Ord, impact from the base closure has been minimal and not measurable. Given that the Ford Ord area is not in the immediate environs of the subject property, the effect of the base closure on the Boronda Manor Apartments has not been minimal.

The closure of Fort Ord was the dominant economic news for the county during 1994. The closing was the single largest national closure to date, with most of the base's 35,000 residents and $600 million payroll moving to other bases. Currently, the base's 44 square miles of land is being administered by the Fort Ord Reuse Authority. Local communities formed the Fort Ord Reuse Authority as an advisory planning committee which under an agreement formed a Fort Ord Joint Powers Agency (JPA). The JPA agreement gave voting membership to the cities of Marina, Seaside, Sand City, Del Rey Oaks, Monterey, and Salinas and extended non-voting status to Pacific Grove and Carmel. The county is also a voting member. The premise of the JPA was to create a forum for discussing reuse issues; to facilitate community involvement and to speed up the decision process via a cohesive voting unit.

Initially, the base closure stirred dire predictions about the short-term impact on the county. However, as the closure set in, the immediate economic impact was much less severe than expected, and limited primarily to the adjacent communities. Fort Ord was so large that much of the base was self-contained with its own housing, stores, services, and restaurants.

The long-term prospects after closure are encouraging, assuming the base's land can be opened to large scale private sector development. In fact, the first major reuse of the base was the opening of the California State University-Monterey Bay which opened its doors on August 28, 1995 to 633 students.

The state university at Fort Ord "is expected to grow substantially over the years, attracting students, well paid employees, research dollars and private businesses," according to the 1995 BT Commercial Real Overview published in April 1995.

The Fort Ord complex was the largest military installation in the county with a total of 28,057 acres - nearly the size of the city and county of San Francisco. Approximately 22 percent of the base (6,250 acres) was developed with barracks, housing, motor pools, administrative buildings, and various other support facilities.


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Other military installations on the Monterey Peninsula include the Presidio of
Monterey, which is the home of the Defense Language Institute (foreign language school for all branches of the armed forces); the United States Naval Post Graduate School (NPGS), and the United States Coast Guard Station. The United States Department of Interior maintains 304,035 acres in the Los Padres National Forest and 164,503 acres along the Big Sur coast in the Ventana wilderness.

Fort Ord Reuse Plans

After more than six years of planning, the final version of the Fort Ord reuse plan shows a closed military base converted to a huge community of new homes, businesses, schools, parks, hotels and golf courses.

The four volume reuse plan, filed in public libraries in the area during the first week of June 1996 by the Fort Ord Reuse Authority, has evolved from the days when a 250 member community task force first saw the base as an educational center.

Along the way, planners ruled out suggestions that Fort Ord might give way to a "Disneyland in the dunes", an industrial center with 12 story high rises sprinklered about, or an endless shopping center with no room for houses.

The more realistic, final plan, which the FORA board is expected to act on in July includes market research, financing analyses, economic forecasts and population projections.

Still, the numbers in the reuse plan are almost overwhelming:

-Nearly 4,000 acres of land available for private owners, an area six times the size of Carmel.

-More than 13,000 new houses to be built, half as many as now exist in Salinas.

-About 12 million square feet of industrial parks and office complexes, enough to fill an area 20 times the size of Del Monte Shopping Center in Monterey.

-More than 45,000 new jobs in those businesses, a third as many as now exist in the entire county.

-A new community of more than 71,000 people, twice as many as now live in Monterey.

-About 1,800 hotel rooms, three times as many as the Hyatt Regency in Monterey and eight times as many as Embassy Suites in Seaside.

-Development costs of $451 million over the next 20 years, as much money as it takes to run the city of Pacific Grove for 50 years.

The plan shows development, including the 800 acre military enclave left behind as the Presidio of Monterey Annex, the 1,300 acre California State University at Monterey Bay (CSUMB), the 845


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acre Marina Municipal Airport and as many as seven golf courses, covering about a third of the 44 square file base.

About 18 percent of the land at Fort Ord has been developed. Another 14 percent is slated to be developed in the next 60 years, according to the reuse plan.

About two-thirds of the base is to be preserved in its natural state by the U.S. Bureau of Land Management (BLM), the State Department of Parks and Recreation, the University of California Natural Reserve System, the county, and the city of Marina.

The environmental impact report for the reuse plan fills one of the volumes, a 327 page document, filed in early June as FORA's proposed final plan.

The environmental analysis doesn't have many specifics because a special state law allows that at Fort Ord. The reuse plan, which has taken six years and many political battles to achieve, is seen as a master sketch, with details and designs to be filled in as individual development projects emerge.

Fort Ord's Impact on the Local Economy

It is extremely difficult to accurately ascertain the full impact that Fort Ord's closure has had on the local economy because California was suffering through a recession during the early part of the 1990's when the base was closing. The recession has made it difficult to isolate how much of the impact the close of Fort Ord has had on the economy. What has been evident is that there was a short-term glut of rentals on the Monterey Peninsula. Surrounding communities, especially Marina, Seaside and Sand City suffered the greatest negative impact as the closure process evolved. Conversely, the prestigious residential areas such as Pebble Beach, Carmel and the more upscale areas of Monterey were not impacted by the closure. Similarly, the City of Salinas' housing market was not adversely affected to a significant degree.

In the Salinas Valley the base closure has had little to no significant impact. Rather, population growth and new development in the area of Salinas continued to be most effected by issues such as the shortage of water and salt-water intrusion. In general, the Salinas Valley could be described as being somewhat of an isolated market area. As such, a Salinas Valley location became more desirable, as investor's uncertainty associated with Fort Ord's closure was primarily directed at investment properties located on the Monterey Peninsula.

Overall, a somewhat stagnant to moderate housing market appears to be the continued status for the general area over the short term, although there are signs that economic conditions are improving. This is especially the case in nearby Santa Clara County ("Silicon Valley") where the housing and rental markets have exploded due to strong job growth. Little investment activity and/or new construction is anticipated in the communities adjoining Fort Ord, at least until the major issues surrounding the redevelopment/reuse of the base are resolved. As discussed, there are several issues surrounding the base closure and its reuse which need to be resolved before the prevailing atmosphere of uncertainty blanketing the local real estate market is cleared.


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Business / Industry

Monterey County, with a full-time civilian work force of approximately 172,000-175,000 workers, has two major urban areas - Salinas and the Monterey Peninsula. As shown on the following page, employment in Monterey County (not including agriculture) is projected by the Employment Development Department (EDD) to average 113,100 in 1996, which will be 2,400 jobs above the 1989 annual average. At just +2.2 percent, this very small gain in jobs reflects EDD's assessment of the impact of the Fort Ord closure.

Unemployment rates in Monterey County have been consistently higher than for California as a whole. The seasonal nature of the county's economy accounts for double-digit unemployment in the winter when agriculture, food processing, and tourist-oriented industries are at a lull.

Agriculture

While the economy of Monterey County is diversified, agriculture is the county's leading industry and the mainstay of the local economy. Agriculture provides approximately 1/4 of the county's basic income. Almost 1/5 of California's top-producing crop farms are located in Monterey County. With 86 farming operations, the county ranks second in the state, behind Fresno County with 97 farming operations. A farming operation is defined as a farm producing a crop with a value in excess of $4 million. The county ranks third in the state in gross dollar agricultural production, making it one of the top ten producing counties in the nation. Monterey County has a total of 976,000 acres used exclusively for agriculture and another 343,680 are combined agricultural and grazing land. The county's highly productive agricultural land is often referred to as the "fog belt" agricultural area of California. The long growing season in this area makes it possible to grow as many as three crops annually.

Nationwide, the county leads in the production of lettuce, broccoli, artichokes, cauliflower, mushrooms, and strawberries. According to the county's agricultural commissioner, strawberries were the third-ranked cash crop in 1994, behind broccoli and head lettuce.

Despite the damage done by the 1995 historic floods, the crop value for Monterey County agriculture surpassed the $2 billion mark, after creeping toward the milestone for several years.

The 1995 crop value, $2.03 billion, market a 4.8 percent increase over 1994. Among the top 12 crops, the order in terms of dollar value remained almost identical to that of 1994.

Besides breaking local production records, Monterey County surpassed Kern County in 1995 to become the third in the state in gross dollar value of agriculture. It was surpassed by only Fresno and Tulare counties. By the same measure, Monterey County also is the largest vegetable producing county in the United States. The crop value for the state of California stands at $20 billion.


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Assuming water for irrigation remains sufficient, employment in agriculture is projected to increase as growers expand production of vegetables and labor-intensive strawberry and nursery crops. But because of foreign competition, the rate of growth will be slower through 1996 than over the past seven years. Foreign demand for the county's produce remains strong, however. Additional market growth is also expected as the pre-cut salad mix processing market is rapidly expanding.

Agriculture continues to be effected by water availability. Even with above normal rainfall in 1993 and 1996, the effects of years of drought have brought to focus the water issue. At this time, the issue of sufficient water supply and overdrafting (saltwater intrusion) are being addressed through water conservation and other management practices which have included moratoriums on new development. Other issues facing the agriculture industry include nitrates leaching into groundwater and soil compaction.

Tourism/Convention Industry

Following agriculture, the health of the county's business and industry is tied to the tourism/convention industry. According to the California Office of Tourism, an estimated 5 million visitors spent $1.2 billion in 1991 in traveling to Monterey County. That total represented about 2 percent of statewide travel spending that totaled $54.1 billion.

As shown in the following table, Monterey County ranked ninth among the state's counties in total travel dollars spent in 1991.

TRAVEL IMPACTS BY COUNTY
(Office of Tourism)

--------------------------------------------------------------------------------
Travel Expenditures Payroll Employment Tax Receipts ($000)

  County             ($000)        ($000)       (Jobs)     Local    &   State

Los Angeles       $13,617,556    $3,316,350    154,734    $221,008    $391,987
San Francisco       5,777,445     1,524,457     63,236      99,816     133,011
Santa Clara         1,816,493       414,511     26,269      39,982      62,715
Alameda             1,502,588       353,077     19,663      25,024      46,024
San Mateo           1,496,321       363,301     18,626      26,209      41,447
Monterey            1,062,686       199,309     16,210      29,922      45,087
Sonoma                571,605       117,118      8,788       9,660      26,355
Santa Cruz            385,672        80,350      5,347       7,464      13,561
Napa                  321,794        37,972      5,078       7,023      13,489
San Benito             49,459         8,713        724         591       2,327
--------------------------------------------------------------------------------

The Association of Monterey Bay Area Governments (AMBAG) estimates that 15 percent of total employment in the county and about 45 percent of all services and trade employment in the county are supported by tourism. The Monterey County Hospitality Association estimates that


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the industry is directly responsible for creating over 16,000 jobs locally with a payroll of nearly $200 million. And including the estimated 10,000 indirect jobs, the payroll increases to $322 million. By the Monterey County Hospitality's estimates, the "trickle-down" effect of tourism puts the total impact at $4 billion to $5 billion. Restaurants, hotels and inns, retail trade, numerous publications, and a variety of other service-oriented businesses are directly dependent on the tourist trade for their welfare.

Based on 1989 data, there was a total of 220 lodging facilities in Monterey County consisting of 10,381 rooms. Because the majority of the tourism industry is centered around the hotel and convention complexes, it has more of an impact on the Monterey Peninsula area. The Monterey Peninsula area provides for a plethora of recreational and cultural activities which in combination with the natural scenic beauty create a tremendous attraction for tourism. The area has a number of public beaches that cater to swimming and sunbathing as well as surfing and scuba diving. In addition to the beaches, there is boating and sailing as well as two yacht clubs servicing the Monterey Peninsula. The area also boasts a number of parks and campgrounds, including the Los Padres National Forest and State beaches and parks. Within these parks and reserves, there are facilities for riding, hiking, hunting, and fishing. There is also the renown Del Monte Forest area and its 17-Mile Drive; Cannery Row and Fisherman's Wharf; as well as the Carmel-by-the-Sea and the ocean-front drives of the peninsula communities.

The growth of the tourist industry is reflected in the continuous extension of the visitor season. More and more small business meetings, conventions and recreational events are now being held on a year-round basis. Although travelers and visitors to the Monterey Peninsula area come from all over the world, the primary points of origin are from within California, particularly within one day's driving distance. Again, attractions such as the Monterey Bay Aquarium and John Steinbeck's Cannery Row, as well as the Monterey Fisherman's Wharf, continue to be prime sources of vacation and tourism attractions.

Paralleling the growth of the travel & lodging industry, was the development of the Monterey Bay Aquarium. The aquarium was approved by the coastal commission in 1978 and the 60,000 square foot facility was completed in 1985. The entire cost of the $50 million aquarium was absorbed by the philanthropist/businessman David Packard. The aquarium drew 2.227 million visitors in its first year and has averaged approximately 1,730,000 annually through 1991 - making it the single largest tourist attraction in the county. A substantial expansion to the facility is now underway. Upon completion of the expansion, attendance is expected to substantially increase.

Occupancy for hotels and motels often reach 100 percent during peak season on the Monterey Peninsula. In fact, visitation patterns are being strongly affected by the lack of available rooms. The major limiting factor to the growth of the tourist industry in Monterey County in the future will be accommodations and facilities. According to statistics provided by the Monterey Peninsula Chamber of Commerce, the average occupancy rate has been approximately 65-75 percent, although 1996 is turning out to exceed those numbers.

In an effort to further promote tourism, leaders in Monterey County's tourism industry are beginning an ambitious campaign to market the area. The general plan is to form an alliance


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among merchants, city officials and representatives of major events such as the
Monterey Jazz Festival and Sports Car Racing Association of the Monterey County.

The strategy for expanding tourism in the county is to spread out the times when visitors come to the county and to advertise the attractions of the region, rather than just Monterey, Pebble Beach or Carmel. Traditionally, the tourist season peaks from Memorial Day to Labor Day. Additionally, the alliance would like to also extend the average stay from two to three days in the county. To that effect, tourists would be encouraged to spend time touring the Big Sur Coast, wineries of Salinas and Carmel Valley, John Steinbeck's Salinas, and even the lesser-known missions of San Antonio and Soledad.

The concept of "ecotourism" is also being promoted as a means of courting more visitors to the county. Monterey County, by virtue of its fragile ecosystem, scenic natural beauty and 20 years of "no growth" planning policy appears ideally suited to this new industry. Because the future of Monterey County may very well depend on its natural environment, "ecotourism" represents a mutual interest of both business and environmentalists. Thus the adverse impacts of increased traffic, use of precious water and growth of facilities geared to tourists are sure to be carefully weighed as community leaders look towards expanding the tourism industry in order to offset losses from the closure of Fort Ord.

Monterey County's tourist season has traditionally run from Memorial Day to Labor Day, but recent patterns of hotel occupancy and retail sales show that the season starts and ends later.

The summer 1995 aquarium attendance was up 10% over 1994. In June and July 1995, attendance was up 7 percent and 7.6 percent, respectively, over the same months of last year. August was expected to experience increases of up to 5 percent, according to Mr. Jim Hekkers, vice president of external affairs at the Monterey Bay Aquarium.

Commercial Market

The county's office market caters primarily to small local service business, while most regional and national companies are located on the Garden Road/Ryan Ranch/Highway 68 corridor, drawn by newer buildings, attractive rents, better parking ratios, and large contiguous spaces.

The industrial market is "tight" in Monterey County. Vacancies are minimal and have continued to decline. Contiguous blocks of available space over 15,000 square feet are non existent. Most knowledgeable real estate brokers expect rents to increase slightly over the next year. New development should be limited because of minimal available industrial-zoned land.

The local retail market may seem crowded with large shopping complexes on the drawing boards in Salinas and Sand City, but marketing reports and consultants say there's room for more.


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Housing Market

Monterey County's real estate sales surged in April/May 1996 with total sales coming in 67 percent higher than for the month last year. The increased activity has promoted optimism about a recovering market. The median home price for the county is approximately $300,000. This is up slightly over the past year.

Regional Description & Analysis - Conclusion

A survey of statistics on agriculture, home sales, retail sales and other indicators shows that the Monterey County economy is proving wrong the dire predictions made before Fort Ord closed down. For decades, farming and the military were the area's two economic mainstays. Today agriculture remains paramount, but other sectors are changing rapidly to fill the void created by the base closure.

Jobs

While unemployment estimates remain seasonally high, county business have added more than 6,000 new jobs in the past 12 months, mostly in agriculture and service related fields, according to the State Employment Development Department.

Construction

Although the county construction permits dropped by about 4 percent in 1995, when compared to the year before, to about $319 million, single family dwelling starts have bolstered this year's construction, which is about 20 percent ahead of last year's rate. In addition, government projects are still underway, including the $100 million Natividad Medical Center in Salinas. Completion is expected in early 1997. Built around a courtyard, the new facility will offer patients an array of outpatient services devoted to the needs of families, women and children. Construction has started on the 680,000 square foot Westridge Shopping Center in Salinas. It is expected that the Wall Mart Store will open in February 1997.

Real Estate Sales

Although Monterey County is considered the second least affordable area in the country, higher priced homes on the Peninsula are still attractive, particularly to the people in the 45 to 54 age range.

Agriculture

Monterey's total crop ranks third in the state in total dollar value, behind Fresno and Tulare counties. In terms of vegetable production, the county is the largest in dollar value in the country. The county's crops amounted to 10 percent of the statewide crop total of $20 billion in 1995.

Tourism

The area's coastline, golf courses and resorts attract visitors from throughout the world. In 1995, attendance at the Monterey Bay Aquarium was 1.6 million and, with the opening of the Outer Bay wing in March, attendance is expected to go as high as 2.2 million this year, according to aquarium officials.


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CITY OF SALINAS-COMMUNITY PROFILE

The City of Salinas, incorporated in 1874, is located eight miles inland from the Monterey Bay, at the head of the Salinas Valley. The level fertile floor of the valley tapers to a funnel just north of the City. The original King's Highway, now called El Camino Real and/or Highway 101, traverses the approximate center of the valley floor from the Prunedale area of rural north Monterey County to King City to the south. Other cities located in the valley south of Salinas includes Chular, Gonzales, Soledad, Greenfield, San Lucas, and San Ardo. A map of the city appears in the Addenda.

Salinas has been recognized historically as the distribution center for agricultural products from the Salinas Valley, one of the world's richest, most fertile growing areas, with approximately 1,000 square miles of land. The economic base of Salinas has always been agriculturally oriented; however, during the past decade, rising property values have helped to make the city of Salinas a bedroom community of the Monterey Peninsula.

Salinas has become the population growth center of the Monterey Bay region. Recent projections show the city will continue to grow at an annual rate of 3 percent.

There are 100 manufacturing firms in Salinas. The leading group classes of products are food, electronic components and electrical products. The largest manufacturing firms in the community are: Simplot Corporation, 550 employees; National Refractories, 419 employees; Integrated Device Technology, 360 employees; Radionics, 359 employees; and McCormick & Company, Inc. (Shilling), 350 employees.

The city has three distinct geographical business areas: South Salinas, East Salinas, and North Salinas (where the Laurel Tree Apartments and the Harding Park Townhomes are located).

South Salinas

"Old Town" is located south of West Market Street, along Main Street in south Salinas. This area has many specialty retail stores, financial institutions and restaurants. The City is actively pursuing the redevelopment of "Old Town." Since 1974, $15 million in private investments, matched by $34 million in publicly financed improvements, have been committed to this project. This redevelopment has revitalized the area and has attracted many new commercial tenants to this part of the city. This redevelopment is to include the Steinbeck Plaza, which is anticipated to be a much-heralded showpiece of the city's downtown district. It will consist of a mixed land-use project for the blighted 100 block of South Main Street and will include a five-story, 94 room hotel with rooftop restaurant; a five story, 110,000 square foot office building with conference rooms and retail shops; a four level parking garage; restaurants with a total seating of 400; and a 33,000 square foot public plaza that will include an amphitheater.

County and city government offices are located in the south Salinas area. This part of the city is generally known as the financial center. It has the highest concentration of larger office buildings. One of the largest tenants in south Salinas is the County of Monterey and its support service


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agencies. Salinas is the county seat of Monterey County. As the county seat,
Salinas serves as the area's center for finance and agribusiness. It has captured nearly 40 percent of the county's office development.

North Salinas

The north Salinas business district of the city is located along North Main Street, south of Boronda Road and north of East Laurel Drive. The Northridge Regional Shopping Center, with over 120 specialty shops, three savings and loans, a bank, theater complex, and four major department stores, is located in this area of the city. In 1985, Northridge concluded a four year expansion, representing an investment of over $55 million. Convenience stores, financial institutions and other neighborhood stores are also located along North Main Street, which connects the north and south Salinas areas. Over the past five years, with the development of Northridge Shopping Center, north Salinas has become the retail center of the city. Office development in this part of the city has generally been directed toward smaller buildings.

East Salinas

The East/Alisal area of Salinas is generally described as that part of the city that is located east of Highway 101 and Natividad Road. The central commercial district is located along East Alisal. Portales de Alisal, a three level mix of retail shops and day care center, as well as medical and other professional offices, are planned on approximately eight acres located in the 500 block of East Alisal Street, in the Hebbron Heights neighborhood of the Alisal District. Neighborhood retail shops, small professional office users and trades people comprise the typical tenant profile in the east Salinas area.

Vacancy in this area is low. Very few spaces are for lease. New retail space has leased very well as evidenced by the strong activity of a 19,600 square foot retail/shopping center located at 45 Sanborn Road.

Population & Growth Percentage-City of Salinas vs. Monterey County

================================================================================
            Year              Monterey County     City of Salinas
================================================================================
            2000                   422,710             144,500
--------------------------------------------------------------------------------
            1995                   370,996             122,390
--------------------------------------------------------------------------------
            1990                   355,657             108,777
--------------------------------------------------------------------------------
            1980                   289,861              80,479
--------------------------------------------------------------------------------
            1970                   247,450              58,896
--------------------------------------------------------------------------------

Monterey County-Employment by Industry

================================================================================
                               1992         1998 (projected)   Percent Change
================================================================================
      Agriculture             30,600            32,900               8%
      Services                28,300            32,000              13%
      Retail Trade            23,700            25,700               8%
      Government              27,900            26,300              -6%
      Manufacturing            8,900             9,800              10%


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      Finance, Insurance,      6,300             7,000              11%
      Real Estate
      Transportation &         5,100             4,900              -4%
      Public Utilities
      Wholesale Trade          5,000             5,100               2%
      Construction             3,900             4,200               8%
      Mining                     300               200             -33%

Local Economic Developments-City of Salinas

Early in 1996 the Salinas Valley Maximum Security Prison opened its new operation with its expanded correctional facilities. The new facility added nearly 700 new employees; an additional 800 new employees (the highest percentage are correctional officers) have recently been added, and by the beginning of 1997 an additional 450 new employees may be added. The recent hirings have already impacted the local apartment housing market throughout Salinas; interviews with numerous apartment managers have indicated that large numbers of newly-leased units are to correctional officers working at the Soledad State Correctional Facility; extremely limited housing within the city of Soledad have heavily impacted the demand for rental units in Salinas, considered only an approximate twenty (20) mile northerly commute from the prison. Increases in the city's services, retail trades, manufacturing, construction, and finance sector have resulted in a stronger demand for affordable multi-family housing units. The current shortage of rental units has been primarily the result of local economic activity. The expansion of the Westridge Shopping Center, a 650,000 square foot retail center, is within one-half mile of the subject property and includes a Wall Mart Store opening in February, 1997; this will also increase housing demand in the North Salinas area. Household Credit Corporation recently hired 200 new employees in 1996.

Residential Growth-City of Salinas

The Salinas Valley has long been an attractive area for homebuyers, especially first-time buyers who are looking for an affordable home in Monterey County. The average annual growth rate over the past 10 years was nearly 2 percent, and, as a result of continuing developments throughout both Monterey County and Salinas itself the rate should approximate 3 percent for the remaining few years to 2000.

Salinas has been moving forward with several new developments that will add thousands of new people to the city by the time the next U.S. Census is taken in the year 2000.

The Harden Ranch subdivision in North Salinas, for example, includes 1,683 single family homes, 719 multifamily units and an area for churches, schools and a park. Creekbridge subdivision is a mix of new homes, including 1,000 single family homes and 1,030 multifamily units. The Williams Ranch subdivision in East Salinas was planned for 1,551 homes and 519 condominiums or apartment units.

If there are any restrictions to growth in Salinas it's the agricultural land that surrounds the city. The city's master plan for growth forbids city officials from considering new building projects to the south and west of the city limits because that land is some of the richest, most productive


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farmland in California. "Slow" of "No-Growth" policies will limit Salinas'
development in the south and west portions of the city; therefore, future developments will concentrate more heavily in North Salinas, in the vicinity of the Laurel Tree Apartments the Harding Park Townhomes.

City of Salinas-Apartment Market Analysis

Below is a simple chart illustrating the structural and vacancy characteristics estimated for the City of Salinas, as of September 28, 1996, the effective date of this appraisal. From a total of 35,902 housing units within the city, 13,247 units are considered multi-family (2 or more units in a structure). This equates to 36.9 percent. This estimate includes apartment units in plan check or currently under construction.

                                All Housing Units

================================================================================
             1 unit      1 unit                                        Mobile
  Total     detached    attached   2-4 units  5-9 units   10+ units    homes
================================================================================
 35,902*     18,077      2,942       3,239      3,236       6,772      1,636
--------------------------------------------------------------------------------

* Information provided by the Monterey County Association of Realtors and Association of Monterey Bay Area Governments.

Utilizing the number of apartment units indicated above there currently exists 13,247 apartment units. Since the end of 1992, no apartment units have been built until 1996; the overall number has remained relatively constant for a number of years. Based on the current estimated population of Salinas of 122,390 and applying a 35% multifamily ratio provides for a total renter population of approximately 42,837. Dividing the renter population by the average 3.21 household size (estimated by the Association of Monterey Bay Area Governments) suggests that the City of Salinas would need 13,345 apartment units to accommodate this demand. Comparing this to the current apartment inventory of 13,247, a deficiency of 98 units exists. If this analysis is accurate, then this explains why the market as a whole is experiencing a very low to no vacancy rate at this time as reported by various apartment building managers throughout North Salinas, South Salinas, and East Salinas. Again, this is very consistent with my findings based on interviews with on-site managers, property managers, brokers and other appraisers.

The Salinas apartment market is very tight with many of the larger professionally managed complexes reporting 98%-100% occupancy with a waiting list. The market has tightened up because of several factors including the recent expansion of the Soledad prison facility wherein they recently hired approximately 1,200 employees. As previously indicated, Household Credit Corporation recently hired 400 new employees and a host of other ancillary businesses have been hiring in and around Salinas. Additionally, the population has been growing at approximately 3,500 new residents per year. Much of this growth is due to the migration from Santa Cruz, Los Angeles, and San Jose. Many of these people are purchasing homes in the newly-developed master plan communities and many are renting. According to many of the on-site property managers renters are coming from as far as San Jose which is approximately 3/4 of an hour drive north. Rents are significantly higher in San Jose. Rents in Salinas are estimated at between $250 and $500 below San Jose rents and therefore is attracting tenants who view making the commute an attractive alternative to paying higher rents.

Following are the results of a survey performed by this appraiser of ten (10) apartment complexes within the City of Salinas as of the date of this appraisal. The average apartment building size was


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146 units. The survey indicates the name of the complex, total number of units, total number of vacant units, and total number of units "on notice".

                        Apartment Survey-City of Salinas
                               September 28, 1996

================================================================================
                                       Total No.     No. Vacant      Units
          Name                          Units          Units       On Notice
================================================================================
Cypress Creek Apartments                 288             0            12
--------------------------------------------------------------------------------
Cypress Landing Apartments               112             0             0
--------------------------------------------------------------------------------
Los Padres Apartments                    220             4             2
--------------------------------------------------------------------------------
Mariner Village Apartments               176             1             3
--------------------------------------------------------------------------------
Northridge Park Apartments               232             3             3
--------------------------------------------------------------------------------
Kipling Manor Apartments                  92             0             0
--------------------------------------------------------------------------------
Olive Tree Apartments                     34             1             0
--------------------------------------------------------------------------------
Shadowbrook Apartments                    88             3             0
--------------------------------------------------------------------------------
Sheridan Park Apartments                 116             0            10
--------------------------------------------------------------------------------
Village Green Apartments                 104             0             4
--------------------------------------------------------------------------------
             TOTALS                    1,462            12            34
--------------------------------------------------------------------------------

This particular sample surveyed represents only 11.04 percent of the total number of apartment rentals in the city of Salinas. Based on information from the above respondents a vacancy rate of .8 percent was indicated. If one includes the number of "units on notice" (tenants who plan to vacate within 30 days), the vacancy rate becomes 3.15 percent. Most of the tenants who have given notices to vacate are considered "seasonal workers" engaged primarily in the agricultural trades, according to property managers surveyed.

NEIGHBORHOOD DESCRIPTION AND ANALYSIS

The subject property is located in a north central section of the North Salinas area of the city bounded by West Laurel Drive north, U.S. 101 Freeway west and south and by N. Main Street to the east. The area as defined is nearly triangular in shape and contains a total of approximately .25 square miles.

Immediate Neighborhood Environs

Three of the four (4) corners at the signalized intersection of N. Main Street and West Laurel Drive in a neighborhood commercial zone are improved with gasoline service stations: BP, Beacon and Shell Oil. Laurel Plaza office and retail center occupies a fourth corner. Continuing in a westerly direction along West Laurel Drive and moving towards the subject property a professional law office building (1-story) is near Baldwin Street; The Reef Apartments occupy the southwest corner of Parkside Street. Located at 801 W. Laurel Drive, and immediately north of the Laurel Tree Apartments and at the freeway entrance to the U.S. 101, is the Laurel Inn on a three acre site. The southeast corner of Monroe Street at West Laurel Drive is improved with a Quick-Stop convenience market and a Wash-Dry center. Referred to above in this report located directly across the street from Laurel Tree Apartments is a professional office center known as


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Laurel Park. Nearly fifty (50) percent of the "neighborhood" as defined is improved with older, average quality detached single family California bungalows dating to the 50's and 60's.

SITE ANALYSIS
--------------------------------------------------------------------------------

General: Laurel Tree Apartments & Harding Park Townhomes

Based on a plat map furnished by our client (a copy is included in the Addenda), the site for the Laurel Tree Apartments contains a total of 7.762 acres. A survey of the site has not been made, and it is assumed that the Plat Map is correct. The site, which includes one separate legal parcel, has an irregular shape; please refer to the County Assessor's Plat Map on the following page. For the Harding Park Townhomes, the site consists of all of lots 1 through 36 inclusive, and Lot "A", as shown on that certain subdivision map entitled, Tract No. 887, Harding Park Townhouses with map recorded March 6, 1980 in Book No. 14, "Cities and Towns", Page 22, Monterey County Records.

Topography and Drainage:

The topography of both of the sites is predominantly level to slightly rolling. Drainage is believed to be adequate.

Access:

The Laurel Tree Apartments has two (2) different access driveways, both with security gates and both fronting to Monroe Street only. The Harding Park Townhomes, on the other hand, has only one access which is provided by a security gated entrance from Polk Street just opposite Harding Street.

Utilities: All major utility services are available and connected to the property. These utilities include sewer, water, electricity, cable television, and telephone services. Sewer service is provided by the Monterey Regional Water Pollution Agency. The capacity of the sewer plant is 30 million gallons per day. Water is provided by the Alco Water Service and California Water Service Company. For both water companies combined, the maximum daily pumping capacity is 45,383,680 gallons per day. Quantity rates are $.7091 per 100 cubic feet. Natural gas and electric power are provided by Pacific Gas & Electric (PG&E). Local telephone service is provided by Pacific Bell. The City of Salinas Department of Public Works has adopted a master plan of storm drains. Charges are assessed on all on-site costs, plus off-site fees.

Site Hazards:

The subject property is located in a designated FEMA Zone "B", according to Community Panel Map Number # 060202-0002 D, dated November 4, 1981. The "B" designation does not require flood insurance.


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Earthquake Fault Zone

The property is not located in any known earthquake fault zones. However, the region is subject to periodic earthquake tremors. We know of no particular reason why the site would be at a greater risk than other area properties.

Rent Control:

Monterey County does not have rent control. The county does have an "inclusionary housing" program that provides for affordable "low-income" housing. Low and moderate housing assistance is available through a variety of programs offered by the Housing Authority of Monterey County, the City of Salinas and CHISPA, a non-profit housing developer. Apartment complexes for low-income families, the elderly, handicapped and farm-labor families are located throughout Salinas. The city has established a Housing Trust Fund to help increase the supply of affordable rental units as well as opportunities for home ownership.

Contamination/Toxics:

We have inspected the property with the due diligence expected of a professional real estate appraiser. It is important to note, however, that the appraiser(s) are not qualified to detect hazardous waste and/or toxic materials. Such a determination would require investigation by a qualified expert in the field of environmental assessment. To our knowledge, there are no potentially hazardous materials that would affect the valuation and/or marketability of the property as of the date of valuation.

The appraised value of both the Laurel Tree Apartments and the Harding Park Townhomes is specifically predicated on the assumption that there are no hazardous materials on or in the property that would cause a loss in value.

Easements and Restrictions:

Normal public utility easements are assumed that are not considered to adversely affect marketability.

Site Analysis Conclusion

In summary, the Laurel Tree Apartments complex has a site consisting of 7.762 acres on one parcel improved with 157 rentable units. All utilities are available, including sewer service, electricity, gas, telephone and cable television. The site lies in Flood Zone "B" (no flood insurance required). Zone "B" is typical of the neighborhood. The Harding Park Townhomes is appraised as a multi-family residential development consisting of 36 rentable units within a planned unit development.

TAXES AND ASSESSMENT ANALYSIS

In the State of California, property is enrolled at 100% percent of market value, as determined by the Assessor upon transfer of ownership or significant new construction. The maximum tax rate cannot exceed one percent of the enrolled value, plus general and/or special assessment bonds and fees approved by the voters.


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The Monterey County Assessor Parcel Number for the Laurel Tree Apartments is
261-591-008. The assessed value allocated between land and improvements, for the tax year 1996-97, is as follows:

            Land:                                         $  433,893

            Improvements:                                 $2,690,170

            Personal Property:                            $   76,100

            Total Assessed Value                          $3,200,163

The Monterey County Assessor Parcel Number for the Harding Park Townhomes is 003-534-023 to 003-534-058 and 003-534-059 (common area). Each of the individual 36 units are identically assessed with an allocation between land and improvements, for the tax year 1996-97, as follows:

            Land:                                            $ 8,205

            Improvements:                                    $40,206

            Personal Property:                                 $ -0-

            Total Assessed Value:                            $48,411

For the Laurel Tree Apartments, real estate taxes for the 1996-97 tax year are $33,319.36. Direct assessments of $1,172.16 are included. For the Harding Park Townhomes, real estate taxes for the 1996-97 tax year (including all 36 units) is $18,712.80. Direct assessments of $602.28 are included. The tax rate for both properties is 1.004660 percent per $100 of full cash value. Direct assessments are imposed by the North County Water Regional Agency (.004660) is added, of course, to the one (1) percent base tax rate as specified by Proposition 13 for California. There are no special assessment bonds, according to the Monterey County Tax Collector Department. Both installments have not been paid for 1996-
97. The reader should refer to the preliminary title insurance report for specific amounts of any unpaid previous tax installments. The first installment for 1996-97 is due November 10, 1996. The tax rate area for both the Laurel Tree Apartments and the Harding Park Townhomes is 005-022.

Re-assessment of Laurel Tree Apartments & Harding Park Townhomes: Proposition 13

The current tax amounts for the 1996-97 tax year will not remain the same beginning on July 1, 1197. According to Proposition 13 for California, the subject property will be re-assessed, most likely based on the new sale price or market value at time of sale. The assessments will be based on full cash value using a tax rate per $100 of full cash value. The passage of Proposition 13 establishes a maximum property tax of one percent of full cash value. The


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mandated one percent (1%) property tax level converts to a $1.00 base tax rate.
The additional rate imposed by the Water Regional Agency will be added to the $1.00 base rate.

ZONING DESCRIPTION AND ANALYSIS

The Laurel Tree Apartments and the Harding Park Townhomes are currently under the zoning designation of R-H-2.3 by the City of Salinas. This zoning designation specifically refers to a high density residential district. Section 37-44 addresses specific purposes of the particular district's regulations. They are as follows:

(1) To provide appropriately located areas for high density multiple family dwelling units consistent with the General Plan and with standards of public health and safety established by the Salinas Municipal Code.

(2) To provide adequate light, air, privacy, and open space for each dwelling unit and protect residents from the harmful effects of excessive noise, population, density, traffic congestion and other adverse environmental impacts.

(3) To promote development of affordable housing by providing a density bonus for projects in which a portion of the dwellings are affordable to qualifying households.

(4) To achieve design compatibility through the use of site development standards.

(5) To protect adjoining low density residential districts from excessive noise or loss of sun, light, quiet, and privacy resulting from proximity to multifamily dwellings.

(6) To provide sites for public and semipublic land uses needed to complement residential development or requiring a residential environment.

(7) To ensure the provision of public services and facilities needed to accommodate planned population densities.

For a comprehensive list of all property development regulations under the R-H-
2.3 Zoning District the reader may refer to the Addenda of this report.

Parking Requirements-On-site

Division 18-Off-Street Parking and Loading Regulations of the City of Salinas Municipal Code lists all use classifications. For multifamily residential complexes containing over ten (10) units, the off-street parking and loading requirement is 1.6 spaces per unit.

The Laurel Tree Apartments has 158 carport spaces and 99 open spaces for a combined total of 257 spaces. Harding Park Townhomes has 36 garaged spaces and 45 open spaces for a combined total of 81 spaces. It appears that the subject property meets all applicable city zoning, building and parking requirements.


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IMPROVEMENT DESCRIPTION AND ANALYSIS

The Laurel Tree Apartments were constructed in 1977 and contain a total of ten
(10) two-story buildings configured on a 7.762 acre site. There are a total of 158 rentable units in five (5) floorplans; one unit is used as the office manager for the complex. The unit is a 1br/1ba floorplan. The net rentable building area is 80,862 square feet. There is also a large separate laundry room. The Laurel Tree Apartments are considered Class D Building(s) Construction Type V (wood frame) of the Uniform Building Code. Class D buildings are characterized by combustible construction. The exterior walls are made up of closely spaced wood studs with an exterior stucco-masonry covering. The roof is supported by a wood truss system with a concrete slab floor on 1st floor area. The upper floor (2nd story) consists of plywood sheets. Also, the subject is in a class of construction referred to as protected one-hour construction.

The Harding Park Townhomes were constructed in 1984 and contain a total of ten
(10) buildings located on a planned unit development with a common area consisting essentially of asphalt paved driveways and parking areas plus a children's playground area located at the northern-most section of the development. There is a masonry noise abatement wall separating the site from U.S. 101 Freeway to the immediate west of the development. There are a total of 36 rentable units in two (2) floorplans. The two bedroom floorplans are constructed on one level only. The total net rentable building area is 41,292 square feet. All units contain interior washer/dryer areas that are located in the attached 1-car garages. The Harding Park Townhomes are attached and are considered Class D Building(s) Construction Type V (wood frame) of the Uniform Building Code. Class D buildings are characterized by combustible construction. The exterior walls are made up of closely spaced wood studs with an exterior wood siding, in this case. The roof is supported by a wood truss system with a concrete slab floor on first floor area. The upper floor (2nd story) consists of plywood sheets. Also, the Plaza Apartments is in a class of construction referred to as protected one-hour construction.

Unit Mix-Laurel Tree Apartments

================================================================================
               TYPE                     UNITS                AREA (sf)
================================================================================
              STUDIO                      48                     399
--------------------------------------------------------------------------------
              LOFT                        60                     520
--------------------------------------------------------------------------------
              1BR/1BA                     24                     542
--------------------------------------------------------------------------------
              2BR/1BA                     24                     700
--------------------------------------------------------------------------------
              3BR-2BA                      1                     702
--------------------------------------------------------------------------------
              TOTAL                      157                  80,862
--------------------------------------------------------------------------------

Interior Improvements: Laurel Tree Apartments

Floor coverings consist of wall to wall carpeting over concrete slab in lower levels and over plywood subfloor in upper levels. Vinyl flooring is in kitchens and bathrooms. Gas heating is included. The kitchens have Formica countertops, free-standing gas range and ovens, garbage


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disposals, stainless steel sinks and dishwashers. Each of the ten (10) buildings are served with individual hot water heaters. Bathrooms are improved with tile wainscoting and cultured marble vanities. Overall condition is considered good. Many of the units have recently been upgraded with new carpeting and interior painting.

Unit Mix-Harding Park Townhomes

================================================================================
               TYPE                     UNITS                AREA (sf)
================================================================================
            2BR-1BA                       20                     975
--------------------------------------------------------------------------------
            3BR-2.5BA                     16                   1,362
--------------------------------------------------------------------------------
            TOTAL                         36                  41,292
--------------------------------------------------------------------------------

Note: Information regarding the individual unit sizes was made available by drawings of floorplans provided to the appraiser by Lincoln Management Company. The appraiser was provided access to representative floorplans of each particular unit and has verified the accuracy of the floorplan and gross living area, for both the Laurel Tree Apartments and the Harding Park Townhomes. The inspected units are considered representative of the complex. It is assumed that the condition of the interior units are similar with some variation.

Interior Improvements: Harding Park Townhomes

Tile floor entry areas over concrete slab are typical. All of the units have brick fireplaces with tile hearths. Floor coverings consist of wall to wall carpeting over concrete slab in lower levels and over plywood subfloor in upper levels. Vinyl flooring is in kitchens and bathrooms. There is central forced air gas heating. Built-in electric range and ovens, Formica counters, fan and hood combinations, garbage disposals, and dishwashers are typical kitchen amenities. There are areas located within attached garages for washer/dryer. There are also enclosed patio yards with sliding glass door access from living rooms. Recent upgrading has taken place with new exterior painting and installation of mini-blinds. The overall condition is good.

Effective Age: Laurel Tree Apartments & Harding Park Townhomes

The actual age of the Laurel Tree Apartments complex is 19 years. An average quality Class D apartment project is estimated to have a total economic life of fifty (50) years. This is based primarily on the performance of many comparable properties built in the 1940's and 1950's still in existence in Monterey County and capable of attracting tenants due to upgrading and above-average maintenance. In addition, the Marshall and Swift Cost Valuation Service provides reasonable support for an estimated total economic life expectancy of fifty (50) years. Because the Laurel Tree Apartments has undergone substantial recent upgrading under the current management to date it is the appraiser's opinion that an estimated overall effective age of twelve (12) years is considered reasonable and supportable. The actual age of the Harding Park Townhomes is 12 years. The Harding Park Townhomes is also considered representative of average quality Class D apartment projects. Due to the recent complete exterior painting and above-average maintenance and continual upgrading and


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replacing of appliances, for example, it is my opinion that an effective age for this development is estimated at 10 years.

Remaining Economic Life: The remaining economic life of the Laurel Tree Apartments is estimated at 38 years, although it certainly could be longer or even shorter. This estimate is made by deducting the effective age of 12 years from total economic life of 50 years. Also, the remaining economic life of the Harding Park Townhomes is 40 years, based on a total economic life of 50 years.

External Obsolescence

Because some of the apartment units located in both the Laurel Tree Apartments and the Harding Park Townhomes are in relative close proximity to U.S. 101 Freeway, the Lincoln Property Management was consulted as to any adverse effects that these rental units may have experienced in attracting and maintaining tenants over a reasonable period of time. No significant problems have occurred in renting any of the few units that are located close to the freeway, which is separated by a 12' noise abatement wall and adequate distance setbacks. There is no difference in rental rates (i.e. rent loss) between apartment units located in close proximity to the freeway and from interior sections of the developments.

HIGHEST AND BEST USE ANALYSIS

Definition

Highest and best use, as used in this appraisal, is defined as that reasonable and probable use that will support the highest present value, as defined, as of the effective date of the appraisal, September 28, 1996. Alternatively, that use, from among reasonably probable and legal alternative uses, found to be physically possible, appropriately supported, financially feasible, which results in highest land value.

The above definition of the "Highest and Best Use" is in reference to land that is unimproved. In cases of improved land, a determination of the contributory value of the improvements to the land must be made. The improvements found on a site may be of inappropriate use, but will continue until the land value exceeds the total value of the property in its existing use.

Discussion

Our opinion of the highest and best use of the subject land parcel will be supported based upon our analysis of the four tests outlined below:

      1. Legally Permissible Use. This type of use is legal and conforms to the zoning assigned to property, as well as to the City's planning goals.

      2. Physically Possible Use. The shape, size, and available utilities are adequate to serve this use.


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      3.    Financially Feasible Use. Population and immediate income statistics support the feasibility of the highest and best use based upon the quantity, quality, and distribution of the income and its prospective users.

      4. Maximally Possible Use. An analysis of which possible legal uses will produce a net return and/or create value to the site.

All three standard appraisal approaches to value are affected by the highest and best use. Therefore, valuation is highly dependent upon the conclusions set forth by this analysis.

Physically Possible

Section 37-46 of the City of Salinas Municipal Code specifies a minimum lot size of 7,200 square feet in a R-H-2.3 high density residential district. The Laurel Tree Apartments has a site size of 338,113 0 square feet. A minimum of 1,800 square feet is required for each unit, according to Section 37-46 of the Regulations. Based on this requirement, therefore, the site is physically capable of being developed with the current apartment improvements. This same analysis is also applicable to the Harding Park Townhomes planned unit development.

Legally Permissible

The subject is zoned and general plan designated to allow high density residential uses. As existing, the subject is a legal and conforming use. Both the Laurel Tree Apartments and Harding Park Townhomes are legally permissible under the current zoning regulations.

Financially Feasible In evaluating the most reasonable and probable use of the vacant site, we considered the demographics of the surrounding area, land use patterns, local market supply and demand, general market conditions, and the physical characteristics of the property itself. The most feasible and marketable use for the subject site(s) appears to be for apartment use, given the present shortage of rental housing in Salinas, which is a result of the local economy and current growth of Salinas. Rapid changes in market conditions which were previously discussed in the Neighborhood and City Sections indicate apartment and multi-family housing as the most reasonably probable use of the subject property.

Maximally Possible Use

The final of the four tests in the highest and best use analysis is the use that maximizes the land value by providing the highest return. This test must be considered sequentially with the prior three tests; it makes no difference that the most probable highest value is a apartment complex, for example, if the zoning does not permit this use. The most profitable use is a multi-family or apartment use. This is largely based on the fact that the current improvements are apartments and are configured on the sites as such. At the present time, the City of Salinas Planning Department recognizes through its general plan the R-H-
2.3 high density residential district of the subject's neighborhood in North Salinas and is aware of the changing market conditions and rental shortage that exists in the City of Salinas. There is virtually no availability of vacant land in South Salinas for apartment use, for example, since that area is


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primarily designated as agricultural land. The City is encouraging the future development of high density residential land in the North Salinas section of the city.

Highest and Best Use Conclusion - As Improved

In conclusion, the highest and best use of the Laurel Tree Apartments, as improved, is apartment use.

In conclusion, the highest and best use of the Harding Park Townhomes, as improved, considering its planned unit development configuration, common area, and individual tax parcels as recognized by Monterey County, is most likely a sale of all 36 units at market values under the assumption, of course, that the individual units could be sold separately. For purposes of this appraisal, however, the Harding Park Townhomes are considered as multi-residential units, since there is no evidence that the PUD process has been completed as of the appraisal date, September 28, 1996.

Highest and Best Use Conclusion - As Vacant

In conclusion, the highest and best use as vacant is a multi-family or apartment-type use.


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THE APPRAISAL PROCESS
--------------------------------------------------------------------------------

The estimation of a real property's market value involves a systematic process in which the appraisal problem is defined and the data required is gathered, analyzed and interpreted into an estimate of value. Traditionally, three methods of valuation have been used in appraising: the Cost, Sales or Market Comparison and Income Approaches.

In the Cost Approach, the value of the site is first estimated by comparing it to similar sites that have recently sold or are currently offered for sale. Replacement cost new of the improvements is determined by reference to actual costs of similarly constructed properties. Depreciation from all sources is then deducted from the replacement cost new of the improvements to arrive at the present value. The depreciated value of the improvements is added to the estimated land value to arrive at the total value by the cost approach. In this appraisal, however, NationsBank has requested that the cost approach be omitted from this appraisal assignment. The cost approach has been determined to have little to no significant applicability in the valuation of 10 to 30 year-old multi-family properties due largely to the subjectivity involved with estimating depreciation in older properties. Moreover, cost and value are oftentimes not the same.

The Sales Comparison Approach involves comparison of the subject to similar properties that have recently sold or that are offered for sale. These sales are reviewed for differences from the subject in the date of sale, location of the site, physical characteristics and other factors. The comparable properties are then adjusted to formulate a value range for the property being appraised.

The third of the three valuation techniques is the Income Capitalization Approach. This approach involves estimating net operating income, and discounting this income to a present worth through the capitalization process. For most income-producing properties, including apartments and multi-family properties, this is the better valuation technique.


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INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

The first and primary approach applied to the valuation of the subject is the income capitalization method. This technique involves conversion of future anticipated income into an estimate of present value by the capitalization process. This procedure involves three steps as indicated below:

      1. Estimate gross income from available rental information and the subject's operating history;

      2. Estimate and deduct vacancy and collection loss allowance and operating expenses to derive net operating income; and,

      3. Select an applicable capitalization method or methods, develop the appropriate capitalization rate, and complete the necessary computations to derive an economic value indicated by the income capitalization approach.

Required Information

Documents that are helpful to better estimate value under the Income Approach include the following:

      o     Income/Expense statements

      o     Personal Financial Statements of Owner (if applicable)

      o     Rent Roll

      o     Lease Agreements

      o     Other (service agreements)

Income and expense statements. Operating statements provided by management over the past year and eight months are included in the Addenda.

Personal Financial Statements. The owner's personal financial statements are not required to appraise the property, but can be helpful under certain circumstances. While market value intrinsically assumes transfer to a willing and knowledgeable buyer at market price, financial statements of the owner often provides insight into the current management quality and style of the property. An undercapitalized owner, for example, may not be able to institute correction of deferred maintenance that will enhance livability. As such, occupancy and rates may suffer from inadequate level of maintenance, which results in loss of reputation. Financial statements of the subject ownership have not been reviewed. However, based on conversations with management and the overall good maintenance level and high occupancy of the property, it can logically be assumed that ownership is capable of operating the property in a strong professional manner. Based on conversations with management, and inspections of other properties owned by Thysen and managed by Lincoln Property Residential, the subject has been operated in a professional manner and there appears to be no operational problems at this time.

Rent Roll: A roll of the current tenants have been provided by management as of September 28, 1996. As of the inspection date, seven units were unoccupied, but five of these have been leased to new occupants who have yet to move in (i.e., 1.03% vacancy). There is no vacancy in the Harding Park Condominiums.

Lease Agreements: A copy of the standard 2-page residential rental agreements have been reviewed, and have been included in the Addenda. All tenants are on short-term 7, 8 and 9 month leases. The rental agreements are typical of others used in the marketplace. Utilities, except for water, trash and basic cable are paid for the tenant. There is a late charge of $30 if management elects to accept rent after the third of the month, and a $20 returned check fee. No pets are allowed without written consent. Use of the premises shall be for a private residence only. No more than three persons shall occupy a one bedroom unit; no more than 5 are allowed in a two bedroom. Occupancy limits are strongly enforced. First month and security deposits are collected prior to the tenant moving in.

Capital Improvements: Capital expenditures over the past two years have also been reviewed and/or discussed with the property manager. Improvements to the property over the past year and half include exterior paint (entire complex), new landscaping, new appliances and carpets in most units.

Occupancy trends: In addition to the above, occupancy trends of the complex have been reviewed. Since Lincoln Property took over as managers, occupancy has been increasing. Increased occupancy has also been due to an improving rental market. The new management has also qualified tenants better which have resulted in less turnover and less evictions. There are no rental specials at this time.

Other: According to management, the laundry machines are owned by the service company.

Subject Asking Rents

As of September 28, 1996, the following monthly rents (all unfurnished) were being charged at the subject complex:

                             LAUREL TREE APARTMENTS

 26         Studios           399sf      $450             $1.13/sf   $11,700
 22         Studios           399sf      $495             $1.24/sf   $10,890
 60         1Br/loft          520sf      $540             $1.04/sf   $32,400
 24         1Br/1ba           542sf      $560             $1.03/sf   $13,440
 24         2Br/1ba           700sf      $675             $0.96/sf   $16,200
  1         3Br/1ba           702sf      $800             $1.14/sf   $   800
                                         ----             --------   -------
157                                      $544/avg. unit   $1.05/sf   $85,430


                             HARDING PARK TOWNHOUSES

 20         2Br/1ba           975sf      $775                $0.79   $15,500
 16         3Br/2.5ba       1,362sf      $895                $0.65   $14,320
 --                         -------      ----             --------   -------
 36                                      $828/unit           $0.72   $29,820

TOTAL 193                                $597/unit                  $115,250
                                                                    --------

Note: There may be some size variances in LaurelTree complex; only a few representative units could be measured. The "market" or asking rents at Harding Park are clearly below market potential.

All rents include water, trash removal and basic cable. Tenants pay their own gas and electric (Pacific Gas & Electric Company), telephone, and premium cable channels. To qualify, prospective tenants must have three times the monthly rental rate and a positive credit report and previous rental history. There is a $25 application fee (includes credit report). The application fee is non-reimbursable.

The above price list was set in September 1996. Management periodically surveys other complexes in the area in order to maintain market rental levels.

As can be noted on the rent roll in the Addenda, some of the subject apartment units are already at the new "market" price levels. Those units with leases expiring will be moved to the new rates. At this time, there is a difference of approximately 2+/- percent between the market and actual rents (i.e., actual rents lag about 2 percent below market). However, it appears that the "market" rents in the Harding Park project are below potential, as based on our rental survey.

Rent Survey and Analysis

In order to determine whether the subject rentals are at or within a market rental range, a survey of competing complexes was made. This analysis involved a comparison of amenities and facilities offered by competitive projects with those offered by the subject.

The competing complexes considered most helpful in estimating the subject economic or market rental level are summarized on the following pages.

                            RENT COMPARABLE NUMBER 1

Name:                    CYPRESS CREEK

Location:                162 Casentini Street, Salinas

Age/Type:                9 years old/ two-story garden design - 288 units

--------------------------------------------------------------------------------
                           Type           Rent           SF        Rent/SF
                           ----           ----           --        -------
Monthly Rent:            1BR/1BA =      $725-750         750       $0.97-1.00

                         2BR/2BA =      $925-950       1,000       $0.925-0.95
--------------------------------------------------------------------------------

Utilities included
  in Rent:               water and trash

Recreational Amenities:  Tennis, heated pool, sauna, racquetball, spa, w/d hookups, laundry rooms

Vacancy:                 0% (some units will become available in next few weeks)

Comments:                Nine year old project; good tenant appeal. Located off
N. Main Street. Close to shopping, schools, freeway. Deposit=$300/400. $25 per month extra with lease (either 6 or 9 months). Pet deposit of $400 (cats). Good demand over past year. Source: (408) 758-3008

                                [GRAPHIC OMITTED]

                            RENT COMPARABLE NUMBER 2

Name:                    FOX CREEK

Location:                36 W. Alvin, Salinas

Age/Type:                1986/ two-story garden design - 168 units

--------------------------------------------------------------------------------
                           Type           Rent           SF        Rent/SF
                           ----           ----           --        -------
Monthly Rent:            1BR/1BA =        $625           708       $0.88

                         2BR/1BA =        $725           875       $0.83

                         2BR/2BA =        $750           986       $0.76
--------------------------------------------------------------------------------

Utilities included
  in Rent:               water and trash

Recreational Amenities:  Tennis, heated pool, sauna, spa, exercise room, w/d hookups in all units, laundry rooms

Vacancy:                 0% (some units will become available in December)

Comments:                Ten year old project; good tenant appeal. Located off
N. Main Street. Close to shopping, schools, freeway. Deposit = $250. Pet deposit of $350 (20 lbs.). Good demand over past year. No units available. Some units may become available in December. Carport parking plus open. No specials. Month-month rentals. Source: (408)449-1800

                                [GRAPHIC OMITTED]

                            RENT COMPARABLE NUMBER 3

Name:                    CYPRESS LANDING

Location:                552 Rico Street, Salinas

Age/Type:                1989/ two-story garden design - 112 units

--------------------------------------------------------------------------------
                           Type           Rent           SF        Rent/SF
                           ----           ----           --        -------
Monthly Rent:            1BR/1BA =      $655-690       750+/-      $0.87-0.92

                         2BR/1BA =      N/A

                         2BR/2BA =      $765-825       975+/-      $0.78-0.84\5
--------------------------------------------------------------------------------

Utilities included
  in Rent:               water and trash

Recreational Amenities:  Tennis, heated pool, sauna, spa, exercise room, some units have fp's (all 1/br's), laundry rooms

Vacancy:                 0% (some units will become available in October)

Comments:                Good tenant appeal. Located in north Salinas. Close to
shopping, schools, freeway. Deposit = $350/450. Good demand over past year. No units available. Some units may become available in October. Carport parking plus open. No specials. 6 and 12 month leases ($15/mo. taken off 12 mo lease).
Source: (408)424-4343

                                [GRAPHIC OMITTED]

                            RENT COMPARABLE NUMBER 4

Name:                    NORTHPOINTE

Location:                196 E. Alvin Drive, Salinas

Age/Type:                1976/ two-story garden design - 138 units

--------------------------------------------------------------------------------
                           Type           Rent           SF        Rent/SF
                           ----           ----           --        -------
Monthly Rent:            1BR/1BA =        $568           648       $0.87-0.92

                         2BR/1BA =        $620           735       $0.84

                         2BR/1BA =        $669           835       $0.80
--------------------------------------------------------------------------------

Utilities included
  in Rent:               water and trash

Recreational Amenities:  Tennis, heated pool, sauna, spa, exercise room, some units have fp's (all 1/br's), laundry rooms

Vacancy:                 1% (only one unit available at survey time)

Comments:                Avg-Avg+ tenant appeal. Located in north Salinas. Close
to shopping, schools, freeway. Deposit = $300/400. Good demand over past year. Carport parking plus open. No specials. 6 month leases. Source: (408)443-1776

                                [GRAPHIC OMITTED]

                            RENT COMPARABLE NUMBER 5


Name:                    THE REEF APARTMENTS

Location:                333 W. Laurel Drive, Salinas

Age/Type:                1960's/ garden court design - 54 units

--------------------------------------------------------------------------------
                           Type           Rent           SF        Rent/SF
                           ----           ----           --        -------
Monthly Rent:            1BR/1BA =      $530-545         625       $0.87

                         2BR/1BA =        $650           800       $0.81

                         Studio  =        $450           400+/-    $1.13
--------------------------------------------------------------------------------

Utilities included
  in Rent:               water and trash

Recreational Amenities:  pool only

Vacancy:                 0% (none at time of survey; waiting list)

Comments:                Avg tenant appeal. Located in north Salinas. Close to
shopping, schools, freeway. No specials. Source: (408) 449-1680

                                [GRAPHIC OMITTED]

                            RENT COMPARABLE NUMBER 6

Name:                    SHERIDAN PARK

Location:                1450 N. First Street, Salinas

Age/Type:                1983+/ two-story garden design - 116 units

--------------------------------------------------------------------------------
                           Type           Rent           SF        Rent/SF
                           ----           ----           --        -------
Monthly Rent:            1BR/1BA =        $570           630       $0.90

                         2BR/1BA =        $620           800       $650
--------------------------------------------------------------------------------

Utilities included
  in Rent:               water and trash

Recreational Amenities:  Heated pool, 2 sauna, spa, laundry rooms, security gates

Vacancy:                 0% (none at time of survey)

Comments:                Avg-Avg+ tenant appeal. Located in north Salinas. Close
to shopping, schools, freeway. Deposit = first month's rent plus key deposit. Carport parking plus open. No specials. No units available, but 10 units will be in November. Source: (408) 449-8203

                                [GRAPHIC OMITTED]

All rental rates quoted in the survey are month-to-month or short-term leases. None of the complexes surveyed in this report had long-term leases. All complexes are garden style two and/or three-stories of similar vintage and design as the subject. All are located in the general subject neighborhood. Typically, rents include water and trash removal. None of the complexes were offering any specials.

Rental Number 1 represents Cypress Creek, located at 162 Casentini Street, nearby the subject. This is a 288-unit complex built in 1987. It is of good quality and in good condition. Amenities include tennis courts, heated pool, sauna, racquetball, spa, laundry hookups, laundry rooms and carport parking. No promotional specials or concessions. Leases are 6 and 12 month terms. Security deposits are $300 and $400 (depending on the unit size). Pets are allowed with a $400 deposit. One bedroom units are reported at 750 square feet, and rent from $725 to $750, depending on variation of location within the complex. Two bedroom/two bath units measure 1,000 square feet and rent from $925 to $950, or $0.93 to $0.95/sf Only four units are available. This is one of the newer and better quality complexes in Salinas and is similar in many respects to the subject. Like Rental Number 2 below, it is comparable to the subject, but superior.

The subject does not offer the recreational amenities nor does it have the appeal as Rental #1. On a per unit basis, the subject should definitely rent lower than $725 for one bedrooms, and $925 for two bedrooms.

Rental Number 2 represents the 168-unit Fox Creek Apartments, located at 136 West Alvin Drive nearby the subject in north Salinas. The overall quality and condition are good. No promotional specials or concessions. Leases are 6 and 12 month terms Security deposits are $250. Amenities consists of a pool, spa, weightroom, clubhouse, laundry rooms, and tennis courts. Some units have washer/dryer hookups. There are 76 one bedroom, 24 two bedroom/one bath, and 68 two bedroom/two bath units. One bedroom units are reported by management at 708 square feet, and rent at $625 per month, or $0.88/sf Two bedroom/ one bath units are 875 square feet, and rent at $725 per month, or $0.83/sf Two bedroom/two bath units are 986 square feet, and rent at $750 per month, or $0.76/sf Current vacancy is zero.

Like Rental #1, this comparable is superior to the subject as it contains more recreational amenities and is newer. This comparable is useful in setting the upper end of the per unit rental range for the subject. It is clear that the subject one bedroom units should rent below $625, and the two bedrooms should fall below $725 per month.

Rental Number 3 is the 112-unit Cypress Landing Apartments located at 552 Rico Street, nearby the subject in north Salinas. This is a newer complex built in 1989. It is of good quality and in good condition. There are 36 one bedroom and 76 two bedroom/ two bath units. One bedroom units measure approximately 750 square feet and are $640-665 per month. Two bedroom units are approximately 975 square feet, and rent from $745-795 per month. Amenities include a pool, spa, clubhouse and carport parking. Some units have fireplaces. No rental concessions or specials. The property is close to shopping, freeway access and schools. The overall appeal is good. Only one unit is currently available. As with the previous two comparables, Rental #3 is superior to the subject.

Rental Number 4 is the 138-unit Northpointe Apartments located at 196 East Alvin in North Salinas nearby the subject. This is a two-story garden complex built in 1976. The overall quality and condition are above average to good. The location directly off N. Main is close to shopping, schools and freeway access. The complex has 1, one bedroom unit currently available at $568/month, and 1, two bedroom/one bath unit at $620/month. Two bedrooms reportedly rent as high as $669 per month. One bedrooms range from 624 to 648 square feet, and two bedrooms contain 735 to 835 square feet. Rents include water and trash. Security deposits are $300 for one bedrooms and $400 for two bedrooms. Leases of six months are required. There are no specials or concessions. Pets are not allowed. Amenities include two laundry rooms, and one swimming pool.

The appeal, age and level and quality of amenities are similar to the subject. The subject has an advantage of having security fencing. Overall, this comparable provides good support for the subject "market" rents (with the exception of the three bedroom units).

Rental Number 5 represents The Reef Apartments, a 54-unit garden court design complex built in the 1960's. This complex is also located in north Salinas nearby the subject. It is older than the subject, and has slightly less appeal. This complex is renting one bedroom units at $530 to $545, and two bedroom units at $650 Studios are $450 per month. All rents include water and garbage. The subject offers superior appeal in that the rent includes basic cable and security gates. Given these differences, the subject should rent about $20 to $25 per month higher. Overall, Rental #5 gives good support to the subject "market" rents by bracketing at the lower end.

Rental Number 6 represents Sheridan Park, located nearby the subject. This is an average quality property that features security gates. Rents are $570 for one bedrooms and $620 per month for two bedroom/one bath units. Water and trash removal are included in the rent, but basic cable is not. The overall quality and appeal are similar to the subject. According to management, there are no available units at this time. Overall, this is an excellent comparable for the subject.

Other: In addition to the above primary comparables, several other complexes including many owned by Thysen in the Salinas marketplace were considered. Thysen owns another 12 complexes in Salinas (most are in North Salinas). Although not enough to "set" the market, the number of complexes controlled by Thysen has an influence on rental levels. Thysen property managers (employees of Lincoln Property) regularly refer clientele to other Thysen complexes. Still, there are more than enough competing projects to make it difficult if not possible to "control" the market.

Market Rental Conclusion

The six primary comparables strongly support the current subject "market" rental rates for the subject's one and two bedroom units; however, the three bedroom units (Harding Park) at only $0.65/sf are below market. Although few complexes have three bedroom units, it is clear from the two bedroom rentals that the subject three bedroom units should rent closer to $1,000 per month than the quoted $895 per month. This is in part due to their larger size, but also to enclose garages, security gates and newer condition.

Of the complexes surveyed (including those not shown in this appraisal) which consisted of about 2,000 total units, overall vacancy is running between 1-2 percent. Most had no vacancy. Some had only a few units available. A few managers stated that units should become available in November and December as seasonal workers go home. When a unit does become available, it typically takes 3 to 7 days to re-rent. However, in several cases, the unit is pre-leased (rented prior to the occupant moving out).

Subject Market Rental Income (@ 100 percent Occupancy)

Based on market rents, the subject would have a monthly gross rental income of $115,230 based on the current asking "market" rents. However, we believe that an additional $1,680 per month (from an increase in 3br units) should be added to better reflect market potential. Consequently, the "market" rental income is estimated at $116,910, or $1,402,920 on an annual basis.

Actual Reported Income

Shown below is a table outlining collected revenue for 1994, through August 31, 1996. Rental income for September 1996 is also shown. Income statements are shown in the Addenda.

================================================================================
                      1994            1995                 YTD ('96)   Sept. 96
================================================================================
*Gross Rents:      $1,053,223      $1,142,846($518/un)     *$816,682    $107,520
--------------------------------------------------------------------------------
Laundry            $   21,189      $   23,324              $ 19,784       N/A
--------------------------------------------------------------------------------
Other              $   65,503      $   57,647              $ 48,545       N/A
--------------------------------------------------------------------------------

* - collected rents (not including vacancies)
N/A = Not available

Rental Income Estimate: Almost all of the subject's total income is derived from rents. Rental income has increased steadily over the past 1.5 years. This is due in part to new management and an improving rental market.

The actual rental income for the month of September 1996 was $107,520, or $557 per unit. This amount does not include vacant/vacant pre-leased units. The market rent for the vacant units total $5,025, or $628 per unit on average. Blending this with actual rental income, results in a gross scheduled rental income of $112,545, or $583 per unit. This is 5.7 percent below market potential. We have used $112,545 or $1,350,540 annualized for stabilized gross rental income.

Laundry: The laundry income is stabilized at $15,000 per year. This is consistent with other complexes of this size and with the subject's prior past years of operation.

Other: Other income consists of retained deposits, late charges, nsf checks, and miscellaneous charges to tenants. The large percentage of this category relates to security deposits. Although forfeited security deposits and late charges are a source of income, it is not included in the reconstructed operating statement as part of ongoing cash flows. This is largely because this type of income was not accounted for in the computation of gross and net operating incomes for the comparable sales. By including other income for the subject but not the comparables, would be overstating value. However, other income has been considered in the overall valuation.

Total Gross Income: Total gross income is estimated at $1,365,540; rounded to $1,365,000.

Vacancy and Collection Loss

In estimating a stabilized vacancy factor, several factors were considered. First, vacancy has decreased over the past few years due to new management and improving market conditions. The property has been upgraded over the past year. Meanwhile, market conditions have improved due to an expanding economy. The resurgence of "Silicon Valley" 70 miles to the north, the new Soledad Correctional facility, and several thousand feet of regional shopping space has created many new jobs. The new Wal-Mart in this area will also expand the retail base, and bring in new jobs.

As of the inspection date, the subject complex is running a zero vacancy. This is consistent with comparable Salinas projects. However, units are expected to become available and occupancy will not remain at 100 percent. Annual vacancy has been low, according to management (about 2-4 percent).

In addition to vacancy, consideration must also be made for ongoing collection loss. In the case of the subject, collection loss has been reduced from previous years due to the stricter qualifying policies. There are no pending evictions. Consideration should still be made for collection loss. A reasonable stabilized collection loss rate is 1 to 2 percent of gross income.

Assuming continued good professional management, vacancy and collection loss should run at approximately 5 percent on average. There is the strong possibility that vacancy and collection will fall below this estimate over the next 12 to 24 months; however, longer-term, consideration should be made for decreased economic activity which could result in "softer" rental conditions.

Effective Gross Income

The effective gross income is estimated by deducting five percent from estimated gross income, as shown below:

--------------------------------------------------------------------------------
            Gross Annual Income:                         $ 1,365,540
            Less: Allowance for Vac/Collection (5%)          (68,277)
                                                         -----------
            EFFECTIVE GROSS INCOME                       $ 1,297,263
--------------------------------------------------------------------------------

Expense Analysis

In order to estimate the value of the property by the income capitalization approach, expenses must be deducted from effective gross income to arrive at a net operating income estimate. Like other types of income property, apartment property expenses are a function of services provided as well as physical and geographical characteristics of the property itself. Operating and "fixed" expenses vary from complex to complex, but generally fall between 33 to 45 percent of revenue (gross income), including replacement reserves.

Expenses can be broken down into per unit per year (or month), or as a percentage of rental revenue or effective gross income. Expenses as a percentage of income change depending on revenue levels. It can be difficult to compare apartment expenses on a line-by-line basis. No two apartment complexes are alike.

Shown on the following page is a recent operating history of the subject. Expense categories are analyzed and discussed below. It should be noted that new management took over in 1995; expense records previous to 1995 are not complete and do appear to reflect current conditions.

Real Estate Taxes & Direct Assessments

California state law requires the reassessment of any parcel upon change of ownership. The market value of the subject property intrinsically assumes a hypothetical sale. Therefore, it is necessary to estimate real estate taxes based upon market value.

In the State of California, property is enrolled at 100 percent of market value as determined by the County Assessor upon transfer of ownership or significant new construction. The maximum tax rate cannot exceed 1 percent of the enrolled value, plus general assessment bonds and fees approved by the voters. Enrolled value can be increased by a maximum of 2 percent per year, absent transfer, or new construction, based on the cost of living. Under Proposition 8, approved subsequent to Proposition 13, value can also be decreased to reflect current market conditions. The actual taxes are below what the new taxes would be based upon market value. According to the Monterey County Tax Collector Department, there are no special assessment bonds. The tax rate is 1.05 percent of assessed value.

Since market value has not yet been estimated by the income capitalization approach, a technique which adds the composite tax rate reflecting the ad valorem taxes to the capitalization rate has been used. The resulting value estimate is then multiplied by the composite tax rate to obtain the amount of new taxes. This method gives only an approximation since the assessed value may not necessarily be the sale price (or market value). In addition, the value conclusion by the sales comparison approach has been used as a guide. Applying the tax rate, results in new taxes of $89,000+/-

================================================================================
                       SUBJECT PROPERTY OPERATING HISTORY
================================================================================

Expense Item                            1994          1995      Y-T-D (8/96)
------------                            ----          ----      ------------
      Payroll                         $107,178      $136,437      $ 86,174
      Utilities                       $133,212      $152,013      $ 79,180
      Insurance                       $ 60,020      $  8,245         $ N/A
      Taxes &                         $ 50,033      $ 42,854      $ 25,880
        License & Permits             $    140      $  2,023      $  1,884
      Management Fee                       N/A      $ 30,485      $ 28,619
      Administrative                  $ 13,042      $ 25,465      $  8,465
      Maintenance & Repair            $ 89,815      $202,979      $ 65,484
      Gardening/Landscaping           $    359      $ 26,693      $ 16,000
      Cable T.V                       $ 18,396      $ 16,830      $ 12,700
      Security                             423      $  8,321      $  6,000
                                      --------      --------      --------
                                      $472,618      $652,354      $330,386

================================================================================
      TOTAL             Per Unit (Rd)   $2,448/unit   $3,380/unit   $2,569/unit
================================================================================

Note: Maintenance & repair expense in 1995 is inflated due to installation of new carpets and extra supplies. Many of the above categories are group expenses (e.g., pool supplies and maintenance is under Maintenance and Repairs).

License and Permits

In addition to taxes, apartment properties incur license and permit fees. These fees have been approximately $2,300 per year over the past two years. As such, the stabilized estimate is $2,300 ($ 13/unit).

Payroll

The manager lives in the complex and the unit rent is included in his compensation. Payroll expense was reported at $136,437 in 1995, or $707 per unit. This includes payroll taxes, state compensation insurance, unemployment taxes, wages for manager and office workers as well as maintenance personnel, and bonus. To date in 1996, this category is $86,174, or $670 per unit annualized. This expense has been stabilized at $675 per unit, or $130,000.

Utilities

Utility expense includes water, trash, basic cable, sewer, electrical for exterior site lighting and for other common amenities, including laundry facilities, filtering equipment for the pool, lighting for the clubhouse, etc.; tenants pay their own telephone, electric and gas, and premium channel cable. The subject units are individually metered.

Trash removal service is included in the monthly rent for all units. Utility expense can be estimated on a price per unit or on a price per square foot basis. The projects with the greatest amount of amenities and larger unit sizes generally show the highest rates of utility expenses. In 1994 and 1995, utilities were reported at $133,212 and $136,437, respectively. The annualized projection for 1996 based on the first eight months is $670 per unit. We have stabilized this expense at $800 per unit, which is consistent with prior years and other apartment complexes throughout the region.

Insurance

Insurance expense has been stabilized at $100 per unit as based on similar complexes throughout the region. Actual insurance expense does not appear accurate (e.g., $60,020 in 1994).

Management Fee (Supervisory Management)

Lincoln Property Company has been managing the property over the past year and one-half. The reported fee was $30,485 for 1995. To date in 1996, the fee has been $28,619. The fee will increase with the increase in rental. Normally, management companies will charge from a low of 3 for large projects to a high of 6 percent of collected rent for smaller complexes. This expense has been stabilized at 4 percent of effective gross income.

Maintenance and Repair

This category includes on-going maintenance and repairs that include the common areas, plumbing, pool, and electric. This category also includes building/pool supplies, appliance replacement and decorating supplies. In 1995, most carpets were replaced. This level of replacement does not recur on an annual basis, thus an adjustment is required in stabilizing this expense. M&R in 1994 was reported at $70,892, or $377 per unit. Normally, maintenance and repair ranges from 4 to 7 percent of effective gross income, or $400 to $600 per unit. The actual subject expense has been substantially higher due to the refurbishing of the complex over the past year. It should also be noted that this category does not include landscape/gardening and exterminating contracts or wages for maintenance personnel.

Administrative

This category consists of advertising and promotion, office supplies, computer expense, legal, credit check expense, and miscellaneous expense such as stationary, postage, etc. As shown in the Income & Expense Statement prepared by Lincoln Property Residential, a management fee paid to Lincoln is included under this category. In this analysis, the management fee has been separated and discussed under its own category. Administrative expense has been stabilized at $20,000.

Gardening/Landscaping/Cable T.V./Security

Landscaping is contracted to a private landscape company. Basic cable is included in the rent, thus it is an expense to the landlord. Security patrol and exterminating are also contracted. Total expense reported in 1995 was $51,844. The total for the first eight months of 1996 is $34,700. We have stabilized this category at $50,000.

Replacement Reserves

Most owners do not utilize the replacement reserve account during the analysis or operation of an apartment complex. Rather, capital improvement items are often expensed as they are incurred. However, since capital expenditures affect the investor's cash flow, an analysis of the property's value must account for these expenses in the form of appropriate reserves for replacement.

Reserves for replacements are estimated at 2.5 percent of EGI, which equates to $32,000. This takes into account the current average - good condition, and recently completed capital improvements of the project. Items which are commonly associated with a reserve account include repaving of drives, replacement of underground utility pipes and electrical conduit, roof and foundation, as well as resurfacing of the pool new appliances, etc. (i.e., items that are not normally expensed year to year).

Net Operating Income

Total stabilized expenses and collection loss allowance amount to $3,240 per unit. This also equates to 48 percent of effective gross income. It should be noted that as a percentage of income, expenses are higher at the subject than they are for many complexes in this region. The reasons for this include: (1) basic cable service included in the rent; and (2) rents are relatively low in comparison to complexes in neighboring counties, thus as a percentage of income, expenses appear high. This will probably change somewhat as rent levels increase over the next several months.

Net operating income is estimated by deducting operating and fixed expenses from effective gross income, as shown below and on the following page:

--------------------------------------------------------------------------------
            Effective Gross Income                      $ 1,297,263
            Total Expenses                                 (625,300)
                                                        -----------
            Net Operating Income Before
            Income Taxes & Depreciation                 $   671,963
--------------------------------------------------------------------------------

Capitalization Rate Analysis

After net operating income is estimated, an appropriate capitalization method is selected. Of the various techniques, the one that is almost always used due to its simplicity is direct capitalization. This method employs the use of a single rate known as the overall rate. The overall rate reflects the relationship between the projection of annual net operating income and a sale price or an estimate of value. It is calculated by dividing the net operating income of the sale into the sale price. When the property is purchased all cash, which is rare for larger apartments, and there is no subsequent change in value or income, then the capitalization rate is also the rate of return on the total property investment.

In the Sales Comparison Approach section of this report, there is a table in which we have summarized our analysis of capitalization rates for the comparable sales. These capitalization rates were based on actual or actual near-term potential gross annual income less expenses at time of sale. In each case, expenses included new real estate taxes at market value as opposed to actual taxes which are typically much lower. The capitalization rates derived from each of these sale properties are summarized below:

Sale No.         1      2       3      4       5      6       7      8
--------------------------------------------------------------------------------
Cap Rate (%):   8.54   8.6     9.1    9.34    9.6   10.15    7.9    9.69

The main factor influencing capitalization rates is the perception of risk. Those properties perceived to have higher risk, will sell at higher capitalization rates. The lower risk properties sell at lower capitalization rates. Apartment properties, because of their low vacancy, generally fall into the low risk category. Risk factors that should be taken into account in selecting an appropriate capitalization rate include the following:

o     Amount of available land zoned to allow future apartments

o     Upside (or downside) potential of cash flow

o     Existing or planned government restrictions on use and/or rent increases

o     Deferred maintenance and remaining life of site improvements

o     Marketability/liquidity

o     Availability of financing

Availability of Land (potential of future competition)

While there are several hundred acres of undeveloped land in the general area, most is zoned agriculture or has environmental issues such as sloughs/wetlands. This is not to say, however, that additional apartments could not be developed within a 50 mile radius. There has been very little apartment construction in the area over the past 9 years. One of the main reasons is the high cost of land and building. So, while future construction of apartments will occur to some degree, the high cost will result in higher rents that likely will not compete with the subject.

Upside Potential of Cash Flow

Gross revenue projected at stabilized occupancy is based largely on the current average rate. The market rate, although close, is still higher than the actual income. And given high occupancy in almost all Salinas apartment properties, it appears certain that rents will continue to gradually increase over the next 12 to 24 months. Consequently, upside rental potential appears good at this particular time. The subject is not affected by rent control, so this would not be a limiting factor. The market rents were concluded higher than actual, thus the capitalization rate should be lower to reflect this upside.

Deferred Maintenance

The subject is well-maintained without any significant repairs or deferred maintenance. Better-conditioned apartments tend to sell at lower capitalization rates.

Marketability/Liquidity

Appropriately priced, the subject would have good marketability (see Marketing and Exposure Estimate sections). This tends to lower the overall capitalization rate since there would be good buyer demand. At 193 units, the subject is on the larger size (although the two complexes could be sold off separately). There is also the possibility of sell off the Harding Park property as individual townhomes, which has a tendency to drive down the overall capitalization rate.

Availability of Financing

Financing should not have a significant impact on the capitalization as capital is available for this type of property.

Capitalization Rate Conclusion

In conclusion, the subject capitalization rate should fall around 8.0 percent, as evidenced by the sales. Discussions with brokers, property owners and management companies indicate that apartment capitalization rates are dropping in Santa Clara County. Applying the 8.0 percent rate results in the following value:

            $671,963/ .080          =           $8,400,000 (rounded)

--------------------------------------------------------------------------------

                             INCOME APPROACH SUMMARY
--------------------------------------------------------------------------------

INCOME

     Gross Annual Rental Income                                     $ 1,350,540
     Laundry                                                        $    15,000
                                                                    -----------

     TOTAL GROSS INCOME                                             $ 1,365,540

Less: Vacancy & Collection Loss Allowance (5%)                          (68,277)
                                                                    -----------

================================================================================
EFFECTIVE (COLLECTED) GROSS INCOME                                  $ 1,297,263
================================================================================

Stabilized Operating Expenses                                  Per Unit (rd)
-----------------------------                                  -------------
      Payroll                                      $130,000        $ 675
      Taxes (Prop 13)                              $ 89,000        $ 461
      License & Permits                            $  2,300        $  12
      Utilities                                    $154,000        $ 800
      Insurance                                    $ 19,000        $ 100
      Management Fee                               $ 52,000         (4.0%)
      *Administrative                              $ 20,000        $ 104
      Maintenance + Repair                         $ 77,000        $ 400
      Landscape/Cable T.V./Security                $ 50,000        $ 259
      Replacement Reserves                         $ 32,000        $ 166
                                                   --------        -----

* includes Advertising & Promotional

================================================================================
TOTAL OPERATING EXPENSES                           $625,300     $3,240(rd) (48%)
================================================================================

================================================================================
NET OPERATING INCOME (NOI)                                      $671,963
================================================================================

      OVERALL CAPITALIZATION RATE (Applied to NOI)                .080
                                                                  ----

================================================================================

Market Value As Is                              $8,399,538
ROUNDED                                         $8,400,000

================================================================================

Other Capitalization Procedures

Other capitalization methods may be used in the appraisal of apartment properties, although their understanding and use falls far short of direct capitalization. The Discounted Cash Flow analysis (DCF) is one such method. In this procedure, the value of a property is equivalent to the present value of the annual before tax cash flows, over an assumed investment holding period, plus the sale (reversion) of the property at the end of the holding period, at a single discount rate. The advantage of this approach is that it identifies variability in annual cash flows, especially in a start-up operation.

The Discounted Cash Flow Analysis requires several assumptions that impairs its reliability. For this reason, it is oftentimes considered a secondary valuation method in the appraisal of apartment appraisals.

In this appraisal, the DCF procedure has not been used as it does not provide any additional insight into the valuation of this property. There are several reasons for excluding this approach. There is nothing to suggest at this time that there will be substantial changes in income patterns, although the near-term trend appears to be continued strengthening and gradual increasing of rents. Another reason is that there would be several assumptions that would have to be made. Perhaps the most compelling is that the sales were not purchased on a DCF approach. Employing a DCF for the subject would require that inferences be made about each sales as to applicable yield and going-out capitalization rates, as well as hold periods and annual expense and income increase (or decrease) projections. If the majority of these sales were purchased in this manner, then a DCF would have applicability; however, this is not the case.

Income Approach Conclusion:

The Income Approach concludes a value of $8,400,000.

SALES COMPARISON APPROACH
--------------------------------------------------------------------------------

The Sales Comparison or Market Data Approach involves making an analysis of the property being appraised based on sales of similar properties. To a lesser degree, this procedure may consider the asking prices of current listings. The market data approach presumes that a prospective purchaser would pay no more for a property than the amount with which he or she could buy another of equal utility. The reliability of this procedure is determined by: 1) availability of comparable sales; 2) comparability of sales in terms of date of sale, location, size, density, or other physical characteristics; and, 3) verification of the sales data.

Although there are variations, apartment property sales are often analyzed using four unit-of-comparison indicators:

      o     Price per unit

      o     Gross Income Multiplier or Effective Gross Income Multiplier

      o     Price per Rentable Square Foot

      o     Price per Room

Price Per Unit Method: The price per unit method is most often affected by unit size, condition, overall functional utility, and location of a property. Sales with high average unit sizes which are situated in the most desirable locations tend to command the highest price per unit. Naturally, the existing potential rent levels also affect the sale price, thus influencing the price per unit value. Each of these factors determine the amount of net operating income that can be generated per unit which is a fundamental measurement of investor return when applying the price per unit method.

Price Per Room Method: Sale price per room demonstrates the same relationship as price per unit. Applying the same logic discussed above, which considers the average unit size of the subject, existing rent levels, and location relative to the comparable sales, a value per room can be estimated for the appraised property.

Price Per Square Foot Method: While size is a strong influence in sale price per unit and price per room, the rent levels attained by a property per square foot are closely related to the price per square foot it may attain in the marketplace. It is generally true that all else being equal, the rent per square foot for larger units is less than the rents per square foot for small units. Thus, apartment buildings which have larger unit sizes have lower rents per square foot and therefore have lower selling prices per square foot.

Gross Income Multiplier Method: The gross income multiplier (GIM) technique is oftentimes perceived as one of the most accurate market measure of value by the Direct Sales Comparison Approach. The GIM is calculated by dividing the sale price of the sale property by its gross annual income. This method tends to equalize property differences such age, size, and number of units. In general, where there is a fee simple title, apartment properties tend to sell at 5.5 to 8 times multiple on actual income. The range is tempered by a number of factors that include location, condition, quality, and upside rental potential. The more desirable properties with good track records will typically be higher on the scale, whereas lower quality facilities in weak locations tend to fall at the lower side. Since the GIM involves gross income rather than net income, the appraiser must compare the level of expenses of the comparables with the subjects'. This technique works best when expense operating ratios are reasonably consistent. Comparison is not straightforward, for example, when the sale property has an operating expense ratio that is significantly higher than the subjects'. Consequently, when estimating a GIM, care must be taken when comparing gross incomes. A variation of the GIM technique-effective gross income multiplier (EGIM)-is calculated by dividing the sale price by the effective gross annual income instead of the gross annual income. This technique, however, often does not result in a further refinement since apartment vacancy (and collection loss) throughout the region is very low.

Comparable Sales Description & Analysis

A search for apartment properties was made in Salinas and surrounding areas. No sales of larger apartment complexes (over 100 units) in Salinas during 1995 and 1996 were found. The most recent larger apartment transaction in Salinas occurred in 1994; a 60 unit complex sold in 1993 and an 112-unit property transferred in late 1991. A summary of these sales is summarized on the following pages. Additional information is included in the Addenda.

To obtain more recent sales data, it was necessary to expand the search into nearby cities and counties. The strongest sales activity at this time is taking place in Santa Clara County, adjacent to the north of Monterey County. A number of larger sales have also taken place in Santa Cruz County, to the west. A brief description of each sales area and how it relates to Salinas is summarized in the following paragraphs.

Santa Clara County/San Jose: This is the largest county in the region with a population of over 1.4 million. It contains the City of San Jose, the third largest city in California. "Silicon Valley" originated in Santa Clara County. The county is home to over 2000 electronic firms, including industry leaders such as Intel and Hewlett Packard. Over the past 20 months, technological employment has dramatically increased resulting in the creation of several new jobs. To fill new jobs, several thousand people have moved into "Silicon Valley" thus creating a demand for housing. As a result, apartment and other housing rents have increased substantially, nearly doubling from previous lows in some cases. Investors have now caught on to increasing rental activity, and sales activity is brisk. This market has "filtered" into nearby communities, including Santa Cruz, Alameda County, and to some lesser degree, Salinas.

The resurgence of the Santa Clara County market comes after six years of sluggish performance. The last major upswing was in 1982-85 when rents increased annually by 18 to 20 percent. From 1995 to 1989, rents and vacancy were steady. In late 1989, following the Loma Prieta earthquake and a decline in economic activity, vacancy levels started to increase and rents became soft with rental concessions given in some complexes. Starting in late 1994, the market started to once again turn upward. In 1995, economic conditions improved and rents increased to reflect a landlord's market. Today, vacancy is extremely low with very units available for rent. This is expected to continue for at least the next six to 12 months as little land is available for new apartment construction.

                    COMPARABLE MARKET DATA - APARTMENT SALES

       Project Name
 Sale  Location                       No. Units      Sale       Year          Sale  Price/     GIM     Price Per Unit
 No.   A.P.N.                         RSF-Bldg    Date (COE)   Built         Price  Sq. Ft     OAR      Cash-on-Cash
=======================================================================================================================
 [1]   Willow Gardens Apartments
       1760 Stokes Street                186        6/14/96     1971   $13,650,000  $85.17    7.04             $73,387
       San Jose, CA                    160,260                                                8.54%                6.8%
----------------------------------------------------------------------------------------------------------------------
       2-story apartment garden style built in 1970. Wood frame, wood exterior. Average quality and condition. 190 covered parking spaces (carports). Amenities include pool, spa, laundry, recreation room, balconies/patios, storage lockers, a/c. 6.40 acres (29.06 du/ac). First loan $10,600,000 from St. Paul Federal Bank. Document
       #13330744.
----------------------------------------------------------------------------------------------------------------------
 [2]   Ocean Terrace
       1630 Merrill Street               100        7/12/96     1972    $6,300,000  $78.04     6.5             $63,000
       Santa Cruz, CA                 80,724 sf                                                8.6%                8.1%
----------------------------------------------------------------------------------------------------------------------
       100-unit garden style built on 2.7 acres in county area of Santa Cruz. Built in 1972, there are six buildings, a pool, exercise room, sauna, three laundry rooms, and on-site manager's office. Wood frame construction.
       Average quality and avg+ condition. 130 on-site parking spaces. AEK kitchens. $4,725,000 first from Home
       Savings of America.
----------------------------------------------------------------------------------------------------------------------
 [3]   Fox Creek Village
       196 West Alvin Rd.,               168        9/24/94     1986    $8,350,000  $66.31     6.8             $55,650
       Salinas, CA                   141,856 sf                                                9.1%               9.87%
----------------------------------------------------------------------------------------------------------------------
       Built in 1986, Fox Creek Village consists of 76, 1/br/1ba units measuring 708 sf; 24, 2br/1ba units measuring
       875 sf, and 68, 2br/1ba units 986 sq ft. The gross building area is 145,023; the net rentable has been reported at 141,858 sf.

       36 units have wood-burning fireplaces. Units include patios or balconies, refrigerators, microwaves, dishwashers, disposals, and laundry hook-ups. There are laundry rooms with washers and dryers in the complex.
       Above average to good quality and condition. One covered parking space per unit.
----------------------------------------------------------------------------------------------------------------------
 [4]   Kingdale Oaks
       1919 Fruitdale Avenue             331        8/15/95     1970   $16,760,000  $66.22    6.01             $50,634
       San Jose, CA                  253,098 sf                                               9.34%               11.1%
----------------------------------------------------------------------------------------------------------------------
       Average quality, 1, 2, and 3-story buildings built in 1964-1970. Wood frame and stucco. Concrete slab. Average condition. 331 covered parking spaces (carport). 166 open parking. Amenities include 2 heated pools, spa, poolside grills, laundry rooms, volleyball, and recreation building. Elevator served. New first loan from St.
       Paul Federal Bank, and seller second. Marketing time was reported at six months. 11.76 acres (28.15 du/ac). 1,
       2 and 3 bedroom units.
=======================================================================================================================
                                                                                                                     56

  Note: The above date was obtained from sources deemed reliable. However, the accuracy of the data cannot be guaranteed by R. Saia, MAI Associates (9/96)

                    COMPARABLE MARKET DATA - APARTMENT SALES

       Project Name
 Sale  Location                       No. Units      Sale       Year          Sale  Price/     GIM     Price Per Unit
 No.   A.P.N.                         RSF-Bldg    Date (COE)   Built         Price  Sq. Ft     OAR      Cash-on-Cash
=======================================================================================================================
 [5]   Hidden Creek Apartments
       200 Button Street                 146        7/14/94     1973    $7,400,000  $77.81    6.78             $50,685
       Santa Cruz, CA                  95,100                                                  9.6%                N/A
----------------------------------------------------------------------------------------------------------------------
       3.8 acres (37 du/ac). 2-story, nine buildings. Garden style walk-up. Average quality and condition. 42 studios,
       60 1br/1ba, 44 2br/1ba units. About half of complex is subsidized housing tenants. Financing terms n/a.
       Marketing time = 3 months. Amenities include pools, creek fountain and extensive landscaping.
----------------------------------------------------------------------------------------------------------------------
 [6]   North Bay Apartments
       41 Granview Street                115       12/15/95     1989    $8,550,000  $81.88    6.11             $74,348
       Santa Cruz                      104,421                                                10.15%              10.8%
----------------------------------------------------------------------------------------------------------------------
       Good quality, 2-story garden style complex built in 1989. Average to good location. Buyer had to pay $300,000 in repairs and $175,000 in commissions. Cap Rate is somewhat high based on other sales of similar age, size and location. Property was never exposed to open market.
----------------------------------------------------------------------------------------------------------------------
 [7]   2186-2198 Brutus Street
       Salinas                           60         5/26/93     1988    $3,072,000  $61.46    7.83             $51,200
                                       49,980                                                  7.9%                N/A
----------------------------------------------------------------------------------------------------------------------
       Average to good quality garden complex located in north Salinas close to shopping, schools and freeway access.
       There are 23, 1br units, and 37, 2br/2ba units. Average unit size is 833 square feet. No rent control.
       Financing terms were not available.
----------------------------------------------------------------------------------------------------------------------
 [8]   Cypress Landing
       552 Rico Street                   112        11/1/91     1989    $5,950,000  $59.11     6.4             $53,125
       Salinas, CA                     100,660                                                9.69
----------------------------------------------------------------------------------------------------------------------
       Newer, garden style consisting of 36 1br/1ba and 76 2br/2ba units, 2-story buildings. Good quality and condition. Amenities include clubhouse, spa, pool, weight room, tennis courts. Carport + open spaces. Average monthly rent at time of sale = $689. Average unit size = 899 square feet. All cash to seller.
=======================================================================================================================
                                                                                                                     57

  Note: The above date was obtained from sources deemed reliable. However, the accuracy of the data cannot be guaranteed by R. Saia, MAI Associates (9/96)

Housing prices in San Jose are higher than they are in Salinas. Good Salinas neighborhoods, such as those found in north Salinas, can be compared to the more average/middle income areas of San Jose as well as the agricultural communities of Gilroy and Morgan Hill, in southern Santa Clara County. Still, downward adjustments are required for location when comparing San Jose to Salinas.

Santa Cruz: In general, rental housing in Santa Cruz is less than it is in San Jose, but higher than in Salinas. Although considered more desirable, Santa Cruz is a relatively good area to draw comparable sales for comparison to Salinas. Santa Cruz is a coastal community that relies heavily on tourism and agriculture; some technology has filtered into the area from Silicon Valley. Rents have been increasing, but not nearly at the pace of San Jose. Occupancy is also extremely high in this area. A downward location adjustment is required when comparing a Salinas property to a Santa Cruz property.

Monterey: No sales over 100 units were found in Monterey. This is mainly due to the limited number of larger units in the city. Although the City of Monterey is superior to Salinas in residential desirability, nearby cities such as Seaside and Marina are overall comparable. However, no sales of larger units were found in this area as well.

Adjustment Process

The most common unit of comparison indicator for apartments is price per unit. As such, the subject has been adjusted to the comparable sales on this basis. A sequence for making adjustments must be followed when percentage adjustments are calculated and added together. The first adjustment is for property rights conveyed. In this case, all properties sold fee simple or leased fee (short term leases of less than one year); no leasehold sales were included. Thus, no adjustment was required.

The second adjustment converts the transaction price of the comparable into its cash-equivalent or modifies it to match the financing terms projected for the subject property. No sales with financing favorable enough to significantly influence the sales price were included, no adjustment was required.

The third adjustment is made for conditions of sale or other (e.g., personal property included in sale price). No REO or distressed sales were included, and no sales with furnished units were considered. Every apartment has some amount of personal property that transfers with the property; however, these items are nominal.

Other adjustments considered were based on differences in market conditions, appeal, quality/density, condition, and size. No specific adjustment was made for rent control (i.e., San Jose complexes), although this is considered in the location adjustments.

Shown on the following pages is a table summarizing eight apartment sales Additional information concerning each sale, including recording data and a photograph, is in the Addenda.

Apartment Sale Number 1, at $73,387 per unit, is a June 1996 sale of the Willow Gardens Apartments, an 186-unit garden style walk-up apartment located in a centrally-located middle-income neighborhood in San Jose. This is an average quality complex in average condition at time of sale. There are 162, two bedroom/two bath units, and 24, three bedroom/two bath units. The average unit size is 861 square feet. Amenities consist of a pool, spa, recreation building, and laundry rooms. The project sits on 6.40 acres, indicating a density of 29.06 units per acre. The project falls under San Jose Rent Control, which limits rental increases to eight percent with pass-through for extraordinary and capital expenses.

The purchase price of $13,650,000 represents a rentable per square foot indicator of $85.17, and a per room value of $17,773. The GIM on actual rental income is 7.04. On market rents, the GIM is 6.29, indicating reasonably good upside rental potential. The Overall Capitalization Rate is 8.54 percent on actual income less actual expenses adjusted for new taxes and reserves. The cash-on-cash rate is 6.8 percent.

In comparison to the subject, a downward adjustment is required for location. As noted, San Jose rent levels are higher than those found in Salinas. For example, a two bedroom/two bath unit at Willow Garden is $1,000+, or about $200-300 per unit higher than in Salinas. A downward adjustment of 25 percent as based on rental differential appears reasonable. The subject's average unit size is smaller. A 10 percent adjustment has been made. No size adjustment is required. Adjusting downward by 35 percent, results in an indicated subject per unit value of $48,000 (rounded).

Apartment Sale Number 2, at $63,000 per unit, is a July 1996 sale of the Ocean Terrace Apartments, an 100-unit garden style walk-up apartment located in an unincorporated area of Santa Cruz County between the cities of Capitola and Santa Cruz. This is an average plus quality complex in above average condition at time of sale. There are 52, two bedroom/ units, and 32, one bedroom/ units. There are also 16, 3 bedroom units. The average unit size is 807 square feet. Amenities consist of a pool, sauna, exercise room, and laundry rooms. The project sits on 2.70 acres, indicating a density of 37 units per acre.

The purchase price of $6,300,000 represents a rentable per square foot indicator of $78.04, and a per room value of $16,406. The GIM on actual rental income is
6.5. Market rents were about 3 percent higher than actual income during the six month marketing period. The Overall Capitalization Rate is 8.6 percent on actual income less actual expenses adjusted for new taxes and reserves. The cash-on-cash rate is 8.1 percent.

In comparison to the subject, a downward adjustment is required for location. As noted, Santa Cruz rent levels are higher than those found in Salinas. For example, a two bedroom/two bath unit at Ocean Terrace is $800-850+, or about $100-250 per unit higher than in Salinas. A downward adjustment of 15 percent as based on rental differential appears reasonable. In addition, a downward adjustment of 5 percent is made for the subject's larger size. Smaller properties tend to sell at higher unit values because they appeal to a larger group of buyers. Adjusting downward by 20 percent, results in an indicated subject per unit value of $50,000 (rounded).

Apartment Sale Number 3, at $55,655 per unit, represents Fox Creek Village, an 168-unit two-story garden complex built in 1986, located nearby the subject in north Salinas. Although newer and superior than the subject, Sale 3 is one of the best comparables because of its nearby proximity. Physical characteristics are superior. Fox Creek includes a pool, tennis court, recreation building and laundry facilities. There are 76, one bedroom units; and, 92 two bedroom units. The average unit size is 844 square feet. Some of the units have fireplaces. Parking is by carport stalls and open spaces. The overall quality and condition are good.

In comparison to the subject, a downward adjustment of 15 percent is required for appeal and amenities. Another adjustment of 10 percent is made for this property's lower effective age and larger average unit size. Although there are no sales in Salinas to determine whether apartment property value has increased since the September 1994 sale date, it is logical to assume that since rents are now somewhat higher that values are likely higher as well. Consequently, an upward adjustment of 5 percent is made. On balance, a negative 20 percent adjustment is required indicating a subject unit value of approximately $44,500.

Apartment Sale Number 4, at $50,634 per unit, is located south of Freeway 280 near San Jose City Community College within single family and apartment neighborhood. the project is under San Jose Rent Control Ordinance. This is average quality and condition. The buildings are wood frame and stucco with flat T&G roofs built in 1964 and 1970. There are 36, studios; 264 1br/1ba units; 20, 2br/1ba units; 5, 3br/2ba; and, 6 2br/2ba units. Amenities include 2 heated pools, poolside grills, laundry rooms, recreation room, and volleyball. Elevator served. Units have either balcony or patio and are separately metered. Average condition. 1.5 parking spaces per unit (166 open spaces and 331 carport). According to selling broker Bruce Hermann with Marcus & Millichap, gross scheduled actual income at time of sale was $2,787,000, or approximately $700 per unit per month. Actual vacancy (and stabilized vacancy) was 4.38%. Factoring-in taxes at market (per Prop 13), total expenses were reported at approximately $1,100,000. Net operating income is estimated at $1,565,000. Financing consisted of a 1st from St. Paul Federal Bank of $14,850,000 (VIR) 8%, 25-yr amortization and a seller second of $556,000 @ 7%, 2 years resulting in a total annual debt service of $1,414,297. Cash flow (after debt service) is $150,703, indicating a cash-on-cash rate of 11.1% on the cash downpayment of $1,354,000. The marketing time was reported at 6 months. The sale reportedly did not involve an exchange. This sale closed in August 1995, but was negotiated several months prior.

In comparison to the subject, a downward adjustment is required for location, although not nearly as great as the adjustment made for Sale 1. The subject has superior appeal, but due to the locational difference a downward adjustment of 15 percent is made. A 5 percent upward adjustment is required for market conditions, that is, rents have moved upward over the past 1.5 years. A 5 percent upward adjustment is made for size, but offsetting this is this comparable's larger average unit size. On balance, this sale should be adjusted down by 10 percent. This sale indicates a potential subject unit value of $45,500 (rounded).

Apartment Sale Number 5, at $50,685 per unit, represents a nine building, two-story, garden style complex of average quality. The project is located near Highway 1 in the City of Santa Cruz. It is in a neighborhood of predominately small bungalow single family homes built from 1930 to 1970; a new zero-lot line SFR development is located directly across. There are 42 studio units with an average size of 550 square feet; 60, 1br/1ba units @ 650 sf and, 44, 2br/1ba units of 750 sf. The rentable area is 95,100 square feet (avg. unit = 651). There are no recreational amenities except for pool and common utility rooms. Landscaping is extensive in some areas. One-half of the units are subsidized housing units. At time of sale, "market" rents were $600 for studio, $750 for 1 bedrooms, and $850 for two bedrooms. The gross and net incomes are estimates based on reported actual income per MLS listing (#369018). According to assessor's office, some buildings had deferred maintenance, however, cost to repair are not known.

In comparison to the subject, a downward adjustment of 15 percent is required by this comparable's superior location. No other adjustments are made. The indicated subject unit value, therefore, is $43,000 (rounded).

Apartment Sale Number 6, at $74,348 per unit, is located in west Santa Cruz off Highway 1. This is a good quality walk-up garden design built in 1989. It is the newest complex built in west Santa Cruz area. Amenities include a swimming pool and carport parking. There are no other recreational facilities, although the complex is within a short drive to beaches and three miles to Santa Cruz Beach & Boardwalk (good tenant appeal). The buyer paid $300,000 in repairs and $175,000 commission, thus actual price was somewhat higher than reported above. The property was never exposed to the open market. The higher than normal capitalization rate is reflective of this and the extra cost to the buyer of repairs and commission. There are 18, 1br/1ba units; 69, 2br/2ba units; and, 28, 2br/2.5ba units. Market rents are about 3-5% higher than actual.

In comparison to the subject, downward adjustments are required for age/appeal, unit size, location and size. We estimate these to be 35 percent (15% location, 5% size, and 10% age/appeal, and 5% unit size). The indicated subject value per unit from this sale is $48,000 (rounded).

Apartment Sale Number 7, at $51,200 per unit, represents an average to good quality garden style apartment complex located in north Salinas. There are 23, 1 bedroom units and 37, 2 bedroom units. The 60 unit complex is smaller than the subject, however, it is very similar in location. Adjusting this sale down by 10 percent for size, and upward by 5 percent for improved market conditions since date of sale results in an indicated subject value per unit of $48,500 (rounded). Although this is a nearby comparable, because of its smaller size and older sales date less emphasis was placed on it in the final analysis.

Apartment Sale Number 8, at $53,125 per unit, represents the sale of the 112-unit Cypress Landing Apartments in north Salinas. One of the last complexes to have been built in Salinas, Cypress was completed in 1989. There are 12, two-story buildings.

Amenities include a pool, hot tub, weight room, tennis court and recreation building. All units have patios or balconies, refrigerators, R/O and dishwashers; some have fireplaces. There are 36, 1br/1ba units; and, 76 2br/2ba units measuring between 955 to 985 square feet. Carport and open parking. The average unit size is 899 square feet. Gross annual income at time of sale was $925,740, and net operating income was $573,218, indicating a cap rate of 9.69%.

Normally, a 1991 sale would not be used as part of a primary sales analysis. In this case, given the scarcity of large apartment sales in Salinas, it has been used.

No adjustment is required for location. Cypress is newer and has superior appeal than the subject. It is also smaller. A 20 percent downward adjustment is reasonable for these factors. On the other hand, an upward adjustment of 5 percent is made for improved market conditions since late 1991. On balance, a negative 15 percent adjustment is applied indicating a subject unit value of $45,000 (rounded).

Sales Comparison Approach Summary & Conclusion

The sales analyzed in the sales comparison approach range in size from 60 to 331 spaces, and in unadjusted price from $50,634 to $74,387 per unit. After adjustment, the sales indicated the following range of value:

      Sale 1    Sale 2    Sale 3    Sale 4    Sale 5    Sale 6
      ------    ------    ------    ------    ------    ------
      $48,000   $50,000   $44,500   $45,500   $43,000   $48,000

      Sale 7    Sale 8              Average = $46,563
      ------    ------              Median  = $48,000
      $48,500   $45,000

For one reason or another, the sales are not highly similar. They do, however, provide a reasonably narrow range of potential subject value. The sales consistently group around $45,000-46,000 per unit; all three sales in Salinas sold in the low to mid-$50,000 per unit range, but all three are superior. In our opinion, a unit value of $45,500 is a reasonable and supportable per unit value to apply to the subject property.

      193 units         x         $45,500/unit        $8,780,000(rd)

Check for Reasonableness: Based on a market value of $8,780,000, the subject property would have the following unit of comparison indicators:

      Price Per Rentable SF:              $ 71.88
      Price Per Room:                     $14,417
      GIM:                                    6.4

Price Per Rentable SF: The range of the comparables is $59.11 to $85.17. The subject falls towards the middle of this range; consequently, the above price appears reasonable by this method.

Price Per Rentable SF: The range of the comparables is $59.11 to $85.17. The subject falls towards the middle of this range; consequently, the above price appears reasonable by this method.

Price Per Room: The range of the comparables is $14,157 to $19,344; most are in the $14,000 to $16,000 range. The subject is at the lower end, but is not out of line.

GIM: The subject has a high expense ratio which should be considered in selecting the appropriate GIM. The range of the comparables is 6.01 to 7.83; most range from 6.01 to 6.8. At 6.4, the subject is probably at the higher end given its relatively high expense ratio as compared to the comparables. However, in this case, the upside potential is good. Consequently, the higher multiple is not unreasonable.

Consequently, the subject is valued by the Sales Comparison Approach at $8,780,000.

RECONCILIATION OF THE VALUE ESTIMATES

The market value of the subject property has been estimated by two of the three traditional appraisal approaches. The indications given by each are summarized as follows:

================================================================================
            Income Approach                    $8,400,000
            Sales Comparison Approach          $8,780,000
================================================================================

In order to determine our final opinion of value, the reliability and relevance of each value based upon the quality of data collected, and the applicability of the assumptions underlying each approach was considered.

The cost approach was not used in this appraisal. Although it may have some relevancy, it is not a primary valuation method.

The Sales Comparison Approach is a more accurate method than the cost approach, but is flawed to some degree by the limited number of comparable sales in the Salinas area. The sales that were available, however, provided consistent support.

The Income Capitalization Approach is the better of the two methods, but is also flawed to some degree by the lack of recent sales in Salinas. The sales provided a strong central tendency in indicating that capitalization rates are within a fairly narrow range of 8.0 to 9.5 percent; however, market conditions are improving and capitalization rates are decreasing. Without recent empirical data in Salinas, however, it is difficult to pinpoint a specific rate for the subject property. Still, most weight has been given to the Income Approach in concluding a final value estimate.

STATEMENT OF VALUE

Based on the foregoing analysis, the value of the subject property, as of September 28, 1996, is estimated as follows:

                   EIGHT MILLION FIVE HUNDRED THOUSAND DOLLARS
                                  ($8,500,000)

MARKETING PERIOD
--------------------------------------------------------------------------------

The sales marketing time is the time that it should take to market and sell the property in its "as is" condition as of the date of the appraisal. This should not be confused with exposure time which is the amount of time necessary to expose a property to the open market in order to achieve a sale.

Marketing time is a forward estimate of the amount of time necessary to expose a property on the open market in order to achieve a sale from the effective date of the appraisal.

Indications of the marketing times associated with the "as is" market value estimates are provided by the marketing time of sale comparables, and interviews with participants in the market. The sales marketing period is a period of time that is reasonable in light of a given property's characteristics and market conditions, based on certain assumptions. To our knowledge, there have been no sales the size of the subject in the Northern Monterey County market area over the past year. Sales from other parts of Northern California indicate that the marketing time would be less than 6 months.

Apartment sales that have taken place over the past 24 months indicate that marketing times rarely exceed 6 months, and usually fall between 1 to 6 months. The length of time is not only a function of physical and locational characteristics, but the marketing and pricing. Based on the subject characteristics and assuming a list price close to the estimated market value, marketing time is estimated at 2-5 months.

EXPOSURE PERIOD
--------------------------------------------------------------------------------

USPAP requires that an estimate of reasonable exposure time be made in the performance of an appraisal where the value being sought is "as-is.

In the USPAP, the Comment to Standards Rule 1-2(b) states:

When estimating market value, the appraiser should be specific as to the estimate of exposure time linked to the value estimate.

The Comments to Standard Rules 2-2(a)(v) and 2-2(b)(v) state:

Defining the value to be estimated requires both an appropriately referenced definition and any comments needed to clearly indicate to the reader how the definition is being applied [See Standards Rule 1-2(b)].

The Statement issued by the Appraisal Standards Board is as follows:

Reasonable exposure time is one of a series of conditions in most market value definitions. Exposure time is always presumed to precede the effective date of the appraisal.

Exposure time may be defined as follows: The estimated length of time the property interest being appraised would have been offered on the market prior to the hypothetical consummation of a sale at market value on the effective date of the appraisal; a retrospective estimate based upon an analysis of past events assuming a competitive and open market.

Exposure time is different for various types of real estate and under various market conditions. It is noted that the overall concept of reasonable exposure encompasses not only adequate, sufficient and reasonable time but also adequate, sufficient and reasonable effort. This statement focuses on that time component.

The fact that exposure time is always presumed to occur prior to the effective date of the appraisal is substantiated by related facts in the appraisal process: supply/demand conditions as of the effective date of the appraisal; the use of current cost information; the analysis of historical sales information (sold after exposure and after completion of negotiations between the seller and buyer); and the analysis of future income expectancy estimated from the effective date of the appraisal.

Since there are few comparable properties to the subject that have sold in this market area, estimating exposure time is based more on discussions with knowledgeable real estate professionals. All of the sales with known marketing times took less than 6 months.

The exposure time period assumes that the subject is appropriately priced and marketed. Obviously, a list price that is significantly higher than what the property is worth will result in a longer than typical marketing period. Although it could be sooner or later, our best estimate of an exposure period (based on our appraised value) is 4 months.

ALLOCATION OF FURNITURE, FIXTURES AND EQUIPMENT
--------------------------------------------------------------------------------

For the most part, apartment in the subject region do not require significant furniture, fixtures or equipment as part of the ongoing operation of the property. In the case of the subject, FF&E is minimal and contributes only a nominal value to the overall property worth. Personal property items observed on the premises include pool equipment, furniture in the recreation/clubhouse, office furniture and equipment (e.g., computer/printer) carts, supplies, etc.

The market value of the above is estimated at less than $15,000. Some of the personal property items such as the computer and copier (i.e., office equipment) would be removed upon sale. All of the comparables had similar amounts of personal property items that were included in the sale, thus there is no need for an adjustment.

Although not as management intensive as a hotel, apartments require management expertise that technically creates some (minor) going-concern value. In valuing the subject, any going-concern/goodwill has effectively been removed by deducting an offsite professional management fee. The net incomes estimated from each sale comparable also had offsite management fees deducted. It is assumed that the subject will continue to operate under professional management.

In conclusion, the estimated market value of the subject is of the real estate only; FF&E (personal property) is nominal and any going-concern/goodwill value would have been removed in the deduction of an offsite professional management fee.

ASSUMPTIONS AND LIMITING CONDITIONS
--------------------------------------------------------------------------------

The estimate of value contained herein is based upon and subject to the following assumptions and qualifying conditions, to which the addressee shall be deeded to consent by acceptance hereof:

It is assumed that merchantable fee simple title, free of encumbrance, is vested in the owner of record. It is recognized that a potential purchaser would likely consider the effect of value through consideration of the maximum conventional financing available for the property type as of the date of value.

It is assumed that the property is subject to lawful, competent and informed ownership and management. It is also assumed that all financial information on the business operation is correct; errors or misstatements may have a material impact on the appraised value. We reserve the right to make changes if such errors or misstatements were later discovered.

It is assumed that the information supplied by the addressee as to the parcel or parcels of real estate is correct and complete, including the legal description as it appears in this report. The appraisers assume no responsibility for matters of legal nature affecting the property or the title thereto, nor does the appraisers render any opinion as to title. No attempt has been made to render an opinion of or status of easements that may exist.

It is understood that exhibits included in this report are solely for the purpose of assisting the reader to visualize or understand its content and are not intended to be exact in scale or detail. It is understood that no survey has been made to render an opinion of or status of easements that may exist.

It is understood that material contained herein which is stated to be or is obviously furnished by others is believed to reliable but has not been verified except as specifically stated. Such information is believed to be true and correct; however, no responsibility for accuracy can be assumed by the appraisers.

We are not required to give testimony or appear in court because of having made this appraisal, with reference to the property in question, unless arrangements have been previously; made therefor.

The distribution of the total valuation in this report between land and improvements applies only under the existing program of utilization. The separate valuations of land and building must not be used in conjunction with any other appraisal and are invalid if so used.

If this appraisal contains a valuation relating to a geographical portion of a large parcel or tract or real estate, the value reported for such geographical portion relates to such portion only and should not be construed as applying with equal validity to other portions of the larger parcel or tract, and the value of all geographical portion may or may not equal the value to the entire parcel or tract considered as an entity.

We assume that there are no hidden or unapparent conditions of the property, subsoil or structures which would render it more or less valuable. We assume no responsibility for such conditions or for engineering which might be required to discover such factors. The appraisers assume the mechanical equipment to be in good working order unless expressed otherwise.

Unless otherwise stated in this report, the existence of hazardous materials, which may not be present on the property, was not observed by the appraisers. The appraisers have no knowledge of the existence of such materials on or in the property. The appraisers, however, are not qualified to detect such substances. The presence of substances such as asbestos, urea-formaldehyde foam insulation, or other potentially hazardous materials may affect the value of the property. The value estimate is predicated on the assumption that there is no such material on or in the property that would cause a loss in value. No responsibility is assumed for any such conditions, or for any expertise or engineering knowledge required to discover them. The client is urged to retain an expert in this field, if desired.

All information and comments concerning the location, neighborhood, trends, construction quality and costs, loss in value from whatever cause, condition, rents, or any other data of the property appraised herein represent the estimates and opinions of the appraisers formed after an examination and study of the property.

While it is believed the information, estimated and analysis given and the opinions and conclusions drawn therefrom are correct, the appraisers do not guarantee them and assumes no liability for any errors in fact in analysis or in judgment.

Disclosure of the contents of this appraisal report (especially any conclusions as to value), the identity of the appraisers or the firm with which they are connected, or any reference to the Appraisal Institute, or the SRPA/MAI designations shall not be disseminated to the public through advertising media, public relations media, news media, sales media, or any other public means of communication without the prior written consent and approval of the undersigned.

The appraisers are considered the owner of the report, and delivery of same has been to addressee only for his specific intended real estate decision.

Certain forms, formatting and techniques contained herein are private property and proprietary in nature. As such, they are protected under state and federal laws covering trademarks, copyrighting, etc. Copying or re-use is strictly prohibited without expressed written consent.

Certain information contained herein is considered "not for public knowledge" and is provided herein "under strictest confidence." Said information shall be used only in connection with the business decision as specifically described in the function of the appraisal. No other use of any information contained herein is permitted. Said information shall not be re-used, shared, disclosed, etc., except in accordance with the certification, limiting conditions, function and purposes as contained herein. Any deviation from the above may subject the user to additional legal action for invasion of privacy.

Acceptance and use of this report constitutes specific and implied consent to all condition, limitations, etc. Further, the client shall hold harmless the appraisers for any unpermitted use or action resulting from such use.

On appraisals subject to satisfactory completion of repairs, alterations, or new construction, the appraisal report and value conclusions are contingent upon completion of the improvements in a timely and workmanlike manner, and as of the effective date of the appraisal.

Any projections in income and expenses in this report are not predictions of the future. Instead, they are an estimate of current thinking of market participants of what future income and expenses will be. No warranty or representation is made that these projections will materialized.

This appraisal was prepared for Home Savings as client to be used in lending decisions or any related business pertaining to its interest in the appraised property. If an informational copy has been provided to the owner it should not be utilized for other functions.

The Americans with Disabilities Act (ADA) became effective January 26, 1992. The appraiser has not made a specific compliance survey and analysis of this property to determine whether or not it is in conformity with the various detailed requirements of the ADA.

CERTIFICATION OF APPRAISAL
--------------------------------------------------------------------------------

I certify that, to the best of my knowledge and belief:

1. The statements of fact contained in this report are true and correct.

2. The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, unbiased professional analyses, opinions and conclusions.

3. I have no present or prospective interest in the property that is the subject of this report, and we have no personal interest or bias with respect to the parties involved.

4. My compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of a subsequent event.

5. The analyses, opinions and conclusions were developed, and, this report has been prepared, in conformity with Title XI of the Federal Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (FIRREA) and its regulations, as well as the Code of Professional Ethics and Standards of the Professional Conduct of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice (USPAP) of the Appraisal Foundation and the Appraisal Institute.

6. Robert Saia and James Barcells, SRA have made a personal inspection of the property. Mr. Saia's General Certificate from the State of California is valid and in good standing as of the appraisal date.

7. No one other than the undersigned prepared the analyses, conclusions, and opinions concerning real estate that are set forth in this appraisal report. It should be noted that James Barcells helped with the preparation of the report.

8. The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

9. Members of the Appraisal Institute are required to meet certain continuing education requirements. As of the date of this report, Mr. Saia have completed the requirements of the continuing education program of the Appraisal Institute.

/s/ Robert S. Saia
----------------------------
Robert S. Saia, MAI
OREA Cert #AG003191

                                   - ADDENDA -

                               SUBJECT PHOTOGRAPHS


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

                               SUBJECT PHOTOGRAPHS


                                [GRAPHIC OMITTED]


                                [GRAPHIC OMITTED]

                              REGIONAL LOCATION MAP


                                [GRAPHIC OMITTED]

                            NEIGHBORHOOD LOCATION MAP


                                [GRAPHIC OMITTED]

                                   ZONING MAP


                                [GRAPHIC OMITTED]

                                [GRAPHIC OMITTED]

                                [GRAPHIC OMITTED]

                               RENTAL LOCATION MAP


                                [GRAPHIC OMITTED]

                          COMPARABLE SALES LOCATION MAP


                                [GRAPHIC OMITTED]

                         COMPARABLE SALES LOCATION MAP           Santa Cruz


                                [GRAPHIC OMITTED]

                         COMPARABLE SALES LOCATION MAP           San Jose


                                [GRAPHIC OMITTED]

                             APARTMENT SALE NUMBER 1

Project Name:                 Willow Garden Apartments

Location:                     1750 Stokes Street, San Jose

Assessor's Parcel No.:        284-24-008

Grantor:                      Marie Helen Pejcha Trust

Grantee:                      Willow Gardens Ltd.

Rec. Doc. #:                  #13330744

Sales Date:                   June 14, 1996

Sales Price:                  $13,650,000

No. of Units:                 186

Condition/Quality:            Average/average

Site Area:                    6.40 acres (29.06 du/ac)

Year Built:                   1971

--------------------------------------------------------------------------------
Value Indicators:             Price/Unit: $73,387      Price/Room: $17,773
                              GIM: 7.04                Price/RSF:  $85.17
--------------------------------------------------------------------------------

Stabilized NOI Est.:          $1,165,752

--------------------------------------------------------------------------------
OAR:                          8.54%
--------------------------------------------------------------------------------

Occupancy:                    99.0% (1 unit vacant @ time of sale)

Financing:                    see comments below

Comments:                     Average quality garden style two-story walk-up
built in 1971. Average condition and appeal. There are 162, two bedroom/two bath units, and 24, three bedroom/2 bath units. Gross rentable area is 163,740 sf Zoning is R-4, high density. Located in area of apartments, condominiums and single family homes (middle income) with commercial/retail along major arterials. Centrally-located, close to shopping, schools, employment and freeway access. Financing terms consisted of $10,600,000 first, and a seller second of $1,275,000 @ 8%, 2 yrs. The buyer put down $1,775,000. The market income is estimated at $2,170,200 and the actual was $1,940,052 at time of sale. The market derived GIM is 6.29, and the market derived OAR is 9.06% (actual OAR = 8.54%). Under San Jose Rent Control Ordinance which limits annual rent increases to 8 percent.

Source/Confirmation: various, including public records, inspection, Comps Inc., Stan Jones Marcus & Millichap.

                                [GRAPHIC OMITTED]

                             APARTMENT SALE NUMBER 2

Project Name:                 Ocean Terrace

Location:                     1630 Merrill Street, Santa Cruz

Assessor's Parcel No.:        027-274-41

Grantor:                      Santa Cruz Central Investments

Grantee:                      D&M Piterman

Rec. Doc. #:                  #8760321

Sales Date:                   July 12, 1996

Sales Price:                  $6,300,000

No. of Units:                 100

Condition/Quality:            Average+/Average+

Site Area:                    2.7 acres (37 un/ac)

Year Built:                   1972

--------------------------------------------------------------------------------
Value Indicators:             Price/Unit: $63,000      Price/Room: $16,406
                              GIM: 6.5                 Price/RSF:  $78.04
--------------------------------------------------------------------------------

Stabilized NOI Est.:          $543,984

--------------------------------------------------------------------------------
OAR:                          8.6%
--------------------------------------------------------------------------------

Occupancy:                    100% (0 unit vacant @ time of sale)

Financing:                    New First from Home Savings (see below)

Comments:                     100 unit garden style two-story walk-up built in
1972. It is located in an unincorporated area of Santa Cruz County one mile from the city limits of Santa Cruz and two miles north of Capitola Village, a seaside tourist area. The neighborhood is predominately average quality single family and apartments with scattering of mobilehome parks and small retail/shopping centers. The ocean is approximately one-half mile south. Amenities include a pool, sauna, three laundry rooms, on-site manager's office, and exercise room. There are six buildings on the 2.7 acre site. Construction is wood frame and wood siding and stucco. Roofs are flat tar and gravel. Parking is 130 spaces. All units feature AEK kitchens including dishwashers, refrigerators, garbage disposals and R/O's. There are 32, 1br/1ba units containing 624 sf 40, 2br/1ba units measuring 860 sf, 12 units are 2br/1.5ba @ 923 sf, and, 16 are 3br/2ba units @ 955 square feet. Market rents range from $680-695 for the 1br units to $955-$980 for the 3br units. The 2br units range from $780 to $855. Based on market rents, the monthly gross rental income is $79,950. Laundry income is $1,125 per month. The actual income for January 1996 was $77,480, or 3% below market. Based on market rental income and laundry income, gross annual income is projected (over next 12 months) at $972,900. Deducting 4 percent for vacancy and collection loss, results in EGI of $933,984. Expenses estimated by seller are approximately $390,000 (including reserves), resulting in a NOI of $543,984 and a cap rate of 8.6 percent. The Home Savings first loan has an estimated annual debt service of $416,044, yielding cash flow of $127,939 and a cash-on-cash rate of 8.1%. reportedly, the property was purchased by the seller in 1985 at $5,200,000 (unconfirmed).

Source/Confirmation: Home Savings of America, South Bay Equities

                                [GRAPHIC OMITTED]

                             APARTMENT SALE NUMBER 3

Project Name:                 Fox Creek Village

Location:                     196 W. Alvin Road, Salinas

Assessor's Parcel No.:        261-631-010

Grantor:                      Sollecito

Grantee:                      Fox Creek Partners

Rec. Doc. #:                  Reel 3151 pg 1419

Sales Date:                   September 24, 1994

Sales Price:                  $9,350,000

No. of Units:                 168

Condition/Quality:            Good/Good

Site Area:                    7.84 acres (21.43 du/ac)

Year Built:                   1986

--------------------------------------------------------------------------------
Value Indicators:             Price/Unit: $55,655      Price/Room: $15,688
                              GIM: 6.8                 Price/RSF:  $66.31
--------------------------------------------------------------------------------

Stabilized NOI Est.:          $850,850

--------------------------------------------------------------------------------
OAR:                          9.1%
--------------------------------------------------------------------------------

Occupancy:                    96.5%

Financing:                    New loan through Bank of America

Comments:                     Well-located in north Salinas near schools and
shopping. Fox Creek consists of 76, 1br/1ba units measuring 708 Sf, 24, 2br/1ba units @ 875 sf, and, 68, 2br/1ba units @ 986 sf 36 units have wood burning fireplaces. Units include patios or balconies, refrigerators, microwaves, dishwashers, disposals, and laundry hook-ups. Amenities include a pool, tennis court, and recreation room. Financing terms were not available, although there was a first made by Bank of America at market rate and terms. Assuming normal downpayment and market interest rate at time of sale, cash-on-cash is estimated at 9.87%. No rent control. Vacancy at time of sale was reported at 3.5 percent. One covered parking space plus open parking. Garden-design walk-up.

Source/Confirmation: various, including public records, inspection, etc.

                                [GRAPHIC OMITTED]

                             APARTMENT SALE NUMBER 4

Project Name:                 Kingdale Oaks

Location:                     1919 Fruitdale Avenue, San Jose

Assessor's Parcel No.:        282-40-022,023

Grantor:                      Marie Helen Pejcha Trust

Grantee:                      Tod & Catherine Spieker

Rec. Doc. #:                  #12983233

Sales Date:                   August 15, 1996

Sales Price:                  $16,760,000

No. of Units:                 331

Condition/Quality:            Average/Average

Site Area:                    11.76 acres (28.15/un per ac)

Year Built:                   1970

--------------------------------------------------------------------------------
Value Indicators:             Price/Unit: 50,634       Price/Room: $16,878
                              GIM: 6.01                Price/RSF:  $66.22
--------------------------------------------------------------------------------

Stabilized NOI Est.:          $1,565,000

--------------------------------------------------------------------------------
OAR:                          9.3%
--------------------------------------------------------------------------------

Occupancy:                    95.62% (14 units vacant @ time of sale)

Financing:                    See Comments Below

Comments:                     Located south of Freeway 280 near San Jose City
Community College within single family and apartment neighborhood. Close to shopping, schools and freeway access. Zoned R24 and R4 (high density residential). Under San Jose Rent Control Ordinance. Average quality, wood frame and stucco buildings (flat T&G roofs) built in 1964 and 1970. There are 36, studios; 264 1br/1ba units; 20, 2br/1ba units; 5, 3br/2ba; and, 6 2br/2ba units. Amenities include 2 heated pools, poolside grills, laundry rooms, recreation room, and volleyball. Elevator served. Units have either balcony or patio and are separately metered. Average condition. 1.5 parking spaces per unit (166 open spaces and 331 carport). According to selling broker Bruce Hermann with Marcus & Millichap, gross scheduled actual income at time of sale was $2,787,000. Actual vacancy (and stabilized vacancy) was 4.38%. Factoring-in taxes at market (per Prop 13), total expenses were reported at approximately $1,100,000. Net operating income is estimated at $1,565,000. Financing consisted of a 1st from St.Paul Federal Bank of $14,850,000 (VIR) 8%, 25-yr amortization and a seller second of $556,000 @ 7%, 2 years resulting in a total annual debt service of $1,414,297. Cash flow (after debt service) is $150,703, indicating a cash-on-cash rate of 11.1% on the cash downpayment of $1,354,000. The marketing time was reported at 6 months. The sale reportedly did not involve an exchange.

Source/Confirmation: Marcus & Millichap (415) 494-8900

                                [GRAPHIC OMITTED]

                             APARTMENT SALE NUMBER 5

Project Name:                 Hidden Creek Apartments

Location:                     200 Button Street, Santa Cruz

Assessor's Parcel No.:        008-202-026

Grantee:                      Hidden Creek

Rec. Doc. #:                  #5547479

Sales Date:                   July 24, 1994

Sales Price:                  $7,400,000

No. of Units:                 146

Condition/Quality:            Avg/Avg

Site Area:                    3.8 acres (37 du/ac)

Year Built:                   1973

--------------------------------------------------------------------------------
Value Indicators:             Price/Unit: $50,68       Price/Room: $16,818
                              GIM; 6.78                Price/RSF: $77.81
--------------------------------------------------------------------------------

Stabilized NOI Est.:          $710,400

--------------------------------------------------------------------------------
OAR:                          9.6%
--------------------------------------------------------------------------------

Occupancy:                    98% (est)

Financing:                    Not available

Comments:                     Nine two-story buildings, garden style, complex of
average quality. Located near Highway 1 in City of Santa Cruz. located in neighborhood of predominately small bungalow single family homes built from 1930 to 1970; a new zero-lot line SFR development is located directly across. There are 42 studio units with an average size of 550 square feet; 60, 1br/1ba units @ 650 sf, and, 44, 2br/1ba units of 750 sf. The rentable area is 95,100 square feet (avg unit = 651 ).There are no recreational amenities except for pool and common utility rooms. Landscaping is extensive in some areas. One-half of the units are subsidized housing units. At time of sale, "market" rents were $600 for studio, $750 for 1 bedrooms, and $850 for two bedrooms. The gross and net incomes are estimates based on reported actual income per MLS listing (#369018). According to assessor's office, some buildings had deferred maintenance, however, cost to repair are not known.

Source/Confirmation: various, including public records, assessor, MLS

                                [GRAPHIC OMITTED]

                             APARTMENT SALE NUMBER 6

Project Name:                 North Bay Apartments

Location:                     41 Grandview Street, Santa Cruz

Assessor's Parcel No.:        002-051-65

Grantor:                      EQR Northbay Chicago Inc.

Grantee:                      Sequoia Equities

Rec. Doc. #:                  #7770608

Sales Date:                   December 1995

Sales Price:                  $8,550,000

No. of Units:                 115

Condition/Quality:            Good/Good

Site Area:                    5.17 (22.2 du/ac)

Year Built:                   1989

--------------------------------------------------------------------------------
Value Indicators:             Price/Unit: $74,348      Price/Room: $19,344
                              GIM: 6.11                Price/RSF: $81.88
--------------------------------------------------------------------------------

Stabilized NOI Est.:          $867,825

--------------------------------------------------------------------------------
OAR                           10.15%
--------------------------------------------------------------------------------

Occupancy:                    1000/a (no vacancy at time of sale)

Financing:                    $2,425,000 down, $6,300,000 first (see below)

Comments:                     Good quality walk-up garden design built in 1989.
Newest complex built in west Santa Cruz area. Located off Highway 1 (Mission Street) in area of single family and apartments/condos. Above average to good location. Buyer paid $300,000 in repairs and $175,000 commission, thus actual price was somewhat higher than reported above. The property was never exposed to the open market. The higher than normal capitalization rate is reflective of this and the extra cost to the buyer of repairs and commission. There are 18, 1br/1ba units; 69, 2br/2ba units; and, 28, 2br/2.5 ba units. Market rents are about 3-5% higher than actual. Amenities include a swimming pool and carport parking. No other recreational facilities, although the complex is within a short drive to beaches and three miles to Santa Cruz Beach & Boardwalk. Overall good tenant appeal.

Source/Confirmation: various, including public records, broker

                                [GRAPHIC OMITTED]

                                [GRAPHIC OMITTED]

                             APARTMENT SALE NUMBER 7

Location:                     2186-2198 Brutus Street, Salinas

Assessor's Parcel No.:        253-081-015

Grantee:                      Tom Favazza

Rec. Doc. #:                  #35062

Sales Date:                   May 26, 1993

Sales Price:                  $3,072,000

No. of Units:                 60

Condition/Quality:            Good/Good

Site Area:                    1.8+/- ac (33 du ac)

Year Built:                   1988+/-

--------------------------------------------------------------------------------
Value Indicators:             Price/Unit: $51,200      Price/Room: $14,157
                              GIM: 7.83                Price/RSF: $61.46
--------------------------------------------------------------------------------

Stabilized NOI Est.:          $242,445

--------------------------------------------------------------------------------
OAR:                          7.9%
--------------------------------------------------------------------------------

Occupancy:                    Not available

Financing:                    Not available

Comments:                     Average to good garden style complex located off
N. Main Street in north Salinas. Close to shopping, schools, and freeway access. There are 23, 1br/1ba units, and 37 2br/2a units. Total rentable area is 49,980 sf. Average unit size is 833 sf. Market income at time of sale was estimated at $392,445. Vacancy and expenses were estimated at $150,000, resulting in an estimated NOI of $242,445 (7.9% cap rate).

Source/Confirmation: public records, damar

                                [GRAPHIC OMITTED]

                             APARTMENT SALE NUMBER 8

Project Name:                 Cypress Landing Apartments

Location:                     552 Rico Street, Salinas

Assessor's Parcel No.:        261-201-018

Grantee:                      William Lewis

Rec. Doc. #:                  Reel 2692 pg: 0774

Sales Date:                   November 1991

Sales Price:                  $5,950,000

No. of Units:                 112

Condition/Quality:            Good/Good

Site Area:                    6 acres (18.7du/ac)

Year Built:                   1989

--------------------------------------------------------------------------------
Value Indicators:             Price/Unit: $53,125      Price/Room: $14,442
                              GIM: 6.4                 Price/RSF:. $59.11
--------------------------------------------------------------------------------

Stabilized NOI Est.:          $573,218

--------------------------------------------------------------------------------
OAR:                          9.69%
--------------------------------------------------------------------------------

Occupancy:                    2.7% (3 units vacant @ time of sale)

Financing:                    All cash to seller

Comments:                     Two story, garden style apartment complex of good
quality and condition, built in 1989. One of the last apartment complexes to have been built in the north Salinas area. Close to shopping, schools and freeway access. 12, two-story buildings. Amenities include pool, hot tub, weight room, tennis court and recreation building. All units have patios or balconies, refrigerators, R/O and dishwashers; some have fireplaces. There are 36, 1br/1ba units; and, 76 2br/2ba units measuring between 955 to 985 square feet. Carport and open parking. No rent control. 899 sf average unit size.

                                [GRAPHIC OMITTED]

                                 SKETCH ADDENDUM


                                [GRAPHIC OMITTED]

                                 SKETCH ADDENDUM


                                [GRAPHIC OMITTED]

                                 SKETCH ADDENDUM


                                [GRAPHIC OMITTED]

09/28/96               LINCOLN RESIDENTIAL MGMT SERVICES                Page 1
5:02                         Harding Park Townhouses                    ID F:106
                         Available Unit. As Of 09/27/96


Make-ready categories are: TRASH, DAMAG, HVAC, ELECT, APPLI, PAINT, FLOOR, CLEAN.

==========================================================================================================================
Type  Unit  Mk. Ready  Vac.  Unit rent  Unit Notes      Applicant          Applied   Due in    Make Ready Assessment  Code
====  ====  =========  ====  =========  ==============  =================  ========  ========  =====================  ====

VACANT UNITS, MAKE-READY NOT COMPLETED PRE-LEASED:
==================================================

C1       6  NNNNNNNNN     3     895.00  ______________  Vigil, Gary         09/11/96  10/03/96  Vacated: 09/24/96


==========================================================================================================================
Type  Unit   Due Out   Vac.  Unit rent  Unit Notes      Applicant          Applied   Due in    Make Ready Assessment  Code
====  ====  =========  ====  =========  ==============  =================  ========  ========  =====================  ====

OCCUPIED UNITS, CURRENT Resident 0N NOTICE TO VACATE PRE-LEASED:
================================================================

B1       3  10/01/96     -4     775.00  ______________  Abella, Oiris      09/11/96  10/08/96  _____________________

==========================================================================================================================

09/28/96               LINCOLN RESIDENTIAL MGMT SERVICES                Page 1
5:02                         Harding Park Townhouses                    ID 3.6.1
                                    All Units

== Unit Profile ==     ==== Scheduled vs Actual Rent ===   ====================   ==Moved=    == Current Lease ===    Security  YNAD
ID.     Type  SqFt     Amount   /SqFt     Amount   /SqFt   Current Lease             In        Begin        End       Deposit   Stat
======  ==== =====     ======   =====     ======   =====   ====================   ========    ========    ========    =======   ====
  1     B1     950     775.00   0.816     775.00   0.816   Klopson, Nakelle       01/06/95    01/06/95    07/06/95     600.00   Y --
  2     B1     950     775.00   0.816     765.00   0.805   Scheinder, Kathryn     11/21/95    11/21/95    08/19/96    1000.00   Y --
  3     B1     950     775.00   0.816     700.00   0.737   Norris, Deidra         08/01/95    08/27/95    05/26/96     600.00   Y OL
  4     B1     950     775.00   0.816     720.00   0.758   Alacala, Nicolas       11/15/94    11/15/94    09/30/96     500.00   Y --
  5     B1     950     775.00   0.816     720.00   0.758   Rodriguez, Daniel      06/04/94    06/04/94    10/17/96     500.00   Y --
  6     C1    1100     895.00   0.814       0.00   0.000   VACANT/PRELEASED                               09/24/96     500.00   N VL
  7     C1    1100     895.00   0.814     845.00   0.768   Contreras, Christin    10/29/94    09/11/96    07/10/97     500.00   Y --
  8     B1     950     775.00   0.816     775.00   0.816   Garcia, Dena           09/06/96    09/07/96    07/06/97     500.00   Y --
  9     B1     950     775.00   0.816     700.00   0.737   Schmidt, Albert        11/14/90    11/14/90    11/13/91     500.00   Y --
 10     C1    1100     895.00   0.814     890.00   0.809   Linosnero, Jovencio    11/18/95    08/07/96    06/06/97     500.00   Y --
 11     C1    1100     895.00   0.814     895.00   0.814   Trotter, Danielle      05/27/93    05/27/93    05/27/94     535.00   Y --
 12     B1     950     775.00   0.816     675.00   0.711   Taylor, Tina           08/01/94    08/01/94    08/01/95     500.00   Y --
 13     B1     950     775.00   0.816     775.00   0.816   Cariaga, David         03/26/96    03/26/96    06/25/96     500.00   Y --
 14     C1    1100     895.00   0.814     850.00   0.773   Garnese, Theresa       07/22/95    08/01/96    07/31/97     920.00   Y --
 15     C1    1100     895.00   0.814     895.00   0.814   Rico, Yolanda          06/01/96    06/01/96    05/31/97     500.00   Y --
 16     B1     950     775.00   0.816     650.00   0.684   MCCLAIN, GLENNA        09/23/95    09/09/96    07/08/97     500.00   Y --
 17     B1     950     775.00   0.816     775.00   0.816   Nolasco, Julio         05/18/96    05/18/96    05/17/97     500.00   Y --
 18     C1    1100     895.00   0.814     895.00   0.814   Bass, Patricia         06/07/96    06/07/96    06/06/97     700.00   Y --
 19     C1    1100     895.00   0.814     825.00   0.750   Wilson, Kim            06/03/93    09/13/96    05/12/97     570.00   Y --
 20     B1     950     775.00   0.816     735.00   0.774   Ceja, Hector           04/18/95    04/18/95    07/31/96     500.00   Y --
 21     B1     950     775.00   0.816     700.00   0.737   Pearson, Steven        12/03/94    06/12/95    07/14/97     500.00   Y --
 22     C1    1100     895.00   0.814     895.00   0.814   Rodriguez, Patricia    04/20/96    05/02/97    05/31/97     500.00   Y --
 23     C1    1100     895.00   0.814     895.00   0.814   Bradley, Sean          08/23/96    08/23/96    08/22/97     500.00   Y --
 24     B1     950     775.00   0.816     775.00   0.816   Villavicecio, Rey      03/12/94    03/12/94    07/31/96     500.00   Y --
 25     B1     950     775.00   0.816     775.00   0.816   Orozco, Dora           08/08/96    08/08/96    07/31/97     500.00   Y --
 26     C1    1100     895.00   0.814     895.00   0.814   Hale, Angelina         07/31/96    07/31/96    04/30/97     600.00   Y --
 27     C1    1100     895.00   0.814     870.00   0.791   Ebo, Steve             09/07/91    09/07/91    08/31/96     500.00   Y --
 28     B1     950     775.00   0.816     750.00   0.789   Serna, Alfredo         07/06/90    07/06/90    06/30/91     500.00   Y --
 29     B1     950     775.00   0.816     775.00   0.816   Chargulaf, Glen        07/25/96    08/08/96    07/14/97    1000.00   Y --
 30     C1    1100     895.00   0.814     895.00   0.814   Nickerson, Micheal     05/16/96    05/16/96    05/15/97     535.00   Y --
 31     C1    1100     895.00   0.814     865.00   0.786   Lopez, Raquel          08/29/95    09/01/95    05/31/96     500.00   Y --
 32     B1     950     775.00   0.816     675.00   0.711   Lorena, Rangel         05/14/95    05/14/95    11/13/96     500.00   Y --
 33     B1     950     775.00   0.816     745.00   0.784   Cavanaugh, Dennis      05/29/93    05/29/93    08/31/96     500.00   Y --
 34     C1    1100     895.00   0.814     895.00   0.814   Hoyt, Craig            06/21/96    06/21/96    06/12/97     500.00   Y --
 35     C1    1100     895.00   0.814     870.00   0.791   Heath, Karen           12/01/90    12/01/90    08/31/96     500.00   Y --
 36     B1     950     775.00   0.816     775.00   0.816   White, Tom             05/06/96    05/06/96    05/05/97     500.00   Y --
======  ==== =====     ======   =====     ======   =====   ====================   ========    ========    ========    =======   ====
TOTAL:  36   36600   29820.00   0.815   27910.00   0.786   35500 SF Occupied
======  ==== =====     ======   =====     ======   =====   ====================   ========    ========    ========    =======   ====

09/28/96               LINCOLN RESIDENTIAL MGMT SERVICES                Page 2
5:01                         Harding Park Townhouses                    ID 3.6.1
                                    All Units

PHYSICAL OCCUPANCY:     Occupied     Pct      Vacant    Pct      Total      OCCUPANCY PERCENT:    Excl. Off-Line    Incl. Off-Line
===================     ========    =====     ======    ====    ======     ===================    ==============    ==============
   Square Footage.:       35,500    97.0%     1,100     2.0%    36,600     Incl. Vac. Leased.:            100.0%            100.0%

       Unit Count.:           35    97.2%         1     2.8%        36     Excl. Vac. Leased.:             97.2%             97.2%


      EXPOSURE TO VACANCY:        Number      Pct        MOVES/TRANSFERS:        MAKE-READY STATUS.:    Number        Pct
==========================        ======      ====       ================      =====================    ======       ======
  Currently Vacant Units.:          1         2.8%        Oct In.:      0       Total Vacant Units.:      1          100.0%

      Lees Vacant Leased.:         -1         2.8%       Oct Out.:      1        Ready To Rent (Y).:      0            0.0%

Less Occupied Pre-Leased.:         -1         2.8%                             Need Make-Ready (N).:      1          100.0%

 Plus Occupied On Notice.:          1         2.8%                               Off-Line Down (D).:      0            0.0%

    Occupied But skipped.:          0         0.0%                              Off-Line Admin (A).:      0            0.0%
                                  ------      ----
 Net Exposure To Vacancy.:          0         0.0%


      RENTAL RATES:         Occupied      /SqFt       Pct         Vacant      /SqFt       Pct         Total       /SqFt       Pct
   ================        =========      =====      =====        ======      =====       ====      =========     =====      ======
   Scheduled Rent.:        28,925.00      0.815      97.0%        895.00      0.814       3.0%      29,820.00     0.815      100.0%

    Actual Status.:        27,910.00      0.786      93.6%        895.00      0.814       3.0%      28,805.00     0.787       96.6%

    Loss To Lease.:         1,015.00      0.029       3.4%


STATUS OF UNIT TYPES, SUBTOTALED BY FIRST 8 CHARACTERS OF UNIT TYPE:
====================================================================================================================================
Unit  Total    #     %    Avg.  Occup.   Total   Sch. $   Avg. $    Act. $    Rent    Sched.    Loss to    Made   Not   OffLn  OffLn
Type  Units   0cc.  0cc.  SqFt   SqFt    SqFt    /Unit    /SqFt     /Unit    /SqFt     Rent      Lesse     Rdy.   Rdy.   Adm.  Down
====  =====   ====  ====  ====  ======   =====   ======   ======    ======   =====   ========   =======    ====   ====   ====  =====
B1       20     20  100%   950   19000   19000   775.00   0.816    736.75    0.776   15500.00    765.00       0      0      0      0

C1       16     15   94%  1100   16500   17600   895.00   0.814    878.33    0.798   14320.00    250.00       0      1      0      0
====  =====   ====  ====  ====  ======   =====   ======   ======    ======   =====   ========   =======    ====   ====   ====  =====
   2     36     35   97%  1017   35500   36600   828.33   0.815    797.43    0.786   29820.00   1015.00       0      1      0      0

====================================================================================================================================

09/28/96               LINCOLN RESIDENTIAL MGMT SERVICES                Page 1
5:02                         Laurel Tree Apartments                     ID F:106
                         Available Unit. As Of 09/27/96

Make-ready categories are: TRASH, DAMAG, HVAC, ELECT, APPLI, PAINT, FLOOR, CLEAN.

==========================================================================================================================
Type  Unit  Mk. Ready  Vac.  Unit rent  Unit Notes      Applicant          Applied   Due in    Make Ready Assessment  Code
====  ====  =========  ====  =========  ==============  =================  ========  ========  =====================  ====

VACANT UNITS, MAKE-READY NOT COMPLETED PRE-LEASED:
==================================================
A.2    155  NNNNNNNNN     2     540.00  ______________  _________________  ________  ________  Vacated: 09/25/96

AL.1    32  NNNNNNNNN    12     540.00  SILVER          _________________  ________  ________  Vacated: 09/15/96

E.2     40  NNNNNNNNN    12     450.00  GREY            _________________  ________  ________  Vacated: 09/15/96


==========================================================================================================================
Type  Unit   Due Out   Vac.  Unit rent  Unit Notes      Applicant          Applied   Due in    Make Ready Assessment  Code
====  ====  =========  ====  =========  ==============  =================  ========  ========  =====================  ====

OCCUPIED UNITS, CURRENT Resident 0N NOTICE TO VACATE:
=====================================================

AL.1    26   10/02/96    -5     540.00  ______________  _________________  ________  ________  _____________________

B.1     68   10/18/96   -21     675.00  ______________  _________________  ________  ________  _____________________


VACANT UNITS, MAKE-READY NOT COMPLETED PRE-LEASED:
==================================================

A.1    143  NNNNNNNNN    28     560.00  ______________  Robles, Frank      08/19/96  10/01/96  Vacated: 09/04/96

A.2     71  NNNNNNNNN    -4     540.00  ______________  Lerma, Alicia      08/16/96  10/08/96  Vacated: 09/18/96

E.1    111  NNNNNNNNN    32     495.00  ______________  Calkins, Chri      09/24/96  09/27/96  Vacated: 08/29/96

E.2     59  NNNNNNNNN    20     450.00  ______________  Davis, Robert      09/07/96  10/01/96  Vacated: 09/07/96

E.2    123  NNNNNNNNN    10     450.00  ______________  Trujillo, Ele      09/15/96  10/13/96  Vacated: 09/17/96


==========================================================================================================================
Type  Unit   Due Out   Vac.  Unit rent  Unit Notes      Applicant          Applied   Due in    Make Ready Assessment  Code
====  ====  =========  ====  =========  ==============  =================  ========  ========  =====================  ====

OCCUPIED UNITS, CURRENT Resident 0N NOTICE TO VACATE PRE-LEASED:
================================================================

====  ====  =========  ====  =========  ==============  =================  ========  ========  =====================  ====
AL.l    44  10/10/96    -13     540.00  BROWN           Estrada, Mary      09/27/96  10/18/96  _____________________

==========================================================================================================================

 20     E.1    400     495.00   1.238     495.00   1.238   Miller, Eddie          05/30/96    05/30/96    05/29/97     375.00   Y --
 21     E.1    400     495.00   1.238     495.00   1.238   Rosario, Stephanie     05/18/96    05/18/96    05/31/97     375.00   Y --
 22     E.1    400     495.00   1.238     495.00   1.238   Giles, Jerillyn        08/03/96    08/07/96    01/30/97     375.00   Y --
 23     AL.1   500     540.00   1.080     540.00   1.080   White, Walter          08/05/96    08/08/96    04/30/97     375.00   Y --
 24     AL.1   500     540.00   1.080     475.00   0.950   Sanks, Ken             07/03/95    09/10/96    06/09/97     475.00   Y --
 25     AL.1   500     540.00   1.080     540.00   1.080   Johnson, Karen         09/27/96    09/27/96    04/26/97     375.00   Y --
 26     AL.1   500     540.00   1.080     515.00   1.030   Moreno, Carmen         05/27/95    05/27/95    11/26/95     860.00   Y --
 27     E.1    400     495.00   1.238     430.00   1.075   Burela, Maria          12/01/93    09/01/95    06/30/96     410.00   Y --
 28     E.1    400     495.00   1.238     495.00   1.238   Ricca, Steven          05/01/96    05/01/96    10/30/97     375.00   Y --
 29     E.1    400     495.00   1.238     465.00   1.163   01ms, Jeffrey          08/20/94    09/01/95    05/31/96     500.00   Y --
 30     E.2    400     450.00   1.125     495.00   1.238   Farwell, Bradley       09/12/96    09/12/96    09/11/97     375.00   Y OL
 31     E.2    400     450.00   1.125     495.00   1.238   Deleos, Lisa           06/01/94    09/01/95    06/30/96     375.00   Y --
 32     AL.1   500     540.00   1.080       0.00   0.000   VACANT                                         09/15/96     375.00   N VA
 33     AL.1   500     540.00   1.080     515.00   1.030   Cortez, Gerardo        02/15/96    02/15/96    11/14/97     375.00   Y --
 34     E.2    400     450.00   1.125     495.00   1.238   Davis, Kelli           09/02/96    09/02/96    06/01/97     375.00   Y --
 35     E.2    400     450.00   1.125     495.00   1.238   Ulferts, Tamara        09/20/96    09/20/96    04/19/97     375.00   Y --
 36     E.2    400     450.00   1.125     455.00   1.138   Bledea, John           10/01/93    09/01/95    08/31/96     375.00   Y --
 37     E.2    400     450.00   1.125     495.00   1.238   Sullivan, Joseph       06/14/96    06/15/96    06/14/97     375.00   Y --
 38     E.2    400     450.00   1.125     465.00   1.163   Nolan, James           02/06/95    10/01/95    07/16/96     375.00   Y --
 39     E.2    400     450.00   1.125     450.00   1.125   Rankin, Eiko           04/17/96    04/17/96    10/16/97     525.00   Y --
 40     E.2    400     450.00   1.125       0.00   0.000   VACANT                                         09/15/96     750.00   N VA
 41     E.2    400     450.00   1.125     495.00   1.238   Darnell, Sandra        08/16/96    08/16/96    05/31/97     675.00   Y --
 42     AL.1   500     540.00   1.080     555.00   1.110   Verhines, Ray          11/10/94    09/01/95    08/31/96     375.00   Y --
 43     AL.1   500     540.00   1.080     475.00   0.950   Cagalawan, Theodore    03/27/94    05/06/95    07/12/97     410.00   Y --
 44     AL.1   500     540.00   1.080     515.00   1.030   Chavez, Flor Patric    12/29/95    12/29/95    09/28/96     875.00   Y OL
 45     E.1    400     495.00   1.238     495.00   1.238   Stevenson, Eric        09/20/96    09/20/96    09/19/97     375.00   Y --
 46     E.1    400     495.00   1.238     450.00   1.125   Garcia, Moises         09/01/95    09/01/95    05/30/96     375.00   Y --
 47     E.1    400     495.00   1.238     450.00   1.125   Esteer, Mark           09/18/95    09/18/95    06/15/96     375.00   Y --
 48     E.1    400     495.00   1.238     490.00   1.225   Arturo, Irao           10/08/90    09/01/95    04/13/97     375.00   Y --
 49     AL.1   500     540.00   1.080     540.00   1.080   Canales, Rosemary      05/30/96    05/30/96    05/31/97     375.00   Y --
 50     AL.1   500     540.00   1.080     540.00   1.080   Dearborn, Todd         05/10/96    05/10/96    05/09/97     610.00   Y --

09/28/96               LINCOLN RESIDENTIAL MGMT SERVICES                Page 2
5:00                         Laurel Tree Apartments                     ID 3.6.1
                                    All Units

== Unit Profile ==     ==== Scheduled vs Actual Rent ===   ====================   ==Moved=    == Current Lease ===    Security  YNAD
ID.     Type  SqFt     Amount   /SqFt     Amount   /SqFt   Current Lease             In        Begin        End       Deposit   Stat
======  ==== =====     ======   =====     ======   =====   ====================   ========    ========    ========    =======   ====
 51     AL.1   500     540.00   1.080     500.00   1.000   Gardner, Lula          04/21/94    04/21/94    12/31/96     410.00   Y --
 52     AL.1   500     540.00   1.080     495.00   0.990   Brown, Steve           07/01/94    10/01/95    04/09/97     375.00   Y --
 53     E.1    400     495.00   1.238     455.00   1.138   Dozier, Carl           02/02/93    08/26/96    08/25/97     375.00   Y --
 54     E.1    400     495.00   1.238     495.00   1.238   Ramirez, Alisha        09/07/96    09/07/96    05/31/97     375.00   Y --
 55     E.1    400     495.00   1.238     440.00   1.100   Cabading, Arlene       03/19/93    07/01/95    12/31/96     375.00   Y --
 56     E.1    400     495.00   1.238     495.00   1.238   Brandt, Robert         03/01/93    03/01/93    09/01/93     375.00   Y --
 57     AL.1   500     540.00   1.080     535.00   1.070   Belnas, Angelo         07/15/95    07/15/95    04/15/96     375.00   Y --
 58     E.2    400     450.00   1.125     455.00   1.138   Arias, Jerry           01/26/94    08/07/96    08/06/97     410.00   Y --
 59     E.2    400     450.00   1.125       0.00   0.000   VACANT/PRELEASED                               09/07/96     100.00   N VL
 5A     D.1    702     800.00   1.140     800.00   1.140   Williams, Kim/ EMPL    07/27/96    07/28/96    01/31/97       0.00   Y --
 60     E.2    400     450.00   1.125     495.00   1.238   Villanueva, Maria      07/15/96    07/15/96    01/31/97       0.00   Y --
 61     E.2    400     450.00   1.125     450.00   1.125   Khalil, Linda          12/16/95    12/16/95    09/15/96     375.00   Y --
 62     E.2    400     450.00   1.125     495.00   1.238   Hoyte, Steven          03/12/96    03/12/96    03/11/97     375.00   Y --
 63     E.2    400     450.00   1.125     495.00   1.238   Mc Nabb, Dennis        01/02/92    01/02/92    06/30/92     375.00   Y --
 64     E.2    400     450.00   1.125     450.00   1.125   Sumler, Curtis         01/31/96    01/31/96    01/30/97     375.00   Y --
 65     E.2    400     450.00   1.125     440.00   1.100   Gandolfi, Donald       04/01/83    04/01/95    03/31/96     295.00   Y --
 66     B.1    720     675.00   0.938     675.00   0.938   Scholler, Rina         01/27/96    01/27/96    01/26/97     375.00   Y --
 67     A.1    550     560.00   1.018     540.00   0.982   Yu, Liu                01/01/96    01/01/96    09/30/96     410.00   Y --
 68     B.1    720     675.00   0.938     575.00   0.799   Ortiz, Jesus           04/10/95    04/10/95    10/10/95     375.00   Y --
 69     A.1    550     560.00   1.018     560.00   1.018   Hernandez, Jose        08/26/94    07/01/96    03/31/97     410.00   Y --
 70     B.1    720     675.00   0.938     675.00   0.938   Campos, Juan           02/03/95    08/17/95    05/14/96     295.00   Y --
 71     A.2    550     540.00   0.982       0.00   0.000   VACANT/PRELEASED                               10/01/96     475.00   N VL
 72     B.2    720     615.00   0.854     655.00   0.910   Solis, David           08/06/94    09/01/95    08/31/96     375.00   Y --
 73     A.1    550     560.00   1.018     540.00   0.982   Curtis, Karisa         12/01/95    12/01/95    09/30/96     375.00   Y --
 74     B.2    720     615.00   0.854     675.00   0.938   Buckner, Becky         07/28/95    07/28/95    12/27/96     375.00   Y --
 75     A.2    550     540.00   0.982     540.00   0.982   Becerra, Aaron         10/01/91    10/01/91    03/31/92     375.00   Y --
 76     B.2    720     615.00   0.854     675.00   0.938   Hester, Jerry          02/09/96    02/09/96    08/08/96     375.00   Y --
 77     A.2    550     540.00   0.982     540.00   0.982   Brundage, Frank        03/19/81    07/19/95    08/31/96     200.00   Y --
 78     B.2    720     615.00   0.854     640.00   0.889   Rodriquez, Aracely     08/01/95    08/01/95    07/31/96     375.00   Y --
 79     A.2    550     540.00   0.982     560.00   1.018   Pertano, Jhunne Sel    12/01/95    12/01/95    08/31/96     375.00   Y --
 80     B.2    720     615.00   0.854     610.00   0.847   Doroy, Lorna           05/20/95    03/01/96    02/28/97     375.00   Y --
 81     A.2    550     540.00   0.982     540.00   0.982   Rios, Elizabeth        06/01/94    10/01/95    09/30/96     375.00   Y --
 82     AL.1   500     540.00   1.080     525.00   1.050   Martinez, Michael      05/18/94    09/01/95    12/31/96     375.00   Y --
 83     AL.1   500     540.00   1.080     495.00   0.990   Chaney, Donald C.      02/10/94    09/01/95    06/30/96     410.00   Y --
 84     AL.1   500     540.00   1.080     540.00   1.080   Flores, Maria          05/03/96    05/04/96    02/03/97     375.00   Y --
 85     AL.1   500     540.00   1.080     540.00   1.080   Vaccarezza, Don        08/27/95    09/01/95    08/31/96     375.00   Y --
 86     AL.1   500     540.00   1.080     540.00   1.080   Ray, Timothy           09/20/96    09/20/96    09/19/97     375.00   Y --
 87     AL.1   500     540.00   1.080     520.00   1.040   Garrido, Joseph        06/03/94    10/28/95    07/27/96     375.00   Y --
 88     AL.1   500     540.00   1.080     540.00   1.080   Singh, Bimaljit        09/02/96    09/02/96    06/01/97     475.00   Y --
 89     AL.1   500     540.00   1.080     540.00   1.080   Smith, Connie          02/29/96    03/07/96    11/23/97     375.00   Y --
 90     AL.1   500     540.00   1.080     495.00   0.990   Valdez, Blanca         02/01/94    09/01/95    04/13/97     375.00   Y --
 91     AL.1   500     540.00   1.080     540.00   1.080   Daniels, Matthew       09/26/94    05/01/96    10/31/97     405.00   Y --
 92     AL.1   500     540.00   1.080     495.00   0.990   Headspeth, David       10/23/93    10/01/95    08/31/96     375.00   Y --
 93     AL.1   500     540.00   1.080     520.00   1.040   Petereon, Scott        04/29/95    07/31/96    07/30/97     375.00   Y --
 94     AL.1   500     540.00   1.080     495.00   0.990   Graham, Christopher    04/18/94    09/01/95    06/30/96     375.00   Y --
 95     AL.1   500     540.00   1.080     540.00   1.080   Barnes, Christi        05/18/96    05/31/96    02/17/97     875.00   Y --
 96     AL.1   500     540.00   1.080     500.00   1.000   Farmer, Aaron          04/12/95    04/12/95    10/10/95     375.00   Y --
 97     AL.1   500     540.00   1.080     540.00   1.080   Gaxiola, Tony          06/01/96    09/01/96    08/31/97     375.00   Y --
 98     AL.1   500     540.00   1.080     540.00   1.080   Decius, Carl R.        03/13/96    03/15/96    03/14/97     375.00   Y --

09/28/96               LINCOLN RESIDENTIAL MGMT SERVICES                Page 3
5:00                         Laurel Tree Apartments                     ID 3.6.1
                                    All Units

== Unit Profile ==     ==== Scheduled vs Actual Rent ===   ====================   ==Moved=    == Current Lease ===    Security  YNAD
ID.     Type  SqFt     Amount   /SqFt     Amount   /SqFt   Current Lease             In        Begin        End       Deposit   Stat
======  ==== =====     ======   =====     ======   =====   ====================   ========    ========    ========    =======   ====
 99     AL.1   500     540.00   1.080     540.00    1.080   Ekiss, Dennis         11/16/95    11/16/95    08/15/96     375.00   Y --
100     AL.1   500     540.00   1.080     495.00    0.990   Jackson, Angel        08/01/89    11/01/95    10/30/96     375.00   Y --
101     AL.1   500     540.00   1.080     540.00    1.080   Morgan, Eric C.       06/10/96    06/10/96    06/09/97     375.00   Y --
102     AL.1   500     540.00   1.080     540.00    1.080   Porraz, Elizabeth     09/13/96    09/13/96    09/12/97     375.00   Y --
103     AL.1   500     540.00   1.080     540.00    1.080   Gomez, Mario          03/13/96    03/15/96    03/10/97     375.00   Y --
104     AL.1   500     540.00   1.080     565.00    1.130   Aranda, Daniel        04/15/96    04/14/96    10/13/97     410.00   Y --
105     AL.1   500     540.00   1.080     515.00    1.030   Sanchez, Jorge        12/22/95    12/22/95    09/21/96     375.00   Y --
106     AL.1   500     540.00   1.080     540.00    1.080   Herrera, Jesus Mart   09/06/96    09/06/96    05/31/97     375.00   Y --
107     AL.1   500     540.00   1.080     515.00    1.030   Tanori, Fabian        01/10/96    01/10/96    01/09/97     375.00   Y --
108     AL.1   500     540.00   1.080     540.00    1.080   Torrez, Jesse         08/06/96    08/10/96    01/20/97     375.00   Y --
109     E.1    400     495.00   1.238     455.00    1.138   Monzalvo, Alfredo     12/05/94    09/01/95    08/31/96     375.00   Y --
110     E.1    400     495.00   1.238     495.00    1.238   Lee, Denise           07/13/96    07/13/96    11/03/96     375.00   Y --
111     E.1    400     495.00   1.238       0.00    0.000   VACANT/PRELEASED                              08/26/96       0.00   N VL
112     E.1    400     495.00   1.238     495.00    1.238   Lucas, Ronald         09/06/96    09/06/96    06/05/97     375.00   Y --
113     AL.1   500     540.00   1.080     540.00    1.080   Cortez, Rafael        11/16/95    11/18/95    08/17/96     375.00   Y --
114     AL.1   500     540.00   1.080     515.00    1.030   Jin, Park Tai         02/24/96    02/24/96    02/23/97     375.00   Y --
115     AL.1   500     540.00   1.080     540.00    1.080   Fairman, Sammy        09/05/96    09/05/96    06/04/97     375.00   Y --
116     AL.1   500     540.00   1.080     540.00    1.080   Thompson, Chris       08/04/96    08/07/96    01/22/97     410.00   Y --
117     AL.1   500     540.00   1.080     495.00    0.990   Hernandez, Manuel     03/13/96    03/15/96    03/14/97     375.00   Y --
118     E.1    400     495.00   1.238     475.00    1.188   Pacheco. Priscilla    11/11/95    11/11/95    08/10/96     375.00   Y --
119     E.1    400     495.00   1.238     430.00    1.075   Kelly, Tracy          12/29/92    12/29/92    07/13/97     400.00   Y --
120     E.1    400     495.00   1.238     495.00    1.238   Acosta, David         03/18/96    03/18/96    03/17/97     375.00   Y --
121     AL.1   500     540.00   1.080     515.00    1.030   Figueroa, Julio       06/09/94    06/09/94    05/29/96     410.00   Y --
122     E.2    400     450.00   1.125     430.00    1.075   Call, Carl            07/23/91    10/01/95    06/30/96     375.00   Y --
123     E.2    400     450.00   1.125       0.00    0.000   VACANT/PRELEASED                              09/17/96     100.00   N VL
124     E.2    400     450.00   1.125     435.00    1.088   Lindsley, Tammy       06/01/95    03/01/96    02/28/97     375.00   Y --
125     E.2    400     450.00   1.125     450.00    1.125   Ronald Anderson       02/01/95    02/01/95    07/26/96     375.00   Y --
126     E.2    400     450.00   1.125     435.00    1.088   Li, Jin Le            06/19/95    03/01/96    02/28/97     375.00   Y --
127     5.2    400     450.00   1.125     495.00    1.238   Edwards, Ayana        06/22/96    06/27/96    06/25/97     375.00   Y --
128     5.2    400     450.00   1.125     495.00    1.238   Nomura, Ko            09/01/96    09/01/96    02/28/97     375.00   Y --
129     5.2    400     450.00   1.125     495.00    1.238   Denard, Ardella       04/21/96    04/21/96    07/20/96     375.00   Y --
130     AL.1   500     540.00   1.080     540.00    1.080   King, Tim             07/06/96    07/15/96    03/31/97     375.00   Y --
131     AL.1   500     540.00   1.080     540.00    1.080   Cooper, Callie        09/20/96    09/21/96    06/30/97     375.00   Y --
132     AL.1   500     540.00   1.080     540.00    1.080   Jiuenez, Alex         09/13/96    09/13/96    06/12/97     375.00   Y --
133     AL.1   500     540.00   1.080     540.00    1.080   James, Karen          10/25/95    09/19/96    09/18/97     375.00   Y --
134     AL.1   500     540.00   1.080     540.00    1.080   Andrade, Connie       05/17/96    05/17/96    05/16/97     375.00   Y --
135     AL.1   500     540.00   1.080     540.00    1.080   Jasper, Valarie       06/05/96    06/07/96    06/06/97     375.00   Y --
136     AL.1   500     540.00   1.080     540.00    1.080   Christenson, Kim      07/08/96    07/08/96    12/31/96     375.00   Y --
137     AL.1   500     540.00   1.080     540.00    1.080   Smith, Kaysee         09/27/96    09/27/96    04/26/97     750.00   Y --
138     AL.1   500     540.00   1.080     540.00    1.080   Dhesi, Harry Mohan    06/17/96    06/17/96    10/16/96     375.00   Y --
139     AL.1   500     540.00   1.080     540.00    1.080   Velasquez, Sadie      08/08/96    08/08/96    04/30/97     375.00   Y --
140     AL.1   500     540.00   1.080     515.00    1.030   Martinez, Thomas      11/01/95    11/01/95    07/31/96     410.00   Y --
141     AL.1   500     540.00   1.080     515.00    1.030   Miglionato, Kevin     09/09/95    10/01/95    09/30/96     375.00   Y --
142     B.1    720     675.00   0.938     605.00    0.840   Lopez, Alejandro      06/24/95    06/24/95    12/31/96     410.00   Y --
143     A.1    550     560.00   1.018       0.00    0.000   VACANT/PRELEASED                              08/30/96     100.00   N VL
144     B.1    720     675.00   0.938     675.00    0.938   Cooper, Theresa       07/03/96    07/03/96    03/31/97     375.00   Y --
145     A.1    550     560.00   1.018     560.00    1.018   Harrigan, Parrish     04/15/96    04/20/96    04/06/97     375.00   Y --
146     B.1    720     675.00   0.938     675.00    0.938   Carrillo, Jesse       09/20/96    09/20/96    04/30/97     375.00   Y --
147     A.1    550     560.00   1.018     520.00    0.945   Lovelady, Tami L.     06/08/91    09/01/95    06/30/96     375.00   Y --

09/28/96               LINCOLN RESIDENTIAL MGMT SERVICES                Page 4
5:00                         Laurel Tree Apartments                     ID 3.6.1
                                    All Units

== Unit Profile ==     ==== Scheduled vs Actual Rent ===   ====================   ==Moved=    == Current Lease ===    Security  YNAD
ID.     Type  SqFt     Amount   /SqFt     Amount   /SqFt   Current Lease             In        Begin        End       Deposit   Stat
======  ==== =====     ======   =====     ======   =====   ====================   ========    ========    ========    =======   ====
148     B.1    720     675.00   0.938     675.00   0.938    Anderson, Denise      03/13/96    03/13/96    03/12/97     375.00   Y --
149     A.1    550     560.00   1.018     560.00   1.018    Corral, Guadalupe     07/05/96    07/05/96    04/30/97     375.00   Y --
150     B.2    720     615.00   0.854     675.00   0.938    Parker, Dan           04/05/96    04/07/96    04/06/97     375.00   Y --
151     A.2    550     540.00   0.982     520.00   0.945    Limosnero, Alex       02/09/93    02/09/93    12/01/93     375.00   Y --
152     B.2    720     615.00   0.354     675.00   0.938    Jenkins, Jennifer     09/27/96    09/27/96    04/26/97     375.00   Y---
153     A.2    550     540.00   0.982     540.00   0.982    Abundis, Bertha       09/27/95    09/27/95    09/26/96     375.00   Y --
154     B.2    720     615.00   0.854     600.00   0.833    Mayfield, Rose M.     04/15/95    04/15/95    01/01/97     375.00   Y --
155     A.2    550     540.00   0.982       0.00   0.000    VACANT                                        09/25/96     375.00   N VA
156     B.2    720     615.00   0.854     675.00   0.938    Becerril, Antonio     07/19/96    07/19/96    01/18/97     375.00   Y --
157     A.2    550     540.00   0.982     580.00   1.055    Jennings, Martha      07/01/94    07/01/94    08/31/96     375.00   Y --
======  ==== =====     ======   =====     ======   =====   ====================   ========    ========    ========    =======   ====
TOTAL:  157  80382   84270.00   1.048   79610.00   1.039    76632 SF Occupied
======  ==== =====     ======   =====     ======   =====   ====================   ========    ========    ========    =======   ====

09/28/96               LINCOLN RESIDENTIAL MGMT SERVICES                Page 5
5:00                         Laurel Tree Apartments                     ID 3.6.1
                                    All Units


PHYSICAL OCCUPANCY:     Occupied     Pct      Vacant    Pct      Total      OCCUPANCY PERCENT:    Excl. Off-Line    Incl. Off-Line
===================     ========    =====     ======    ====    ======     ===================    ==============    ==============
   Square Footage.:       76,632    95.3%     3,750     4.7%    80,382     Incl. Vac. Leased.:             98.1%             98.1%

       Unit Count.:          149    94.9%         8     5.1%       157     Excl. Vac. Leased.:             94.9%             94.9%


      EXPOSURE TO VACANCY:        Number      Pct        MOVES/TRANSFERS:        MAKE-READY STATUS.:    Number        Pct
==========================        ======      ====       ================      =====================    ======       ======
  Currently Vacant Units.:          8         5.1%        Oct In.       9       Total Vacant Units.:      8          100.0%

      Lees Vacant Leased.:         -5         3.2%       Oct Out.:      7        Ready To Rent (Y).:      0            0.0%

Less Occupied Pre-Leased.:         -2         1.3%                             Need Make-Ready (N).:      8          100.0%

 Plus Occupied On Notice.:          3         1.9%                               Off-Line Down (D).:      0            0.0%

    Occupied But skipped.:          0         0.0%                              Off-Line Admin (A).:      0            0.0%
                                  -----       ----
 Net Exposure To Vacancy.:          4         2.5%


      RENTAL RATES:         Occupied      /SqFt       Pct         Vacant      /SqFt       Pct         Total       /SqFt       Pct
   ================        =========      =====      =====        ======      =====       ====      =========     =====      ======
   Scheduled Rent.:        80,245.00      1.047      95.2%      4,025.00      1.073       4.8%      84,270.00     1.048      100.0%

    Actual Status.:        79,610.00      1.039      94.5%      4,025.00      1.073       4.8%      83,635.00     1.040       99.2%

    Loss To Lease.:           635.00      0.008       0.8%


STATUS OF UNIT TYPES, SUBTOTALED BY FIRST 8 CHARACTERS OF UNIT TYPE:
====================================================================================================================================
Unit  Total    #     %    Avg.  Occup.   Total   Sch. $   Avg. $    Act. $    Rent    Sched.    Loss to    Made   Not   OffLn  OffLn
Type  Units   0cc.  0cc.  SqFt   SqFt    SqFt    /Unit    /SqFt     /Unit    /SqFt     Rent      Lesse     Rdy.   Rdy.   Adm.  Down
====  =====   ====  ====  ====  ======   =====   ======   ======    ======   =====   ========   =======    ====   ====   ====  =====
A.l       8      7   88%   550    3850    4400   560.00   1.018     548.57   0.997    4480.00     80.00       0      1      0      0

A.2      16     14   88%   550    7700    8800   540.00   0.982     547.50   0.995    8640.00   -105.00       0      2      0      0

AL.1     60     59   98%   500   29500   30000   540.00   1.080     526.19   1.052   32400.00    815.00       0      1      0      0

B.l      10     10  100%   720    7200    7200   675.00   0.938     650.00   0.903    6750.00    250.00       0      0      0      0

B.2      14     14  100%   720   10080   10080   615.00   0.854     640.00   0.889    8610.00   -350.00       0      0      0      0

D.l       1      1  100%   702     702     702   800.00   1.140     800.00   1.140     800.00      0.00       0      0      0      0

E.1      22     21   95%   400    8400    8800   495.00   1.238     473.57   1.184   10890.00    450.00       0      1      0      0

E.2      26     23   88%   400    9200   10400   450.00   1.125     471.96   1.180   11700.00   -505.00       0      3      0      0
====  =====   ====  ====  ====  ======   =====   ======   ======    ======   =====   ========   =======    ====   ====   ====  =====
   8    157    149   95%   512   76632   80382   536.75   1.048     534.30   1.039   84270.00    635.00       0      8      0      0

====================================================================================================================================

                                  HARDING PARK
                                INCOME STATEMENT
                      FOR THE 8 MOS. ENDING AUGUST 31, 1996

                                                        MONTH            MONTH           CURRENT          PRIOR            DOLLAR
DESCRIPTION                                             ACTUAL         PRIOR YEAR      YEAR TO DATE    YEAR TO DATE       VARIANCE
-----------                                             ------         ----------      ------------    ------------       --------
  GROSS POTENTIAL INCOME                                                                                 75,256.90       (75,256.90)
  RENTAL INCOME VARIANCE                                                                                 (2,430.27)        2,430.27
                                                      ----------       ----------       ----------      ----------       ----------
    NET CURRENT RENT                                   27,725.55        24,494.60       215,248.42      198,317.89        16,930.53

OTHER RENTAL INCOME
  SECURITY DEPOSITS                                     1,600.00         1,041.50         6,435.00        4,262.00         2,173.00
  FORFEITED SECURITY DEPOSITS                             941.70                          2,372.52                         2,372.52
  CHARGES TO TENANTS                                      368.13                            738.13          200.00           538.13
  MISCELLANEOUS                                            97.50            45.00           712.50          428.50           284.00
  DAMAGE                                                                                                 (1,000.00)        1,000.00
  LATE CHARGES                                            155.00           250.00         1,190.00          985.00           205.00
  NSF FEES                                                                  20.00           130.00          120.00            10.00
  CREDIT CHECK                                            175.00           100.00           420.00          290.00           130.00
                                                      ----------       ----------       ----------      ----------       ----------
    TOTAL OTHER RENT INCOME                             3,337.33         1,456.50        ll.998.15        5,285.50         6,712.65

      TOTAL RENTAL INCOME                              31,062.88        25,951.10       227,246.57      203,603.39        23,643.18
                                                      ----------       ----------       ----------      ----------       ----------

OTHER INCOME
  REFUNDED DEPOSITS                                    (1,875.00)       (1,070.00)      (5.410.00)       (2,605.00)       (2,805.00)
  INTEREST INCOME                                          13.12            20.26           762.57          656.86           105.71
  US BOND INTEREST INCOME                                                                 7,189.00        7,188.75             0.25
                                                      ----------       ----------       ----------      ----------       ----------
    TOTAL OTHER INCOME                                 (1,861.88)       (1,049.74)        2,541.57        5,240.61        (2,699.04)

      TOTAL INCOME                                     29.201,00        24,901.36       229,788.14      208,844.00        20,944.14
                                                      ==========       ==========       ==========      ==========       ==========

TOTAL CONTROLLABLE EXPENSES
  PAYROLL EXPENSES
    BONUS                                                 140.00                            468.26                           468.26
    REPAIRS/MAINT.PAYROLL                                 875.15           905.28         6,229.21        6,356.49          (127.28)
    MANAGERS SALARIES                                     689.74           343.38         3,408.77        2,442.09           966.68
    OFFICE SALARIES                                       304.00            64.82         2,600.62        1,160.61         1,440.01
    GROUNDS PAYROLL                                                                                       1,608.00        (1,608.00)
    STATE COMP. INS.-PAYROLL                              121.93            83.38           824.22          874.62           (50.40)
    PAYROLL-HOSPITAL INS                                  226.93           166.77         1,539.57        1,185.31           354.26
    FICA - PAYROLL TAX                                    128.71            88.02           870.06          834.18            35.88
    FUTA - PAYROLL TAX                                     13.55             9.27            91.58           99.81            (8.23)
    SDI TAX-PAYROLL-UNEMPL0Y                               16.94            11.58           109.00          392.66          (283.66)
                                                      ----------       ----------       ----------      ----------       ----------
      PAYROLL EXPENSES                                  2,516.95         1,672.50        16,141.29       14.953,77         1,187.52

ADMINISTRATIVE EXPENSES
  PROMOTIONS                                                                                 11.21                            11.21

                                  HARDING PARK
                                INCOME STATEMENT
                      FOR THE 8 MOS. ENDING AUGUST 31, 1996

                                                        MONTH            MONTH           CURRENT          PRIOR            DOLLAR
DESCRIPTION                                             ACTUAL         PRIOR YEAR      YEAR TO DATE    YEAR TO DATE       VARIANCE
-----------                                             ------         ----------      ------------    ------------       --------
  PLUMBING MAINTENANCE                                    155.26           504.59           783.35        1,825.35       (1,041.50)
  APPLIANCE REPLACEMENT                                   391.77                            491.77          188.92          302.85
  BLDG MAINT SVC/CONTRACT                                                                    47.96          402.58         (354.62)
  ELECTRIC MAINTENANCE                                                      30.20            20.01           948.96         (928.95)
                                                      ----------       ----------       ----------      ----------       ----------
    MAINTENANCE EXPENSES                                2,693.94        (1,679.49)       16,341.05       12,594.18         3,746.87

  CONTROLLABLE EXPENSES                                10,431.28        12,099.76        71,656.57       63,954.02         7,702.55
                                                      ----------       ----------       ----------      ----------       ----------

TOTAL UNCONTROLLABLE EXPENSES
  FIXED EXPENSES
    PROPERTY INSURANCE                                                                      (62.15)                          (62.15)
    PROPERTY TAXES                                                                        9,383.11                         9,383.11
    LICENSES & PERMITS                                                                                       26.60           (26.60)
      FIXED EXPENSES                                                                      9,320.96           26.60         9,294.36
                                                      ----------       ----------       ----------      ----------       ----------
    NET OPERATING INCOME (NOI)                         18,769.72        12,801.60       148,810.61      144,863.38         3,947.23
                                                      ==========       ==========       ==========      ==========       ==========

DEBT SERVICE
  INT. IN 1ST MORTGAGE                                                                   69,962.00       73,007.00        (3,045.00)
  INTEREST EXPENSE                                                                                           96.31           (96.31)
  LOAN EXPENSES                                                                           2,893.62        2,451.19           442.43
                                                      ----------       ----------       ----------      ----------       ----------
    DEBT SERVICE                                                                         72,855.62       75,554.50        (2,698.88)

  OPERATING CASE FLOW                                  18,769.72        12,801.60        75,954.99       69,308.88         6,646.11
                                                      ==========       ==========       ==========      ==========       ==========

NON OPERATING EXPENSES
  REFURBISHMENT & DEFERRAL                              1,681.00         5,619.96         1,681.00       17,393.95       (15,712.95)
                                                      ----------       ----------       ----------      ----------       ----------
    NON OPERATING EXPENSES                              1,681.00         5,619.96         1,681.00       17,393.95       (15,712.95)

      PROFIT/LOSS                                      17,088.72         7,181.64        74,273.99       51,914.93        22,359.06
                                                      ==========       ==========       ==========      ==========       ==========

                                   LAUREL TREE
                                INCOME STATEMENT
                      FOR THE 8 MOS. ENDING AUGUST 31, 1996

                                                        MONTH            MONTH           CURRENT          PRIOR            DOLLAR
DESCRIPTION                                             ACTUAL         PRIOR YEAR      YEAR TO DATE    YEAR TO DATE       VARIANCE
-----------                                             ------         ----------      ------------    ------------       --------
  GROSS POTENTIAL INCOME                                                                                222,021.07      (222,021.07)
  RENTAL INCOME VARIANCE                                                                                (26,802.21)       26,802.21
                                                      ----------       ----------       ----------      ----------       ----------
    NET CURRENT RENT                                   84,603.20        71,445.70       601,433.78      541,571.01        59,862.77

OTHER RENTAL INCOME
  SECURITY DEPOSITS                                     2,800.00         4,845.00        29,960.00       33,755.00        (3,795.00)
  FORFEITED SECURITY DEPOSITS                           1,385.13         1,431.85         9,971.60        2,831.41         7,140.19
  LAUNDRY INCOME                                        1,013.40           994.50         8,288.25       11,058.00        (2,769.75)
  CHARGES TO TENANTS                                      855.17           780.00         4,921.81        3,335.00         1,586.81
  MISCELLANEOUS                                                                                             230.00          (230.00)
  UTILITIES                                                                                                  15.41           (15.41)
  DAMAGE                                                  160.00                            794.52          141.00           653.52
  LATE CHARGES                                            510.00         1,055.00         5,300.00        6,177.00          (877.00)
  NSF FEES                                                 98.89            40.00           518.89          365.00           153.89
  CREDIT CHECK                                            125.00           614.05         1,866.00        3,324.05       (1.458.05)
                                                      ----------       ----------       ----------      ----------       ----------
    TOTAL OTHER RENT INCOME                             6,947.59         9,760.40        61,621.07       61,231.87           389.20

      TOTAL RENTAL INCOME                              91,550.79        81,206.10       663,054.85      602,802.88        60,251.97
                                                      ----------       ----------       ----------      ----------       ----------

OTHER INCOME
  REFUNDED DEPOSITS                                    (3,515.00)       (4,875.00)      (26,015.00)     (25,377.77)         (637.23)
  INTEREST INCOME                                         103.84            53.01           451.18          272.53           178.65
  OTHER INCOME                                                                                            5,600.00        (5,600.00)
                                                      ----------       ----------       ----------      ----------       ----------
    TOTAL OTHER INCOME                                (3,411.16)        (4,821.99)      (25,563.82)     (19,505.24)       (6,058.58)

      TOTAL INCOME                                     88,139.63        76,384.11       637,491.03      583,297.64        54,193.39
                                                      ==========       ==========       ==========      ==========       ==========

TOTAL CONTROLLABLE EXPENSES
  PAYROLL EXPENSES
    BONUS                                                 595.00                          3,713.69        1,225.00         2,488.69
    REPAIRS/MAINT.PAYROLL                               3,773.55         5,266.09        27,060.76       36,263.68        (9,202.92)
    MANAGERS SALARIES                                   2,940.56         1,564.34        15,239.30       10,589.58         4,649.72
    OFFICE SALARIES                                     1,296.02           375.35        11,087.05        6,000.58         5,086.47
    GROUNDS PAYROLL                                                                                       4,248.00        (4,248.00)
    DECORATING PAYROLL                                                                                      312.00          (312.00)
    STATE COMP. INS.-PAYROLL                              522.89           468.22         3,707.70        4,466.32          (758.62)
    PAYROLL-HOSPITAL INS                                  973.17           936.47         6,925.52        6,169.02           756.50
    FICA - PAYROLL TAX                                    551.95           494.24         3,913.68        4,251.17          (337.49)
    FUTA - PAYROLL TAX                                     58.10            52.03           411.97          465.17           (53.20)
    SDI TAX-PAYROLL-UNEMPLOY                               72.63            65.03           489.89        1,579.64        (1,089.75)
                                                      ----------       ----------       ----------      ----------       ----------
      PAYROLL EXPENSES                                 10,783.87         9,221.77        72,549.56       75,570.16        (3,020.60)

                                   LAUREL TREE
                                INCOME STATEMENT
                      FOR THE 8 MOS. ENDING AUGUST 31, 1996

                                                        MONTH            MONTH           CURRENT          PRIOR            DOLLAR
DESCRIPTION                                             ACTUAL         PRIOR YEAR      YEAR TO DATE    YEAR TO DATE       VARIANCE
-----------                                             ------         ----------      ------------    ------------       --------
ADMINISTRATIVE EXPENSES
  PROMOTIONS                                                                                110.27                           110.27
  ADVERTISING                                              46.53           655.35         4,595.31        5,549.52          (953.71)
  SIGNS, FLAGS, BANNERS                                                    339.20                           389.20          (389.20)
  BROCHURES                                                                                  60.83                            60.83
  OFFICE SUPPLIES                                         225.85           166.60           664.71          679.42           (14.71)
  FURNITURE RENTAL                                                                       (3,358.23)                       (3,358.23)
  LEGAL EXPENSES                                          325.69                          3,311.89        1,120.16         2,191.73
  MISCELLANEOUS                                            69.90            83.00           232.00          958.66          (726.66)
  CREDIT CHECK EXPENSE                                    289.60           369.00         1,089.60        1,749.45          (659.85)
  AUDIT EXPENSE                                        (3,358.23)
  BANK CHARGES                                             20.00           (44.00)          289.25            0.30           288.95
  PETTY CASE REIMB                                                                                           31.98           (31.98)
  POSTAGE                                                                   53.64           430.19          287.99           142.20
  DUES & SUBSCRIPTIONS                                                                      (87.34)         491.60          (578.94)
  LINCOLN FEE                                           2,949.16         2,578.80        21,907.73       12,509.80         9,397.93
  EMPLOYEE TRAINING                                                                         100.00          257.76          (157.76)
  OUTSIDE STATIONARY MISC                                                                   770.32        1,493.74          (723.42)
                                                      ----------       ----------       ----------      ----------       ----------
    ADMINISTRATIVE EXPENSE                                568.55         4,251.59        30,117.03       25,519.58         4,597.45

CONTRACT SERVICES
  SEC SUP/EXP-FIRE PROTECT                                510.76           103.12         5,633.69        3,740.64         1,893.05
  EXTERMINATING CONTRACT                                 (241.50)          220.00         1,415.17        1,287.00           128.17
  CABLE T.V                                             1,238.98         1,226.20        10,202.46        8,629.48         1,572.98
  GARDENING CONTRACT                                    1,492.03         1,700.00        14,077.68       12,393.05         1,684.63
                                                      ----------       ----------       ----------      ----------       ----------
    CONTRACT SERVICES                                   3,000.27         3,249.32        31,329.00       26,050.17         5,278.83

UTILITY SERVICES
  TELEPHONE EXPENSE                                        62.74            98.35           923.44        1,125.09          (201.65)
  TRASH REMOVAL                                         3,138.65         3,529.25        21,970.55       26,750.40        (4,779.85)
  PGE-- HOUSE                                                              957.48         6,428.40       12,884.99        (6,456.59)
  GAS - HOUSE                                             816.31         1,635.65         8,482.03        6,414.08         2,067.95
  PGE APARTMENT METERS                                     78.63            66.12           917.89          805.93           111.96
  WATER                                                 1,182.60         1,267.06         3,709.37        7,604.43        (3,895.06)
  SEWER CHARGES                                         3,358.23                         13,432.92       13,432.92
                                                      ----------       ----------       ----------      ----------       ----------
    UTILITY SERVICES                                    8,637.16         7,553.91        55,864.60       69,017.84       (13,153.24)

MAINTENANCE EXPENSES
  CARPET REPAIRS/MAINT                                   (654.50)          170.00         4,064.50        1,557.20         2,507.30
  CARPET REPLACEMENT                                    4,601.43         9,130.61        10,427.96       33,294.02       (22,866.06)
  GROUNDS SUPPLY/REPLACEMENT                              145.02                            383.21        4,282.39        (3,899.18)
  POOL SUPPLY/REPLACEMENT                                 335.53            (6.07)        1,667.63        1,055.05           612.58
  DECORATING SUPPLIES                                     238.80         5,007.42         5,091.40       12,171.57        (7,080.17)

                                   LAUREL TREE
                                INCOME STATEMENT
                      FOR THE 8 MOS. ENDING AUGUST 31, 1996

                                                        MONTH            MONTH           CURRENT          PRIOR            DOLLAR
DESCRIPTION                                             ACTUAL         PRIOR YEAR      YEAR TO DATE    YEAR TO DATE       VARIANCE
-----------                                             ------         ----------      ------------    ------------       --------
  CLEANING SUPPLIES/SERV                                  552.69           608.26         5,263.35        4,729.89           533.46
  BLDG MAINT SUPPLIES                                   1,243.15         4,365.44        10,813.25       31,323.17       (20,509.92)
  PLUMBING MAINTENANCE                                    130.17         2,059.27         1,803.26        8,754.48        (6,951.22)
  APPLIANCE REPLACEMENT                                 1,133.24         2,473.78         7,821.20       12,328.97        (4,507.77)
  BLDG MAINT SVC/CONTRACT                                                 (213.93)          389.54         (608.34)          997.88
  ELECTRIC MAINTENANCE                                     20.63           199.77         1.774.65        1,288.01           486.64
                                                      ----------       ----------       ----------      ----------       ----------
      MAINTENANCE EXPENSES                              7,796.16        23,794.55        49,499.95      110,176.41       (60,676.46)

    CONTROLLABLE EXPENSES                              30,786.01        48,071.14       239,360.14      306,334.16       (66,974.02)
                                                      ----------       ----------       ----------      ----------       ----------

TOTAL UNCONTROLLABLE EXPENSES

FIXED EXPENSES
  PROPERTY INSURANCE                                                                      (272.78)                          (272.78)
  PROPERTY TAXES                                                                        16,496.79                         16,496.79
  LICENSES & PERMITS                                                                     1,884.00         1,997.40          (113.40)
                                                      ----------       ----------       ----------      ----------       ----------
    FIXED EXPENSES                                                                      18,108.01         1,997.40        16,110.61

  NET OPERATING INCOME (NOI)                           57,353.62        28,312.97       380,022.88      274,966.08       105,056.80
                                                      ==========       ==========       ==========      ==========       ==========

DEBT SERVICE
                                                      ----------       ----------       ----------      ----------       ----------

  OPERATING CASH FLOW                                  57,353.62        28,312.97       380,022.88      274,966.08       105,056.80
                                                      ==========       ==========       ==========      ==========       ==========

NON OPERATING EXPENSES
  REFURBISHMENT & DEFERRAL                             (1,530.13)        5,682.84         3,068.96       30,555.22       (27,486.26)
                                                      ----------       ----------       ----------      ----------       ----------

    NON OPERATING EXPENSES                             (1,530.13)        5,682.84         3,068.96       30,555.22       (27,486.26)
      PROFIT/LOSS                                      58,883.75        22,630.13       376,953.92      244,410.86       132,543.06
                                                      ==========       ==========       ==========      ==========       ==========

                                  HARDING PARK
                                INCOME STATEMENT
                    FOR THE 12 MOS. ENDING DECEMBER 31, 1995

                                                        MONTH            MONTH           CURRENT          PRIOR            DOLLAR
DESCRIPTION                                             ACTUAL         PRIOR YEAR      YEAR TO DATE    YEAR TO DATE       VARIANCE
-----------                                             ------         ----------      ------------    ------------       --------
  GROSS POTENTIAL INCOME                                                24,858.23        75,256.90      315,648.85      (240,391.95)
  RENTAL INCOME VARIANCE                                                 1,953.16        (2,430.27)     (25,865.19)       23,434.92
                                                      ----------       ----------       ----------      ----------       ----------
    NET CURRENT RENT                                   27,871.40        25,976.39       304,639.24      288,948.66        15,690.58

OTHER RENTAL INCOME
  SECURITY DEPOSITS                                     1,500.00                          7,338.00       10,512.l0        (3,174.10)
  FORFEITED SECURITY DEPOSITS                                                               500.00                           500.00
  CHARGES TO TENANTS                                                       120.00           280.00        1,945.00        (1,665.00)
  MISCELLANEOUS                                            75.00            92.34           653.50          975.51          (322.01)
  UTILITIES                                                                 10.54                            27.59           (27.59)
  DAMAGE                                                1,500.00           500.00           500.00        1,261.03          (761.03)
  LATE CHARGES                                            165.00            40.00         1,315.00          565.00           750.00
  NSF FEES                                                                  10.00           130.00          102.00            28.O0
  CREDIT CHECK                                             50.00            60.00           540.00          200.00           340.00
                                                      ----------       ----------       ----------      ----------       ----------
    TOTAL OTHER RENT INCOME                             3,290.00           832.88        11,256.50       15,588.23        (4,331.73)

      TOTAL RENTAL INCOME                              31,161.40        26,809.27       315,895.74      304,536.89        11,358.85
                                                      ----------       ----------       ----------      ----------       ----------

OTHER INCOME
  REFUNDED DEPOSITS                                      (500.00)         (500.00)       (4,665.00)     (11,515.49)        6,850.49
  INTEREST INCOME                                         108.87            16.92           851.57          188.60           662.97
  US BOND INTEREST INCOME                                (208.94)         (127.16)       14,377.50       14,377.50
                                                      ----------       ----------       ----------      ----------       ----------
    TOTAL OTHER INCOME                                   (600.07)         (610.24)       10,564.07        3,050.61         7,513.46

      TOTAL INCOME                                     30,561.33        26,199.03       326,459.81      307,587.50        18,872.31
                                                      ==========       ==========       ==========      ==========       ==========

TOTAL CONTROLLABLE EXPENSES
  PAYROLL EXPENSES
    BONUS                                                 802.67                            890.42                           890.42
    REPAIRS/MAINT.PAYROLL                                 852.37           783.00         9,727.26        6,825.78         2,901.48
    MANAGERS SALARIES                                     470.85           594.64         3,982.49        2,937.14         1,045.35
    OFFICE SALARIES                                       467.40           240.00         1,907.78        1,963.50           (55.72)
    GROUNDS PAYROLL                                                      1,068.00         1,608.00        7,158.00        (5,550.00)
    DECORATING PAYROLL                                                      96.00                           240.00          (240.00)
    STATE COMP. INS.-PAYROLL                              175.54           268.01         1,301.39        1,882.33          (580.94)
    WORKERS COMP. MEDICAL                                                                                    23.42           (23.42)
    PAYROLL-HOSPITAL INS                                  351.06           204.85         2,038.84          880.85         1,157.99
    FICA - PAYROLL TAX                                    185.28           140.28         1,284.66        1,463.05          (178.39)
    FUTA - PAYROLL TAX                                     19.51            23.47           147.24          128.07            19.17
    SDI TAX-PAYROLL-UNEMPLOY                               29.89             3.54           457.44          696.56          (239.12)
                                                      ----------       ----------       ----------      ----------       ----------
      PAYROLL EXPENSES                                  3,354.57         3,421.79        23.345.52       24,198.70          (853.18)

                                  HARDING PARK
                                INCOME STATEMENT
                    FOR THE 12 MOS. ENDING DECEMBER 31, 1995

                                                        MONTH            MONTH           CURRENT          PRIOR            DOLLAR
DESCRIPTION                                             ACTUAL         PRIOR YEAR      YEAR TO DATE    YEAR TO DATE       VARIANCE
-----------                                             ------         ----------      ------------    ------------       --------
ADMINISTRATIVE EXPENSES
  ADVERTISING                                             148.96           378.29         2,374.79        1,616.04           758.75
  SIGNS, FLAGS, BANNERS                                                                      91.29                            91.29
  OFFICE SUPPLIES                                           3.12           118.80           337.65          465.59          (127.94)
  COMPUTER EXPENSES                                                                           4.80                             4.80
  LEGAL EXPENSES                                                            25.00         1,303.77           18.33         1,285.44
  MISCELLANEOUS                                            11.40            23.16           302.81           71.02           231.79
  CREDIT CHECK EXPENSE                                      8.00            27.50            46.55          260.29          (213.74)
  BANK CHARGES                                              4.00                             36.00                            36.00
  PETTY CASH REIMB                                                                            8.00          202.99          (194.99)
  POSTAGE                                                  48.06                            101.39                           101.39
  DUES & SUBSCRIPTIONS                                                                       22.10                            22.10
  LINCOLN FEE                                           1,018.09                          8,264.33                         8,264.33
  NSF CHECK                                                                  9.33                             9.33            (9.33)
  EMPLOYEE TRAINING                                        19.00                            154.76                           154.76
  OUTSIDE STATIONARY MISC                                                                   377.83                           377.83
                                                      ----------       ----------       ----------      ----------       ----------
    ADMINISTRATIVE EXPENSE                              1,260.63           582.08        13,426.07        2,643.59        10,782.48

CONTRACT SERVICES
  SEC SUP/EXP-FIRE PROTECT                               (290.82)                         2,110.77           64.58         2,O46.19
  EXTERMINATING CONTRACT                                                                  2,117.50                         2,117.50
  CABLE T.V                                               580.94           611.84         3,243.66        3,679.32          (435.66)
  GARDENING CONTRACT                                      350.00                          6,684.60                         6,684.60
                                                      ----------       ----------       ----------      ----------       ----------
    CONTRACT SERVICES                                     640.12           611.84        14,156,53        3,743.90        10,412.63

UTILITY SERVICES
  TELEPHONE EXPENSE                                        39.50            19.01           492.92          271.32           221.60
  TRASH REMOVAL                                         1,175.85         1,491.40        15,148.37       16,599.55        (1,451.18)
  PGE - HOUSE                                             149.57           432.04         3,197.00        2,057.45         1,139.55
  GAS - HOUSE                                                                               650.29                           650.29
  PGE APARTMENT METERS                                     73.46            62.18           703.71          104.46           599.25
  WATER                                                    60.89           112.75         2,369.49        2,286.12            83.37
  SEWER CHARGES                                           (12.30)                         4,752.64        4,620.24           132.40
                                                      ----------       ----------       ----------      ----------       ----------
    UTILITY SERVICES                                    1,486.97         2,117.38        27.314,42       25,939.14         1,375.28

MAINTENANCE EXPENSES
  CARPET REPAIRS/MAINT                                     65.00            55.00           385.00        1,321.95          (936.95)
  CARPET REPLACEMENT                                                       214.50        16,114.09        3,298.36        12,815.73
  GROUNDS SUPPLY/REPLACEMENT                                                                 31.80          466.84          (435.04)
  EQUIPMENT RENTAL                                                                                           47.61           (47.61)
  POOL SUPPLY/REPLACEMENT                                                                   720.54          221.36           499.18
  DECORATING SUPPLIES                                                      196.57         4,073.73          495.38         3,578.35
  CLEANING SUPPLIES/SERV                                    5.93           200.00         1,522.96        1,380.00           142.96

                                  HARDING PARK
                                INCOME STATEMENT
                    FOR THE 12 MOS. ENDING DECEMBER 31, 1995

                                                        MONTH            MONTH           CURRENT          PRIOR            DOLLAR
DESCRIPTION                                             ACTUAL         PRIOR YEAR      YEAR TO DATE    YEAR TO DATE       VARIANCE
-----------                                             ------         ----------      ------------    ------------       --------
  EXTERMINATING SUPPLIES                                                   165.00           190.00          650.00          (460.00)
  BLDG MAINT SUPPLIES                                     816.72         1,773.63        10,838.44       11,154.26          (315.82)
  PLUMBING MAINTENANCE                                    (78.74)                         2,598.43          127.84         2,470.59
  APPLIANCE REPLACEMENT                                                                   3,927.15        1,930.67         1,996.48
  BLDG MAINT SVC/CONTRACT                                  22.72       (30,604.29)          603.42        1,764.67        (1,161.25)
  ELECTRIC MAINTENANCE                                     92.28                          1,059.94                         1,059.94
  MISC. MAINT. EXPENSES                                                                       2.66           42.96           (40.30)
                                                      ----------       ----------       ----------      ----------       ----------
      MAINTENANCE EXPENSES                                923.91       (27,999.59)       42,068.16       22,901.90        19,166.26

  CONTROLLABLE EXPENSES                                 7,666.20       (21,266.50)      120,310.70       79,427.23        40,883.47
                                                      ----------       ----------       ----------      ----------       ----------

TOTAL UNCONTROLLABLE EXPENSES
  FIXED EXPENSES
    PROPERTY INSURANCE                                    789.51        11,493.20         1,579.02       11,493.20        (9,914.18)
    PROPERTY TAXES                                                       9,043.84         9,383.11       17,613.26        (8,230.15)
    LICENSES & PERMITS                                                                       26.60           28.00            (1.40)
                                                      ----------       ----------       ----------      ----------       ----------
      FIXED EXPENSES                                      789.51        20,537.04        10,988.73       29,134.46       (18,145.73)

    NET OPERATING INCOME (NOI)                         22,105.62        26,928.49       195,160.38      199,025.81        (3,865.43)
                                                      ==========       ==========       ==========      ==========       ==========

DEBT SERVICE
  INT. IN 1ST MORTGAGE                                                                  146,013.65      154,659.00        (8,645.35)
  INTEREST EXPENSE                                                                           96.31                            96.31
  LOAN EXPENSES                                                                           2,451.19        8,132.91        (5,681.72)
                                                      ----------       ----------       ----------      ----------       ----------
      DEBT SERVICE                                                                      148,561.15      162,791.91       (14,230.76)

  OPERATING CASH FLOW                                  22,105.62        26,928.49        46,599.23       36,233.90        10,365.33
                                                      ==========       ==========       ==========      ==========       ==========


NON OPERATING EXPENSES
  DEPRECIATION EXPENSE                                 78,078.00        78,047.00        78,078.00       78,047.00            31.00
  DEFERRED INT. AMORTIZ                                 2,194.92         2,948.11         2,194.92        2,948.11          (753.19)
  REFURBISHMENT & DEFERRAL                               (213.56)       43,641.00        17,785.92       43,641.00       (25,855.08)
    NON OPERATING EXPENSES                             80,059.36       124,636.11        98,058.84      124,636.11       (26,577.27)
                                                      ----------       ----------       ----------      ----------       ----------
      PROFIT/LOSS                                     (57,953.74)      (97,707.62)      (51,459.61)     (88,402.21)       36,942.60
                                                      ==========       ==========       ==========      ==========       ==========

                                   LAUREL TREE
                                INCOME STATEMENT
                    FOR THE 12 MOS. ENDING DECEMBER 31, 1995

                                                        MONTH            MONTH           CURRENT          PRIOR            DOLLAR
DESCRIPTION                                             ACTUAL         PRIOR YEAR      YEAR TO DATE    YEAR TO DATE       VARIANCE
-----------                                             ------         ----------      ------------    ------------       --------
  GROSS POTENTIAL INCOME                                                73,974.83       222,021.07      888,199.94      (666,178.97)
  RENTAL INCOME VARIANCE                                                (3,794.74)      (26,802.21)    (123,925.78)       97,123.57
                                                      ----------       ----------       ----------      ----------       ----------
    NET CURRENT RENT                                   74,281.68        70,180.09       838,207.30      764,274.16        73,933.14

OTHER RENTAL INCOME
  SECURITY DEPOSITS                                     5,550.00           750.00        46,120.00       55,757.34        (9,637.34)
  FORFEITED SECURITY DEPOSITS                             674.84                          5,501.32                         5,501.32
  LAUNDRY INCOME                                          799.50                         14,613.30       15,534.71          (921.41)
  CHARGES TO TENANTS                                      865.00           330.00         5,095.36        9,055.93        (2,960.57)
  MISCELLANEOUS                                                            145.17           230.00          389.41          (159.41)
  SOFT DRINK INCOME                                                                                           4.04            (4.04)
  UTILITIES                                                                 27.84            15.41          110.89           (95.48)
  DAMAGE                                                   70.00           141.19           211.00        1,454.20        (1,243.20)
  LATE CHARGES                                          1,110.00           337.84         9,252.00        3,012.84         6,239.16
  NSF FEES                                                 40.00            50.00         1,015.00          341.00           674.00
  CREDIT CHECK                                            275.00           220.00         4,374.05        2,180.00         2,194.05
                                                      ----------       ----------       ----------      ----------       ----------
    TOTAL OTHER RENT INCOME                             9,384.34         2,002.03        86,427.44       86,840.36          (412.92)

      TOTAL RENTAL INCOME                              83,666.02        72,182.12       924,634.74      851,114.52        73,520.22
                                                      ----------       ----------       ----------      ----------       ----------

OTHER INCOME
  REFUNDED DEPOSITS                                    (6,265.00)       (2,195.00)      (42,905.34)     (51,329.48)        8,424.14
  INTEREST INCOME                                         136.51                            562.01                           562.01
  OTHER INCOME                                                                            5,600.00                         5,600.00
                                                      ----------       ----------       ----------      ----------       ----------
    TOTAL OTHER INCOME                                 (6,128.49)       (2,195.00)      (36,743.33)     (51,329.48)       14,586.15

      TOTAL INCOME                                     77,537.53        69,987.12       887,891.41      799,785.04        88,106.37
                                                      ==========       ==========       ==========      ==========       ==========

TOTAL CONTROLLABLE EXPENSES
  PAYROLL EXPENSES
    BONUS                                                  22.98         1,550.00         4,580.14        1,550.00         3,030.14
    REPAIRS/MAINT.PAYROLL                               3,583.07         5,070.00        51,559.50       26,504.01        25,055.49
    MANAGERS SALARIES                                   2,145.01         1,805.36        17,607.09       11,022.86         6,584.23
    OFFICE SALARIES                                     1,992.63           960.00         9,620.79        7,695.50         1,925.29
    GROUNDS PAYROLL                                                      1,572.00         4,248.00       17,205.12       (12,957.12)
    DECORATING PAYROLL                                                     240.00           312.00          782.37          (470.37)
    STATE COMP. INS. -PAYROLL                             499.76         1,078.68         6,365.56        6,453.30           (87.74)
    WORKERS COMP. MEDICAL                                                                                    93.68           (93.68)
    PAYROLL-HOSPITAL INS                                1,030.54           819.40         9,998.51        3,828.60         6,169.91
    FICA - PAYROLL TAX                                    527.52           686.01         6,255.92        4,954.14         1,301.78
    FUTA - PAYROLL TAX                                     55.53           197.97           676.19          547.07           129.12
    SDI TAX-PAYROLL-UNEMPLOY                               94.50            29.88         1,868.51        2,342.75          (474.24)

                                  LAUREL TREE
                                INCOME STATEMENT
                    FOR THE 12 MOS. ENDING DECEMBER 31, 1995

                                                        MONTH            MONTH           CURRENT          PRIOR            DOLLAR
DESCRIPTION                                             ACTUAL         PRIOR YEAR      YEAR TO DATE    YEAR TO DATE       VARIANCE
-----------                                             ------         ----------      ------------    ------------       --------
                                                      ----------       ----------       ----------      ----------       ----------
    PAYROLL EXPENSES                                    9,951.54        14,009.30       113,092.21       82,979.40        30,112.81

ADMINISTRATIVE EXPENSES
  PROMOTIONS                                                                                 42.33                            42.33
  ADVERTISING                                             358.29         2,013.12         8,663.22        6,385.45         2,277.77
  SIGNS, FLAGS, BANNERS                                                                     389.20                           389.20
  OFFICE SUPPLIES                                          13.32           475.16         1,401.95        2,481.52        (1,079.57)
  COMPUTER EXPENSES                                                                          41.29                            41.29
  LEGAL EXPENSES                                                          (105.00)        3,159.14          (41.00)        3,200.14
  MISCELLANEOUS                                            48.60            92.61         1,055.20          284.00           771.20
  CREDIT CHECK EXPENSE                                     97.60            43.00         2,489.05          914.16         1,574.89
  BANK CHARGES                                             24.00            (0.30)           84.90           (0.30)           85.20
  PETTY CASH REIMB                                                                           31.98          374.40          (342.42)
  POSTAGE                                                 210.89                            479.25                           479.25
  DUES & SUBSCRIPTIONS                                                                     (105.65)                         (105.65)
  LINCOLN FEE                                           2,645.40                         23,242.51                        23,242.51
  NSF CHECK                                                               (115.00)
  EMPLOYEE TRAINING                                        81.00                            762.76                           762.76
  OUTSIDE STATIONARY MISC                                                                 1,807.78                         1,807.78
                                                      ----------       ----------       ----------      ----------       ----------
    ADMINISTRATIVE EXPENSE                              3,479.10         2,403.59        43,544.91       10,398.23        33,146.68

CONTRACT SERVICES
  SEC SUP/EXP-FIRE PROTECT                                 86.45                          6,211.22          359.85         5,851.37
  EXTERMINATING CONTRACT                                   21.50                          2,058.50                         2,058.50
  CABLE T.V                                             2,477.96         2,447.36        13,587.94       14,717.22        (1,129.26)
  GARDENING CONTRACT                                    2,002.54                         20,009.63                        20,009.63
  DECORATING CONTRACT                                                                                       300.00          (300.00)
                                                      ----------       ----------       ----------      ----------       ----------
    CONTRACT SERVICES                                   4,588.45         2,447.36        41,867.29       15,377.07        26,490.22

UTILITY SERVICES
  TELEPHONE EXPENSE                                       272.17            75.96         2,023.39        1,100.68           922.71
  TRASH REMOVAL                                         3,138.65         3,980.45        40,522.03       44,943.15        (4,421.12)
  PGE - HOUSE                                           1,002.42         2,709.68        17,884.95       25,254.48        (7,369.53)
  GAS - HOUSE                                           1,120.41                         13,669.18                        13,669.18
  PGE APARTMENT METERS                                    206.34           148.33         1,654.76        1,255.27           399.49
  WATER                                                                  1,384.62        15,689.12       14,570.21         1,118.91
  SEWER CHARGES                                                                          24,325.94       20,149.38         4,176.56
                                                      ----------       ----------       ----------      ----------       ----------
    UTILITY SERVICES                                    5,739.99         8,299.04       115,769.37      107,273.17         8,496.20

MAINTENANCE EXPENSES
  CARPET REPAIRS/MAINT                                    420.00           145.00         3,214.70        5,710.59        (2,495.89)
  CARPET REPLACEMENT                                    2,233.53           857.98        54,669.98       11,154.10        43,515.88
  GROUNDS SUPPLY/REPLACEMENT                                               343.22         4,282.39        2,210.44         2,071.95

                                  LAUREL TREE
                                INCOME STATEMENT
                    FOR THE 12 MOS. ENDING DECEMBER 31, 1995

                                                        MONTH            MONTH           CURRENT          PRIOR            DOLLAR
DESCRIPTION                                             ACTUAL         PRIOR YEAR      YEAR TO DATE    YEAR TO DATE       VARIANCE
-----------                                             ------         ----------      ------------    ------------       --------
  EQUIPMENT RENTAL                                                          62.70                           242.40          (242.40)
  POOL SUPPLY/REPLACEMENT                                                                 2,994.94          805.81         2,179.13
  DECORATING SUPPLIES                                     298.23           403.47        11,521.88        1,433.09        16,088.79
  CLEANING SUPPLIES/SERV                                  387.61           245.00         8,176.12        6,450.00         1,726.12
  EXTERI4INATING SUPPLIES                                                                                   630.00          (630.00)
  BLDG MAINT SUPPLIES                                   1,593.05         5,302.44        41,666.18       32,957.86         8,708.32
  PLUMBING MAINTENANCE                                     68.69           275.00        13,524.15          385.00        13,139.15
  APPLIANCE REPLACEMENT                                  (307.80)                        13,161.18        3,854.92         9,306.26
  BLDG MAINT SVC/CONTRACT                                 189.74       (14,682.80)          331.94          907.20          (575.26)
  ELECTRIC MAINTENANCE                                     34.58                          1,366.48                         1,366.48
  MISC. MAINT. EXPENSES                                                                      11.35          171.84          (160.49)
                                                      ----------       ----------       ----------      ----------       ----------
      MAINTENANCE EXPENSES                              4,917.63        (7,047.99)      160,911.29       66,913.25        93,998.04

    CONTROLLABLE EXPENSES                              28,676.71        20,111.30       475,185.07      282,941.12       192,243.95
                                                      ----------       ----------       ----------      ----------       ----------

TOTAL UNCONTROLLABLE EXPENSES
  FIXED EXPENSES
    PROPERTY INSURANCE                                  3,465.06        50,442.37         6,930.12       50,442.37       (43,512.25)
    PROPERTY TAXES                                                      16,210.11        16,496.79       32,420.22       (15,923.43)
    LICENSES & PERMITS                                                                    1,997.40          112.00         1,885.40
                                                      ----------       ----------       ----------      ----------       ----------
      FIXED EXPENSES                                    3,465.06        66,652.48        25,424.31       82,974.59       (57,550.28)

    NET OPERATING INCOME (NOI)                         45,395.76       (16,776.66)      387,282.03      433,869.33       (46,587.30)
                                                      ----------       ----------       ----------      ----------       ----------

DEBT SERVICE
                                                      ----------       ----------       ----------      ----------       ----------
    OPERATING CASH FLOW                                45,395.76       (16,776.66)      387,282.03      433,869.33       (46,587.30)
                                                      ==========       ==========       ==========      ==========       ==========

  NON OPERATING EXPENSES
    DEPRECIATION EXPENSE                              166,289.00       166,165.00       166,289.00      166,165.00           124.00
    REFURBISHMENT & DEFERRAL                           (2,226.24)       77,300.00        37,412.62       77,300.00       (39,887.38)
                                                      ----------       ----------       ----------      ----------       ----------
      NON OPERATING EXPENSES                          164,062.76       243,465.00       203,701.62      243,465.00       (39,763.38)

        PROFIT/LOSS                                  (118,667.00)     (260,241.66)      183,580.41      190,404.33        (6,823.92)
                                                      ==========       ==========       ==========      ==========       ==========

                                   LAUREL TREE

LPC - Employee Compensation Report
05 Sep 1996                Page 18

CD# LOC HOME RC EMPL# EMP NAME .......... RT    HIRE     MONTHLY   HOURLY    MONTHLY    MONTHLY     AUTO     MONTHLY
        PROJ                                    DATE      CASH      CASH     NONCASH    SALARY      ALLOW     RENT
LP6 939 1789 SC 60722 BALLADARES, OSCAR G  R  04/Ol/95   1213.33    7.00               1,213.33

LP6 939 1789 SC 61853 DIMICK, DONALD K     R  04/01/95   2133.36   12.31               2,133.36

LP6 939 1789 SC 61908 DOYLE, CASEY P       R  08/20/96   1213.34    7.00               1,213.34
LP6 939 1789 SC 67045 PIERCE, TARA E       R  04/01/95   1733.33   10.00               1,733.33

LP6 939 1789 SC 69410 WILLIAMS, KIMBERLY   R  04/18/95   2200.00   12.69     533.36    2,733.36               800.00
                                                         -------             ------    --------   --------   -------
        1789                                             8493.36             533.36    9,026.72        .00    800.00



CD# LOC HOME RC EMPL# EMP NAME .......... RT  100 PERCENT   MULTIPLE DIST   PERCENT
        PROJ                                  DISTRIBUTION  PROJ ACCT SUB

LP6 939 1789 SC 60722 BALLADARES, OSCAR G  R  *              1788 0503 0002  18.600
                                                             1789 0503 0002  81.400
LP6 939 1789 SC 61853 DIMICK, DONALD K     R  *              1789 0503 0004  81.000
                                                             1788 0503 0004  19.000
LP6 939 1789 SC 61908 DOYLE, CASEY P       R  1789 0503 0001
LP6 939 1789 SC 67045 PIERCE, TARA E       R   *             1789 0502 0003  81.000
                                                             1788 0502 0003  19.000
LP6 939 1789 SC 69410 WILLIAMS, KIMBERLY   R   *             1789 0501 0081  81.000
                                                             1788 0501 0061  19.000

--------------------------------------------------------------------------------
                     QUALIFICATIONS OF ROBERT SAIA, MAI, SRA
                        Calif. OREA Certificate #AG003191
--------------------------------------------------------------------------------

EXPERIENCE

Independent real estate appraiser since 1981.

EDUCATION

Associate Arts Degree from West Valley College. Major in Real Estate.

Bachelor of Arts Degree in Economics from San Jose State University. Graduated with distinction.

Graduate Studies in the Master of Business Administration Program at Golden Gate University, San Francisco.

Advanced courses in appraisal taken at California State University, Hayward, University of San Francisco and San Jose State University, through the Appraisal Institute.

MEMBERSHIPS

Former Member of the Society of Real Estate Appraiser (SRPA designation)

Current Member of the Appraisal Institute, MAI #8841

Current Member of Admissions Committee Appraisal Institute

Board of Directors, South Bay Chapter Appraisal Institute 1993-95. National admissions board member.

STATE CERTIFICATES AND LICENSES

State of California "Certified-General" Appraiser Certificate No. AG003191

State of California Real Estate License (non-active)

State of Nevada "Certified-General" Appraiser Certificate No. 00621

APPRAISAL ASSIGNMENTS

Some of the types of properties appraised in the past are outlined below:

Commercial: Retail stores, office buildings, service stations, vacant land,

Residential: Single family, multi-family, townhouse/condominium, vacant land, subdivision, apartments and mobile home parks.

Industrial: Vacant land, warehouses, research and development facilities, industrial condominiums and manufacturing facilities, mini-storage warehouses, food processing facilities, truck terminals.

Special Use: Airport, carwash, landfill, right-of-way, easement valuation, commercial nursery, and golf courses.

Lodging Facilities: Motels, hotels, inns, SRO, Recreational vehicle parks

CLIENTS

A brief partial list of past clients with whom Mr. Saia has worked with includes:

American Savings Bank
County of Santa Clara
Comerica Bank
Bank of America NT&SA
First National Bank of Central California
Bank of Salinas
Home Savings of America
Metropolitan Securities & Trust
City of Monterey
City of San Jose
City of Palo Alto
Imperial Thrift & Mortgage
NationsBank
Pacific Western Bank
Bay View Federal Bank
Wells Fargo Bank
Phoenix Home Life